  As filed with the Securities and Exchange Commission on September 28, 2001.
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                --------------

                             AVIATION SALES COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                    5084                   65-0665658
     (State or other    (Primary Standard Industrial    (I.R.S. Employer
      jurisdiction        Classification Code No.)     Identification No.)
   of Incorporation or
      organization)

                                 623 Radar Road
                        Greensboro, North Carolina 27410
                             (336) 668-4410 (x3004)
  (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                              Roy T. Rimmer, Jr.,
                     President and Chief Executive Officer
                             Aviation Sales Company
                                 623 Radar Road
                        Greensboro, North Carolina 27410
                             (336) 668-4410 (x3004)
 (Name, address, including Zip Code, and telephone number, including area code, of agent for service)

                                --------------

                                   Copies to:
                            Philip B. Schwartz, Esq.
                       Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue
                           Miami, Florida 33131-1704
                                 (305) 982-5604

                                --------------

   Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective in connection with the rights offering described in the prospectus contained in this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
 Title of Each Class of                       Proposed         Proposed
    Securities to be       Amount to be   Maximum Offering Maximum Aggregate    Amount of
       Registered           Registered     Price Per Unit   Offering Price   Registration Fee
---------------------------------------------------------------------------------------------
Rights to purchase
 Common Stock(1).......     24,024,507(2)      $   0          $         0         $   0
---------------------------------------------------------------------------------------------
Shares of Common Stock
 issuable upon exercise
 of Rights.............     24,024,507(2)      $.8325         $20,000,405         $5,001
---------------------------------------------------------------------------------------------
Common Stock Purchase
 Warrants(1)...........     3,003,063          $   0          $        0          $   0
---------------------------------------------------------------------------------------------
Shares of Common Stock
 issuable upon exercise
 of Common Stock
 Purchase Warrants(3)..     3,003,063          $5.16          $15,495,805         $3,874
---------------------------------------------------------------------------------------------
Total..................                                                           $8,875
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(g), no separate registration fee is required for the rights and the warrants since they are being registered in the same registration statement as the common stock underlying the rights and the warrants.
(2) Based upon an estimate of the maximum number of post-reverse stock split shares of common stock of the registrant issuable in connection with the exercise of the rights.
(3) Based upon an estimate of the maximum number of post-reverse split shares of common stock of the registrant issuable in connection with the exercise of the warrants at an exercise price of $5.16 per share.

                                --------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may +
+not complete this rights offering and issue these securities until the        +
+registration statement filed with the Securities and Exchange Commission is + +effective. This prospectus is not an offer to sell these securities and is + +not soliciting an offer to buy these securities in any jurisdiction where the +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2001

                             PRELIMINARY PROSPECTUS

                             AVIATION SALES COMPANY

                                 ------------

                                Rights Offering
            of 24,024,507 Post-Reverse Split Shares of Common Stock
                              at $.8325 per Share

                                 ------------

  If you held our common stock as of 5:00 p.m., New York City time on        ,
2001, Aviation Sales Company has granted you rights to purchase additional shares of post-reverse split (defined below) common stock for a subscription price of $.8325 per share. You have been granted 1.599 rights for every pre-reverse split share of common stock which you held on that date. Each whole right entitles you to purchase one share of post-reverse split common stock for $.8325 per share (or the equivalent of $.0833 per pre-reverse split share). This is your "basic subscription privilege".

  We will not issue fractional rights or fractional shares. If the number of shares of common stock you held on the record date would result in your receipt of fractional rights, the number of rights issued to you is being rounded up to the nearest whole right.

  In addition to the subscription rights, we intend to issue to our
stockholders, as of   , 2001, five-year warrants to purchase an aggregate of
3,003,063 shares of our post-reverse split common stock (warrants to purchase
 .1999 post-reverse split shares for each pre-reverse split share held by the stockholder) at an exercise price of $5.16 per share.

  Our common stock is listed on the New York Stock Exchange under the symbol "AVS." However, we are currently subject to review by the NYSE, which may result in the delisting of our common stock for failure to currently meet the NYSE's continued listing requirements. If we continue to fail to meet these criteria in the future, we may be delisted or we may elect to transfer our listing to another national securities exchange or quotation system. On
September  , 2001, our common stock closed at $    per share.

  The rights expire on        , 2001, at 5:00 p.m., New York City time. We have
the option of extending the expiration date.

  If you fully exercise your rights and other stockholders do not fully exercise their rights, you may elect to purchase additional shares on a pro rata basis. This is your "oversubscription privilege."

  You may transfer your rights to your immediate family members or entities wholly owned or controlled by you. Otherwise, the rights are non-transferable.

  We intend to use the net cash proceeds from this offering to pay the cash portion of our exchange offer and related offering expenses and for working capital purposes.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                 Proceeds To The
                                                   Discounts And Company, Before
                                Subscription Price  Commissions     Expenses
--------------------------------------------------------------------------------
Per Share Total................    $     .8325         None        $     .8325
--------------------------------------------------------------------------------
Total..........................    $20,000,000         None        $20,000,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                        (Continued on next page)

                                 ------------

  Both acceptance and rejection of this rights offering involves a high degree of risk. You should consider carefully the risk factors discussed on page 14 of this prospectus in evaluating the rights offering.

                    The date of this prospectus is    , 2001

(Continued from previous page)

   In August 2001, we entered into an agreement with the holders of 73.02% of our 8 1/8% senior subordinated notes due 2008 to restructure those notes. Under the agreement, the note holders will exchange in an exchange offer and consent solicitation their 8 1/8% senior subordinated notes due 2008 for either a limited cash option or a combination of our new 8% senior subordinated convertible PIK notes due 2006 and a fixed number of shares of our common stock and warrants to purchase our common stock.

   Lacy Harber, who is the beneficial owner of approximately 29.4% of our currently outstanding common stock and one of our principal stockholders, has agreed to purchase any unsold allotments in the rights offering. Investors who purchase the $20 million of shares of common stock in our reorganized company in the rights offering will own 80% of the to-be-outstanding common stock of our reorganized company. Our existing stockholders will own 5% of our reorganized company. Additionally, the new note holders as a group will own 15% of our reorganized company and will be granted five-year warrants to purchase an additional 3,003,063 post-reverse split shares of our common stock at an exercise price of $5.16 per share. Further, the new note holders may receive additional shares of our post-reverse split common stock upon redemption of the new notes and upon maturity, if not previously redeemed, the new notes will automatically convert into 90% of the then outstanding shares of the reorganized entity.

   The rights offering, including the potential sale of up to 80% of our common stock to one of our principal stockholders if he is called upon to fully satisfy his standby commitment to purchase unsold allotments in the rights offering, the exchange offer and consent solicitation the recapitalization and the reverse split (as defined below), will require approval of a majority of our stockholders. Completion of the rights offering will be subject to the requirement that the exchange offer and consent solicitation be consummated at the same time and to obtaining the consent to the rights offering and the exchange offer and consent solicitation from our senior lenders and the parties and consent solicitation to our tax retention operating lease. Although there can be no assurances, the rights offering and exchange offer are expected to close by the end of 2001.

   In connection with our rights offering and exchange offer and consent solicitation, we also intend to change our capitalization ("recapitalization") by increasing the number of our authorized shares of common stock from 30 million shares to 500 million shares followed by a reduction in the number of our issued and outstanding shares of common stock. We expect to accomplish this reduction by converting every ten shares of our issued and outstanding common stock into one share (the "reverse split"). The recapitalization will become effective upon the closing of the exchange offer and consent solicitation and the rights offering, both of which must occur if either occurs.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE RIGHTS OFFERING IS NOT BEING MADE, NOR WILL AVIATION SALES COMPANY ACCEPT SUBSCRIPTIONS FOR COMMON SHARES FROM ANY PERSON, IN ANY JURISDICTION IN WHICH THE RIGHTS OFFERING OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR "BLUE SKY' LAWS OF SUCH JURISDICTION.

                                      (ii)

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING..........................   1
SUMMARY..................................................................   5
RISK FACTORS.............................................................  14
FORWARD-LOOKING STATEMENTS...............................................  22
MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK............................  23
CAPITALIZATION...........................................................  24
USE OF PROCEEDS..........................................................  25
DETERMINATION OF SUBSCRIPTION PRICE......................................  25
SELECTED FINANCIAL DATA..................................................  26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS...........................................................  28
QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK..................  40
BUSINESS.................................................................  41
OUR MANAGEMENT...........................................................  50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........  55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  57
THE RIGHTS OFFERING......................................................  58
DESCRIPTION OF OTHER INDEBTEDNESS........................................  66
DESCRIPTION OF OUR CAPITAL STOCK.........................................  68
PLAN OF DISTRIBUTION.....................................................  71
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS..........................  71
LEGAL MATTERS............................................................  73
EXPERTS..................................................................  73
WHERE YOU CAN FIND MORE INFORMATION......................................  73
CONSOLIDATED FINANCIAL STATEMENTS OF AVIATION SALES COMPANY.............. F-1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.......... P-1

                                     (iii)

                QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q:  What is the rights offering?

A: The rights offering is an opportunity for you to purchase additional shares of our common stock at a fixed price and in an amount at least proportional to your existing interest, which enables you to maintain and possibly increase your current percentage ownership.

Q:  What is a right?

A: We are distributing to you, at no charge, a right to purchase additional post-reverse split shares of our common stock for $.8325 per share. On
       , 2001, the last reported sales price for our pre-reverse split common
    stock on the New York Stock Exchange was $    per share.

    We have granted our stockholders as of 5:00 p.m., New York City time on
       , 2001, 1.599 rights for every pre-reverse split share of common stock owned by them at that time, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees, on their behalf as a beneficial owner of such shares. Each whole right entitles you to purchase one share of post reverse-split common stock for $.8325. For example, if you owned 100 shares on the record date, you have the right to purchase 159 post-reverse split shares of our common stock for $.8325 per share.

Q:  Will I receive fractional rights or shares?

A: We are not issuing fractional rights or shares. If the number of shares of common stock you held on the record date would result in your receipt of fractional rights, the number of rights issued to you is being rounded up to the nearest whole right.

Q:  Can I subscribe for any number of shares less than all of my rights?

A: Yes. You can subscribe for any whole number of shares exercising less than all of your rights. Those rights you do not exercise will be counted towards the oversubscription privilege.

Q:  Why is Aviation Sales offering the rights?

A: We are offering the rights to raise equity capital. We have determined that, given current market conditions, this rights offering is the most appropriate means of raising equity capital because it affords our existing stockholders a preferential opportunity to subscribe for the new shares of common stock and to maintain their proportionate interest in Aviation Sales.

    We will use the net proceeds of this offering to pay the cash portion of our exchange offer and consent solicitation and related offering expenses and for working capital purposes.

Q:  Has the board of directors made a recommendation regarding this offering?

A: Our board of directors makes no recommendation to you about whether you should exercise any rights.

Q:  How soon must stockholders act?

A:  The rights expire on        , 2001, at 5:00 p.m., New York City time. The
    subscription agent must actually receive all required documents and payments before that date and time. Although we have the option of extending the expiration date, we presently do not intend to do so.

Q:  May I transfer my rights?

A: Generally, no. The rights may be exercised only by the person to whom they are granted. However, you may transfer your rights to immediate family members or to entities wholly owned or controlled by you.

Q:  What is the basic subscription privilege?

A: By exercising the rights, you may purchase 1.599 newly-issued post-reverse split shares of common stock for every pre-reverse split share owned by you
    as of 5:00 p.m., New York City time on        , 2001 at the subscription
    price of $.8325 per post-reverse split share. This is your "basic subscription privilege."

Q:  What is the oversubscription privilege?

A: If you fully exercise your basic subscription privilege, the oversubscription privilege entitles you to subscribe to additional shares of our common stock, to the extent they are available, at the same subscription price of $.8325 per post-reverse split share that applies to your basic subscription privilege.

Q:  What are the limitations on the oversubscription privilege?

A: We will be able to satisfy your exercise of the oversubscription privilege only if our other stockholders do not elect to purchase all of the shares offered under their basic subscription privilege. We will honor oversubscription requests in full to the extent sufficient shares are available following the exercise of rights under the basic subscription privilege. If oversubscription requests exceed shares available, we will allocate the available shares prorata among those who oversubscribed based on the number of shares each subscriber for additional shares has purchased under the basic subscription privilege.

Q: What happens if stockholders exercise rights for less than the $20.0 million?

A: Lacy Harber, who beneficially owns approximately 29.4% of our currently outstanding pre-reverse split common stock, has agreed to purchase any unsold allotments in the rights offering.

Q:  Am I required to subscribe in the rights offering?

A: No. You are not required to exercise any rights, purchase any new shares, or otherwise take any action in response to this rights offering.

Q:  What will happen if I do not exercise my rights?

A: If you do not exercise any rights, the number of shares you own will not change directly as a result of the rights offering, but your percentage ownership of our total outstanding common stock will significantly decline following the rights offering, exchange offer and recapitalization and your voting and other rights will be diluted.

Q: May I change or cancel my exercise of rights after I send in the required forms?

A:  No. All exercises of rights are irrevocable.

Q:  Will my money be returned if the rights offering is cancelled?

A: We can cancel or terminate the rights offering at any time prior to the expiration date. If we terminate or cancel this offering, we will return your subscription price, but without any payment of interest.

Q: What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer or other nominee?

A: If you hold your shares of our stock through a broker, dealer or other nominee (for example, through a custodian bank), then your broker, dealer or other nominee is the record holder of the shares you own.

    This record holder must exercise the rights on your behalf for shares you wish to purchase. Therefore, you will need to have your broker, dealer or other nominee act for you.

    If you wish to participate in the rights offering and purchase new shares, please promptly contact the record holder of your shares. We will ask your broker, dealer or other nominee to notify you of the rights offering. To indicate your decision with respect to your rights, you should complete and return to your record holder the form entitled "Beneficial Owner Election Form." You should receive this form from your record holder with the other rights offering materials.

Q:  What are the federal income tax consequences of exercising my rights?

A: The receipt and exercise of your subscription rights are intended to be nontaxable events. You should seek specific tax advice from your personal tax advisor. See "United States Federal Income Tax Considerations."

Q:  When do I receive my new shares?

A: If you purchase shares of common stock through the rights offering, you will receive certificates representing those shares as soon as practicable
    after    , 2001.

Q:  Can the board of directors cancel the rights offering?

A:  Yes. The board of directors may decide to cancel the rights offering at any
    time on or before    , 2001 for any reason.

Q:  What fees or charges apply if I purchase shares?

A: We are not charging any fee or sales commission to issue rights to you or to issue shares to you if you exercise rights. If you exercise rights through a record holder of your shares, you are responsible for paying any fees which that person may charge.

Q: How do I exercise my rights? What forms and payment are required to purchase shares?

A:  As a record holder of our common stock on        , 2001, you are receiving
    this prospectus, a subscription certificate and instructions on how to purchase shares. If you wish to participate in this rights offering, then before your rights expire, you must:

  . deliver the subscription price by wire transfer, or certified or cashier's check drawn on a U.S. bank, or personal check that clears before expiration of the rights; and

  . deliver a properly completed subscription certificate. The instructions also describe an alternate procedure called "Notice of Guaranteed Delivery," which allows an extra three days to deliver the subscription warrant if full payment is received before the expiration date and a securities broker or qualified financial institution signs the form to guaranty that the subscription warrant will be timely delivered.

Q: To whom should I send forms and payment for exercise of the rights?

A: You should send subscription documents by mail or courier service to:

   Continental Stock Transfer & Trust Company
   2 Broadway
   New York, NY 10004
   Attention: Reorganization Department

  Telephone: (212) 509-4000
  (Ext 535)
  Fax: (212) 616-7610

  Your subscription payment should be sent to      . For instructions on how
  this payment should be made, see "The Rights Offering--Required Forms of
  Payment of Subscription Price" on page   .

   Securities brokers and other qualified financial institutions can use an alternate procedure called "Notice of Guaranteed Delivery." See "The Rights Offering--Special Procedure under "Notice of Guaranteed Delivery' Form" on page .

Q: Who will receive the warrants?

A: We have granted our stockholders as of 5:00 p.m., New York City time on    ,
   2001, .2 warrants for each pre-reverse split share of our common stock owned at that time, either as holder of record or, in the case of shares held of record by brokers, banks or other nominees, on your behalf as a beneficial owner of such shares. For example, if you owned 100 pre-reverse split shares on the record date, you will receive warrants to purchase 20 post-reverse split shares of common stock, in addition to the subscription rights. You will receive these warrants whether or not you elect to purchase any additional shares of common stock in the rights offering.

Q: What are the terms of the warrants?

A: Each warrant entitles you to purchase one post-reverse split share of common stock for $5.16 per share during the five year period commencing on the date of the completion of the rights offering. We may redeem all, but not less than all, of the warrants at the redemption price of $.001 per warrant if our post-reverse split common stock trades at more than $6.71 per share for 20 consecutive trading days at any time during the five-year period in which the warrants are exercisable.

   What should I do if I have other questions?

   If you have questions, need additional copies of this prospectus or the offering documents, or otherwise need assistance, please contact us at:

  Aviation Sales Company
  623 Radar Road
  Greensboro, North Carolina 27410
  Attention: Chief Financial Officer
  Telephone: (336) 668-4410 (Ext 3004)

   To ask other questions or to receive copies of our recent SEC filings, you can also contact us by mail or telephone, or refer to the other sources described under "Where You Can Find More Information" on page 73.

                                    SUMMARY

   The following summary highlights some information from this prospectus. It may not contain all of the information that may be important to you. To understand this rights offering fully and for a more complete description of the legal terms of this rights offering, you should read carefully this entire prospectus and the other documents to which we have referred you.

   Unless otherwise indicated, "Aviation Sales," "we," "us," and "our" refer to Aviation Sales Company and its subsidiaries.

About Aviation Sales Company

 General

   We are a leading provider of aviation maintenance, repair and overhaul ("MR&O") services. We believe we are the largest independent provider of heavy maintenance services for aircraft in North America. We sell and provide aircraft maintenance, repair and overhaul services to commercial passenger airlines and air cargo carriers throughout the world.

   We offer maintenance and repair services through our eight repair stations licensed by the Federal Aviation Administration. These services include maintenance, repair and modification services for aircraft, and repair and overhaul services on flight control surfaces, aircraft interiors and Pratt & Whitney JT8D engines. In addition, we also provide modification services for the conversion of passenger aircraft to freighter configuration as well as aircraft engineering services.

   Our strategy is to be the vendor of choice to our customers, providing total aircraft maintenance solutions to meet our customers' MR&O requirements. The services we offer allow our customers to reduce their costs by outsourcing some or all of their MR&O functions.

   We were incorporated in Delaware in 1996. Our principal executive offices are at 623 Radar Road, Greensboro, North Carolina 27410, and our telephone number is (336) 668-4410 (Ext. 3004).

 Recent developments

   In May 2001, we completed the sale of the assets of Caribe Aviation, one of our component repair operations. The gross purchase price was $22.5 million, of which $21.8 million was received in cash at the closing and the balance will be received within one year, subject to post closing adjustments. We used
$10.0 million of the proceeds from the sale to repay our revolving credit facility and $5.5 million to repay borrowings under our senior term loans. The balance, net of expenses, was used for working capital. In addition, the purchaser acquired the real estate and facility on which the Caribe operation is located for an aggregate purchase price of $8.5 million. The proceeds from the sale of the real estate and facility were used to reduce our outstanding tax retention operating lease financing.

   In August 2001, we entered into an agreement with the holders of 73.02% of our old notes to restructure those notes. Under the agreement, the holders of more than a majority of the outstanding old notes have agreed to exchange their old notes in an exchange offer and consent solicitation and to waive the default arising as a result of the failure to pay the interest payment due August 15, 2001. Also, our senior lenders have agreed to forbear until December 31, 2001 on the default in the senior loan agreements resulting from the failure to make the old note interest payment.

Exchange Offer And Consent Solicitation

   We are offering to exchange in an exchange offer and consent solicitation a combination of up to $10.0 million in cash, up to $100,000,000 of our 8% senior subordinated convertible PIK notes due 2006, our common stock and our warrants to purchase our common stock for any and all of our outstanding $165,000,000 aggregate principal amount of 8 1/8% senior subordinated notes due 2008. We are also soliciting consents to amend the indenture under which the 8 1/8% senior subordinated notes due 2008 were issued. In this prospectus we sometimes refer to the 8 1/8% senior subordinated notes due 2008 as the "old notes" and the 8% senior subordinated convertible PIK notes due 2006 as the "new notes."

   We have filed a registration statement relating to the exchange offer and consent solicitation.

Recapitalization

   We intend to change our capitalization by increasing the number of our authorized shares of common stock from 30 million shares to 500 million shares and by reducing the number of our issued and outstanding shares of common stock by converting every ten shares of our issued and outstanding common stock into one share. The recapitalization is expected to become effective upon the closing of the rights offering and exchange offer and consent solicitation.

Purpose Of This Rights Offering

   We are making this rights offering as part of a strategic plan to reduce and refinance our indebtedness and to restructure our company. The other parts of our plan are our exchange offer and consent solicitation and our recapitalization.

Background Of The Rights Offering

   We are currently operating with a very high level of indebtedness. Our obligation to make regular payments of interest, fees and principal to service our indebtedness has had, and continues to have, a significant impact on our financial results and our available working capital. The effect of these obligations on our financial performance has been exacerbated in recent periods by a decline in our cash flow from operations resulting from the difficult business conditions in the aviation services industry that we, and our competitors, are currently experiencing.

   Our goal is to provide for the financing of our business through the rights offering and to refinance our old notes through the exchange offer and consent solicitation.

   We intend to close the rights offering and the exchange offer and consent solicitation by December 31, 2001, but we cannot assure you that we will do so.

   The four major items of our current indebtedness are our senior revolving credit facility, our $15.5 million senior term loan, our $10 million senior term loan (collectively the "senior debt") and our old notes. Amounts due under our senior revolving credit facility and the $15.5 million senior term loan, of which $12.0 million is currently outstanding, are due for repayment in full in July 2002, and the $10 million senior term loan is due for repayment on August 14, 2002. The $15.5 million senior term loan is to be paid down in monthly payments of $500,000 starting in January 2002, with the balance due in July 2002. The principal balance of the old notes is due for repayment on February 15, 2008.

   As of September 6, 2001, $4.1 million was outstanding under the senior revolving credit facility, $2.7 million was available for borrowing under the senior revolving credit facility (based on the applicable borrowing base formula) and outstanding letters of credit aggregated $29.6 million. In addition, we are obligated to make monthly lease payments under our tax retention operating lease for our former corporate headquarters. We are required to make the monthly lease payments under the tax retention operating lease until its termination in December 2003. The old notes rank behind our senior revolving credit facility, senior term loans and tax retention operating lease obligations in right of payment. As of June 30, 2001, we had $195.3 million in aggregate indebtedness, of which $26.9 million was senior debt (including $22.0 million of senior term loans).

   We do not currently have, nor do we expect to have, sufficient liquidity to repay in full our senior revolving credit facility, senior term loans, tax retention operating lease obligations and the old notes. We were also without sufficient working capital to pay the interest payment on the old notes that was due on August 15, 2001. Based on our recent history, expectations and the problems facing our industry generally, we do not anticipate that we will generate sufficient cash flow from operations to continue to make principal and interest payments on our senior debt and the old notes.

   If we are unable to consummate the rights offering and the exchange offer and consent solicitation, we may have to seek bankruptcy protection or commence liquidation or administration proceedings.

Interests Of Our Officers, Directors And Principal Stockholders In The Rights Offering

   None of our officers, directors or principal stockholders hold old notes except for Lacy Harber, who beneficially owns approximately 29.4% of our currently outstanding pre-reverse split common stock and approximately 7.1%, or $11,750,000 aggregate principal amount, of our old notes. Pursuant to the agreement with our old note holders, Mr. Harber has agreed to exchange all of his old notes in the exchange offer and consent solicitation. In addition, Mr. Harber has agreed to purchase unsold allotments in the rights offering.
Mr. Harber will beneficially own approximately 82.6% of our outstanding common stock if he purchases all of the shares available in our rights offering and elects the non-cash option in the exchange offer and consent solicitation with respect to all of his old notes and as a result exchanges all of his old notes for new notes, shares and warrants. Roy T. Rimmer, Jr., our Chairman and Chief Executive Officer, holds a proxy to vote the shares of common stock owned by Mr. Harber and serves on our board as a representative of Mr. Harber.

   Pursuant to the agreement with our old note holders, we may issue options or warrants to purchase up to 8% of our reorganized company to our officers, directors and employees.

Warrant Distribution

   In addition to the subscription rights, we have granted our stockholders as
of 5:00 p.m., New York City time on       , 2001, five year warrants to
purchase up to 3,003,063 shares of our post-reverse split common stock at an exercise price of $5.16 per share. Our stockholders will receive these warrants whether they elect to purchase any additional shares of common stock in the rights offering.

  Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial
                                      Data

   The following summary historical financial data for each of the fiscal years 1998 through 2000 has been derived from our Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent certified public accountants, and are included elsewhere herein. The following summary historical unaudited financial data for the six months ended June 30, 2000 and 2001 and as of June 30, 2001, has been derived from our unaudited historical financial statements included elsewhere herein which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair and consistent presentation of such data.

   The following unaudited condensed consolidated pro forma financial data present: our pro forma results of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 and our pro forma financial position as of June 30, 2001, as if the exchange offer, rights offering and reverse split had been consummated as of the beginning of the periods for results of operations data and as of June 30, 2001 for financial position data. Neither the summary historical consolidated financial data nor the summary pro forma condensed consolidated financial data are necessarily indicative of either the future results of operations or the results of operations that would have occurred if the events described had been consummated on the indicated dates. The following summary historical and pro forma condensed consolidated financial data should be read in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Financial Statements," and the audited and unaudited historical financial statements of Aviation Sales, which are included elsewhere in this prospectus.

                                             Years Ended December 31,
                                      -----------------------------------------
                                                                       2000
                                        1998     1999      2000      Pro Forma
                                      -------- --------  ---------  -----------
                                                                    (Unaudited)
STATEMENTS OF OPERATIONS DATA (Dollars in Thousands):
Operating revenues..................  $184,448 $371,753  $ 338,077
Gross profit (loss).................    42,879   63,809    (15,254)
Operating expenses..................    17,721   41,774     74,580
Income (loss) from operations.......    25,158   22,035    (89,834)
Income (loss) from continuing
 operations.........................     8,534    2,998   (115,873)
Discontinued operations, net of
 taxes..............................    16,959  (24,721)   (23,432)
Loss on disposal of discontinued
 operations, net of taxes...........       --       --     (72,325)
Net income (loss)...................    25,493  (21,723)  (211,630)

DILUTED PER SHARE DATA:
Income (loss) from continuing
 operations.........................  $   0.68 $   0.21  $   (7.72)
Income (loss) from discontinued
 operations.........................      1.34    (1.77)     (6.37)
Net income (loss)...................      2.02    (1.56)    (14.09)

OTHER DATA:
Ratio of earnings to fixed charges..

                                                Six Months Ended June 30,
                                                       (Unaudited)
                                           ------------------------------------
                                                                       2001
                                               2000        2001      Pro Forma
                                           ------------ ----------- -----------
STATEMENTS OF OPERATIONS DATA (Dollars in
 Thousands):
Operating revenues.......................    $209,341    $ 152,462
Gross profit (loss)......................      20,369          (80)
Operating expenses.......................      22,777       29,217
Loss from operations.....................      (2,408)     (29,297)
Loss from continuing operations..........     (16,743)     (64,943)
Discontinued operations, net of taxes....      (6,920)         --
Loss on disposal of discontinued
 operations, net of taxes................      (9,218)      (4,342)
Net income (loss)........................     (32,881)     (69,285)

DILUTED PER SHARE DATA:
Loss from continuing operations..........    $  (1.12)   $   (4.33)
Loss from discontinued operations........       (1.07)       (0.28)
Extraordinary item.......................         --           --
Net income (loss)........................       (2.19)       (4.61)

OTHER DATA:
Ratio of earnings to fixed charges.......
                                                                     June 30,
                                           December 31,  June 30,      2001
                                               2000        2001      Pro Forma
                                           ------------ ----------- -----------
                                                        (Unaudited) (Unaudited)
BALANCE SHEET DATA (Dollars in
 Thousands):
Working capital..........................    $ 24,673    $(152,732)
Total assets.............................     300,611      199,647
Total debt...............................     220,861      195,295
Stockholders' equity (deficit)...........       6,892      (59,455)

                              The Rights Offering

   Further details concerning this part of the summary are set forth under "The Rights Offering" beginning on page 58. Only holders of record of common stock at the close of business on the record date stated below may exercise rights.

Securities Offered..........  We are offering 24,024,507 shares of post-reverse split common stock to be issued upon exercise of the rights.

Subscription Ratio; Basic
 Subscription Privilege.....  Each stockholder is entitled to receive 1.599 rights for every share of pre-reverse split common stock owned as of the record date. Each whole right entitles you to purchase one share of post-reverse split common stock for the subscription price. In other words, you will have the right to subscribe to one share of our post-reverse split common stock for every .625 shares of pre-reverse split common stock you owned as of the record date. We are not issuing any fractional rights or fractional shares. If the number of shares of common stock you held on the record date would result in your receipt of fractional rights, the number of rights issued to you is being rounded up to the nearest whole right. Although you may not purchase fractional shares, you may subscribe for any whole number of shares exercising less than all of your rights.

Record Date.................         , 2001 at 5:00 p.m., New York City time.
                              Only our stockholders as of the record date will receive rights to subscribe to new shares of common stock in the rights offering.

Expiration Date.............  The rights expire on        , 2001 at 5:00 p.m.,
                              New York City time. Rights not exercised by the expiration date will be null and void. We have the option of extending the expiration date for any reason.

Subscription Price..........  $.8325 per post-reverse split share, payable in cash (or the equivalent of $.0833 per pre-reverse split share). All payments must be cleared on or before the expiration date. Our board of directors calculated the subscription price at a discount to the closing market price of our
                              common stock on         , 2001 of $   . See
                              "Determination of Subscription Price."

Oversubscription
 Privilege..................  If you fully exercise the basic subscription privilege, you may also purchase additional shares of common stock at the subscription price that are not purchased by other stockholders. If there are not enough shares available to fill all subscriptions for additional shares, the available shares will be allocated pro rata based on the number of shares each subscriber for additional shares has purchased under the basic subscription privilege.

Use of Proceeds.............  We will use the net proceeds of this offering to pay the cash portion of our exchange offer and related offering expenses, and for working capital purposes.

Restricted Transferability
 of Rights..................  The rights may be exercised only by the persons to whom they are granted. However, you may transfer your rights to your immediate family members, to entities wholly owned or by you, or to other similar affiliates. For information on the persons to whom you can transfer your rights, as well as how the rights can be transferred, see "The Rights Offering--Transferability of Rights" on page .

No Board Recommendation.....  Our board of directors does not make any recommendation to stockholders regarding the exercise of rights in this offering. Stockholders who do exercise rights risk investment loss on new money invested. We cannot assure you that the subscription price will remain below any trading price for our common stock or that its trading price will not decline to below the subscription price during or after the rights offering. For more information regarding some of the risks inherent in this rights offering, please see "Risk Factors" beginning on page 14.

Subscription Commitment of
 Our Controlling
 Stockholder; Change of
 Control....................  Lacy Harber, who at       , 2001 beneficially
                              owns approximately 29.4% of our currently outstanding pre-reverse split common stock and approximately 7.1%, or $11,750,000 aggregate principal amount of our old notes, has agreed to purchase any unsold shares issuable upon the exercise of the subscription rights in respect of the shares of common stock. In the event no stockholders exercise their basic subscription privilege and Mr. Harber were to acquire all of the shares offered in the rights offering and elect the non-cash option to convert all of the old notes which he owns in the exchange offer and consent solicitation into new notes, shares and warrants, Mr. Harber's proportionate beneficial ownership of Aviation Sales will increase to 82.6% in relation to those non-exercising stockholders and Mr. Harber will be able to control all matters submitted to a vote of our stockholders and be able to direct our management and policies.

Conditions to the Rights
 Offering...................  This rights offering is subject to the following conditions:

                              . the completion of the exchange offer and consent solicitation;

                              . our senior bank lenders and the parties to our tax retention operating lease must consent to this rights offering;

                              . we must increase the number authorized shares to 500 million shares of our common stock by means of an amendment to our certificate of incorporation and reduce the number of our issued and outstanding shares by reducing every ten shares into one share through the reverse stock split;

                              . we must receive the approval of the holders of a majority of our outstanding common stock for:

                               . the issuance of new notes, shares of our common stock and warrants to purchase common stock in the exchange offer and consent solicitation;

                               . the issuance to existing stockholders of warrants to purchase 10% of the common stock of the reorganized company;

                               . the sale of 80% of the common stock of the reorganized company in the rights offering for $20 million; and

                               .  the sale of common stock to Lacy Harber
                                  pursuant to his agreement to purchase unsold allotments in the rights offering;

                               . the increase in the number of our authorized shares of 500 million shares and the reduction of our issued and outstanding shares on a ten-for-one basis in a reverse split;

                              .  this rights offering must comply with
                                 applicable laws and applicable interpretations of the staff of the SEC;

                              . this rights offering must comply with all applicable state securities or "blue sky" laws;

                              . no litigation may have been instituted or threatened or law enacted that could prohibit this rights offering, materially adversely affect our business, or materially impair the benefits to us of this rights offering; and

                              . no event may have occurred affecting our business that would reasonably be expected to prohibit, prevent or significantly delay the exchange offer or materially impair the benefits of this rights offering and consent solicitation.

No Revocation...............  If you exercise any rights, you are not allowed to revoke or change the exercise or request a refund of monies paid.

Certain Federal Income Tax
 Consequences...............  For United States federal income tax purposes, we believe that a stockholder will not recognize taxable income upon the receipt or exercise of rights. See "United States Federal Income Tax Consequences" beginning on page 71. You should consult your own tax adviser concerning the tax consequences of this offering under your own tax situation. This prospectus does not summarize tax consequences arising under state tax laws, non-U.S. tax laws, or any tax laws relating to special tax circumstances or particular types of taxpayers.

Extension, Withdrawal,
 Cancellation and
 Amendment..................  We have the option of extending the rights offering and the period for exercising your rights, although we presently do not intend to do so. We also reserve the right to withdraw, cancel or amend the rights offering at any time for any reason. In the event that the rights offering is withdrawn or cancelled, or any submitted subscriptions no longer comply with the amended terms of the offering, we will return all funds received from such subscriptions (without interest).

Procedure for Exercising
 Rights.....................  To exercise rights, you must complete the subscription warrant and deliver it to the subscription agent, Continental Stock Transfer & Trust Company, together with full payment for all the rights you elect to exercise.

                              Continental Stock Transfer & Trust Company must receive the proper forms and payments on or before the expiration date. You may deliver the documents and payments by mail or commercial courier. If regular mail is used for this purpose, we recommend using insured, registered mail. You may use an alternative "Guaranteed Delivery Procedure" if you are unable to deliver the subscription warrant before the expiration date, subject to the requirements of this procedure described under "The Rights Offering-- Special Procedure under "Notice of Guaranteed
                              Delivery' Form" on page   .

Warrants....................  Each warrant entitles the holder thereof to purchase one share of our post-reverse split common stock at an exercise price of $5.16 per share during the five year period commencing on the date of the exchange. We may redeem all, but not less than all, of the warrants at a redemption price of $.001 per warrant if our post-reverse split common stock trades at more than $6.71 per share for 20 consecutive trading days at any time during the five-year exercise period.

Shares Outstanding Before
 the Rights Offering........  15,015,317 shares of pre-reverse split of common
                              stock were outstanding as of        , 2001
                              (1,501,532 post-reverse split shares of common stock will be outstanding immediately after the completion of the reverse split).

Shares Outstanding After
 Completion of Rights
 Offering and Exchange
 Offer......................  30,030,634 post-reverse split shares of common stock will be immediately outstanding after the completion of the rights offering, the exchange offer and consent solicitation and the reverse split.

Risk Factors................  Stockholders considering making an investment in the rights offering and/or exercising the warrants should consider the risk factors described in "Risk Factors" below.

Fees and Expenses...........  We will bear the expenses relating to the rights offering and the exchange offer and consent solicitation.

                                  RISK FACTORS

   Exercising your rights and/or warrants granted in this offering and purchasing our common stock involves a high degree of risk. In addition to the other information contained in or incorporated by reference into this prospectus, you should carefully consider the following risk factors and other information contained in this prospectus.

The restructuring will cause immediate and substantial dilution to our existing stockholders.

   The proposed issuances of new notes, warrants and common stock in the exchange offer and consent solicitation and the proposed issuance of common stock in the rights offering and upon exercise of the warrants will result in immediate and substantial dilution to our existing stockholders. After the restructuring, our existing stockholders will own 5% of the outstanding common stock of our reorganized company. In addition, we will be obligated to issue additional shares of our post-reverse split common stock when we redeem the new notes (4,504,595 post-reverse split shares if the notes are redeemed in 2002 or 2003 and 3,003,063 shares if the notes are redeemed in 2004, 2005 or 2006). Additionally, pursuant to the agreement with our old note holders, we may grant options or warrants to purchase up to 8% of the common stock of the reorganized company to our officers, directors and employees. Finally, if the new notes have not been redeemed prior to maturity, they will automatically convert into 270,275,706 post-reverse shares of our post-reverse split common stock, at which time the percentage ownership of our existing common stockholders will be further substantially diluted.

Risks Relating To Aviation Sales Company

 Risks associated with our business and financial condition

   We have substantial debt that we may be unable to service.

   We currently have significant outstanding indebtedness, and subsequent to the exchange offer, we will continue to be significantly leveraged. As of June 30, 2001 we had outstanding indebtedness of $195.3 million, of which $26.9 million was senior indebtedness and $168.4 million was other indebtedness. In addition, we had $29.6 million of letters of credit outstanding under our senior revolving credit facility. Upon the completion of the exchange offer (assuming full participation), we will have outstanding our senior indebtedness and up to $100 million in aggregate principal amount of new notes (valued on
our financial statements at $   ). The degree to which we are leveraged could
have important consequences to the purchasers of our common stock in the rights offering or upon exercise of the warrants, including:

  .  our vulnerability to adverse general economic and industry conditions;

  . our ability to obtain additional financing for future working capital expenditures, general corporate or other purposes;

  . we are required to obtain consent from our lenders under our senior credit facilities and the parties under our tax retention operating lease in order to complete the rights offering, the exchange offer and consent solicitation or otherwise obtain new debt financing; and

  . the dedication of a portion of our cash flow from operations to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations.

   In addition, subject to the limitations set forth in the indenture for the new notes, we and our subsidiaries may incur substantial amounts of additional indebtedness, much of which is expected to be senior indebtedness. As of June 30, 2001, we had availability under our senior revolving credit facility of $3.9 million. Our senior credit facilities are secured by substantially all of our assets.

   Our auditors have included a going concern modification in their audit report regarding our 2000 financial statements.

   Our independent auditors' report regarding our 2000 financial statements contains an explanatory paragraph stating that there is a substantial doubt about our ability to continue as a going concern because we incurred net losses for the years ended December 31, 1999 and 2000 and we required cash to fund our operating activities for each of the three years ended December 31, 2000.

   We were not able to make the August 2001 interest payment due on the old notes and we may not be able to repay or refinance the principal amount of our old notes at their maturity date.

   We did not have sufficient available liquid resources to pay the August 2001 interest payment due on the old notes. As a result of our failure to make the August 2001 interest payment, we are in breach of the terms of the indenture. We do not currently have sufficient available liquid resources to repay the principal balance of the old notes at maturity and we believe that there is uncertainty regarding our ability to refinance or repay the old notes at that time.

   We are in default under our senior debt and our tax retention operating lease and under the terms of our indenture for the old notes, which may result in a future acceleration of the obligation to pay these debt obligations.

   As a result of our inability to make the August 2001 interest payment, we are in default under our senior revolving credit facility, senior term loans and the tax retention operating lease and the lenders under our senior revolving credit facility and senior term loans, and the lessor under our tax retention operating lease have the right to declare due and require immediate payment of the indebtedness that ranks senior in right of payment to the old notes, which as of June 30, 2001 aggregated $81.7 million, before any payment could be made on the old notes. Our lenders under our senior credit facility and senior term loans and the lessor under our tax retention operating lease have agreed to not require immediate payment of such obligations until December 31, 2001 (the "forbearance"), subject to the condition that no other events of default occur under such agreements and no remedies for default are exercised under the indenture for the old notes. Upon the occurrence of an event of default under the senior debt and our tax retention operating lease and without the forbearance, or upon the expiration of the forbearance, the respective lenders could elect to declare all amounts outstanding, together with accrued interest, to be immediately due and payable. Substantially all of our assets are pledged as collateral security for the senior credit facility and senior term loans and the tax retention operating lease. If we were unable to repay all outstanding amounts under our senior debt and tax retention operating lease, the lenders and parties could proceed against the collateral granted to them to secure that indebtedness and other obligations, and any proceeds realized upon the sale of this collateral would be used first to satisfy all amounts outstanding under our senior credit facility, senior term loans and tax retention operating lease, for the old notes, and thereafter, any of our other liabilities. In addition, we may be prevented from making new borrowings or drawing down further on our senior credit facility.

   As a result of our inability to make the August 2001 interest payment due on the old notes, we are in default under the indenture for the old notes. The trustee or the holders of at least 25% of the outstanding principal of the old notes could declare such indebtedness due and immediately payable (the "acceleration"). Under our agreement with the holders of 73.02% of the aggregate principal amount of the old notes, these holders have agreed to vote pursuant to the indenture to rescind any acceleration. If these holders fail to timely rescind the acceleration, then the lenders under our senior credit facility and senior term loans or the parties under our tax retention operating lease could declare due and require immediate payment of the indebtedness owed them.

   We may not receive all of the anticipated purchase price in connection with a prior sale of inventory and may be required to provide additional funds to the lender of a company which we partially own for the sale of inventory.

   In December 2000, we acquired a 50% interest in a limited liability company, KAV Inventory, LLC. KAV was organized by us and by a second company, Kellstrom Industries, Inc., which purchased our redistribution operation in December 2000. We sold to KAV aircraft and engine spare parts inventory and engine inventory. Compensation for the sale of inventory was comprised of cash and two senior subordinated notes, each in the principal amount of $13.7 million (one of which was immediately sold to Kellstrom, and one junior subordinated note in the principal amount of $15.7 million. The notes bear interest at 14% per annum and are subordinated in all respects to KAV's institutional financing. In addition, we posted an $8.5 million letter of credit to secure, in part, KAV's institutional financing. As of July 31, 2001, the financial institution providing the financing has informed KAV that it is in default under the loan agreement and the financial institution reserves the right to call the letter of credit.

   KAV's sole business is the liquidation of the inventory it acquired from us. Our agreement regarding this transaction specifies that all of the proceeds from sales of the inventory, less a consignment commission of 20% (which is payable to Kellstrom in connection with their sale of such inventory), will be used to pay interest and principal on KAV's institutional debt. After the institutional debt is paid in full, proceeds from the sale of inventory will be used to reimburse us and Kellstrom for advances made to KAV to allow it to pay fees and costs relating to its institutional financing and thereafter to pay interest and principal on the two $13.7 million senior notes. Interest and principal on the $15.7 million junior note will be paid from the remaining proceeds from the sale of inventory, less a 35% consignment commission. During the quarter ended June 30, 2001, as a result of the default of KAV under its credit agreement with the financial institution that provided the funding for the purchase of the inventory and the weakened economic conditions in the aviation industry being experienced by Kellstrom as reported in its SEC filings, we recorded non-cash reserves totaling $34.5 million relating to these matters, including a full reserve on the notes receivable due from KAV.

   In addition, as part of the prior sale of inventory as described above, Kellstrom leased from us a facility and certain furniture, fixtures and equipment used in the redistribution operations for a one-year period. Kellstrom has an option to acquire these assets during the term of the lease and after one year we have an option to require Kellstrom to acquire the assets, which can be extended by Kellstrom for six months under certain circumstances. We have also entered into a sublease agreement relating to the redistribution operation's warehouse and corporate headquarters facility for a five-year period, with the right to renew for five consecutive five-year periods at a market rental rate. Further, in the event that the weakened economic conditions being experienced by Kellstrom, as reported in its SEC filings, adversely impact its ability to make payments under its lease obligations and/or its obligation to purchase certain property and equipment, additional write downs and accruals may be necessary. Finally, the weakened economic conditions being experienced by Kellstrom, as reported in its SEC filings, may adversely impact its ability to satisfy its obligations under the above-described ancillary agreements.

   We depend on financing transactions to support our growth.

   During 1998, 1999 and 2000, we relied primarily upon significant borrowings under our senior revolving credit facility, and sales of our securities, including our previously issued subordinated notes, to satisfy our funding requirements relating to our acquisitions of several businesses and to finance the growth of our business. We cannot assure you that financing alternatives will be available to us in the future to support continued growth of our business.

   Our lenders impose significant restrictions on us.

   Our senior credit facilities impose, and the new notes will impose, significant operating and financial restrictions on us. These restrictions may significantly limit our ability to incur additional indebtedness, pay dividends, repay indebtedness prior to its stated maturity, sell assets or engage in mergers or acquisitions. In addition, our failure to comply with these restrictions could result in an event of default which, if not cured or waived, could materially adversely affect our business, financial condition or results of operations.

   We have incurred losses in the past and we may incur losses in the future. If we incur losses in the future, our ability to obtain sufficient working capital for our operations and our ability to service our indebtedness may be impaired.

   We incurred losses from continuing operations of approximately $115.9 million during our 2000 fiscal year and approximately $64.9 million during the six months ended June 30, 2001. If we continue to incur losses in the future, we may limit our ability to obtain sufficient working capital for our operations and our ability to execute our business strategy. In addition, our ability to service our indebtedness may be harmed because we may not generate sufficient cash flow from operations to pay principal or interest when due.

   A large portion of our operating expenses are relatively fixed and cancellations, reductions or delays in orders by a customer or group of customers could materially adversely affect our business, financial condition or results of operations.

   The loss of one or two of our major customers could materially hurt our business because we depend on only a small number of customers.

   Our four largest continuing customers accounted for approximately 32% of our total revenue for the year ended December 31, 2000 and approximately 56.7% of our total revenues for the six months ended June 30, 2001 and our largest continuing customer accounted for approximately 14% of total revenues for the year ended December 31, 2000 and approximately 28.6% of our total revenues for the six months ended June 30, 2001. While the relative significance of customers varies from period to period, the loss of, or significant curtailments of purchase of our services by, one or more of our significant customers at any time could adversely affect our revenue and cash flow.

   We depend on our executive officers and our employees.

   Our continued success depends significantly upon the services of our executive officers and upon our ability to attract and retain qualified personnel in all of our operations. While we have employment agreements with several of our executive officers, most of our employees are employed on an at-will basis. The loss of one or more of our executive officers and of a significant number of our other employees without capable successors could materially adversely affect our business, financial condition or results of operations.

Risks Associated With The Aviation Services Industry

   Problems in the airline industry could adversely affect our business.

   Since our customers consist of airlines, maintenance and repair facilities that service airlines and aircraft spare parts redistributors, as well as original equipment manufacturers, economic factors affecting the airline industry impact our business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for aircraft spare parts and maintenance and repair services, causing downward pressure on pricing and increasing the credit risks associated with doing business with airlines. Additionally, the price of fuel affects the aircraft spare parts and maintenance and repair markets, since older aircraft, which consume more fuel and which account for most of our aircraft spare parts and maintenance and repair services business, become less viable as the price of fuel increases. We cannot assure you that economic and other factors which may affect the airline industry will not adversely impact our business, financial condition or results of operations.

   On September 11, 2001, four commercial aircraft were hijacked and destroyed in terrorist attacks on the World Trade Center in New York City and the Pentagon in Washington, D.C. The impact which these terrorist attacks, or future events arising as a result of these terrorist attacks, could have on the airline industry in general, or on our company in particular, cannot presently be determined with any accuracy. Factors arising (directly or indirectly) from these terrorist attacks which could affect our business may include: (i) the impact of these terrorist attacks and the impact of declines in air travel as a result of these terrorist attacks on the financial condition of one or more of our airline customers, (ii) possible increases in jet fuel prices as a result of events relating to these terrorist attacks, (iii) potential reductions in the need for aircraft maintenance due to declines in airline travel and (iv) the adverse effect of these terrorist attacks, or future events arising as a result of these terrorist attacks, on the economy in general.

   Our business is subject to heavy government regulation.

   The aviation industry is highly regulated by the Federal Aviation Administration in the United States and by similar agencies in other countries. We must be certified by the FAA in order to repair aircraft and aircraft components.

   The aircraft spare parts which we sell to our customers in connection with our services must be accompanied by documentation that enables our customers to substantiate their compliance with applicable regulatory requirements.

   Before parts may be installed in an aircraft, they must meet standards of condition established by the FAA and/or the equivalent regulatory agencies in other countries. Specific regulations vary from country to country, although regulatory requirements in other countries generally coincide with FAA requirements. Our parts may not meet applicable standards or standards may change in the future, requiring parts already in our inventory to be scrapped or modified. Aircraft manufacturers may also develop new parts to be used in lieu of parts already in our inventory. To the extent that we have any of these parts in our inventory, their value may be reduced.

   We cannot assure you that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, would not materially adversely affect our business, financial condition or results of operations.

   Our business is highly competitive.

   The airline industry and the markets for our products and services are extremely competitive, and we face competition from a number of sources. Our competitors include aircraft manufacturers, aircraft part manufacturers, airline and aircraft service companies, other companies providing maintenance, repair and overhaul services, and other aircraft spare parts redistributors. Certain of our competitors are currently experiencing financial difficulties similar to our own. Some or all of these competitors may respond to their financial difficulties by reducing prices on their services to increase or retain market share. Any material deterioration in our financial condition is likely to affect our ability to compete with price-cutting by our competitors. Some of our competitors have substantially greater financial and other resources than us. We cannot assure you that competitive pressures will not materially adversely affect our business, financial condition or results of operations.

   Our business is susceptible to product liability claims.

   Our business exposes us to possible claims for personal injury or death which may result if an aircraft spare part which we have sold, manufactured or repaired fails or if we were negligent in repairing an airplane. We cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate to protect us in all circumstances. Additionally, we cannot assure you that we will be able to maintain adequate insurance coverages in the future at an acceptable cost. Any product liability claim not covered by adequate insurance could materially adversely affect our business, financial condition or results of operations.

Risks Associated With The Rights Offering And The Warrants

   If we do not receive an extension of the forbearances previously granted us and consents to the exchange offer and consent solicitation from our lenders under our senior revolving credit facility, the senior term loans and the parties to our tax retention operating lease, we will not be able to complete the rights offering and the exchange offer and consent solicitation.

   Our lenders under our senior indebtedness and the parties to our tax retention operating lease have given us a forbearance which postpones until December 31, 2001 the exercise of their remedies for our default under such agreements. We may need to receive extensions of these forbearances to allow the consummation of the rights offering, the exchange offer and consent solicitation and the recapitalization. In addition, the consents to the rights offering and the exchange offer and consent solicitation from our lenders under our senior revolving credit facility and senior term loans and the parties under our tax retention operating lease are required in order for us to consummate the rights offering and the exchange offer and consent solicitation. We may not receive their consents if they disapprove of the terms of the rights offering and the exchange offer and consent solicitation. If we do not receive their consents, we will not be able to effectuate the rights offering and the exchange offer and consent solicitation.

   The sale of our common stock being offered in the rights offering may vest control of our company with one of our principal stockholders.

   As of September 6, 2001, two of our stockholders beneficially owned approximately 29.4% and 21.0% of our outstanding common stock. Our directors and executive officers, as a group, beneficially own an aggregate of approximately 34.7% (including the 29.4% referred to above) of our outstanding common stock. Lacy Harber, one of our principal stockholders and who beneficially owns 7.1%, or $11,750,000 aggregate principal amount, of our old notes, has agreed to purchase unsold allotments of the rights offering. He would own approximately 82.6% of our outstanding common stock if he were to purchase all of the shares available in the rights offering and elect the non-cash option to convert all of the old notes which he owns in the exchange offer into new notes, shares and warrants.

   If, through the exercise of the standby commitment or otherwise, Mr. Harber gains beneficial ownership of more that 50% of our outstanding common stock, he will be able to control the vote on all matters submitted to the vote of our stockholders and therefore, will be able to direct our management and policies, including, but not limited to, the election of our entire board of directors and the appointment of our officers. In addition, under such circumstances, we will not, without Mr. Harber's approval, be able to consummate transactions involving an actual or potential change in our control, including transactions in which the holders of our common stock might otherwise receive a premium for their shares over then current market prices.

   The price of our common stock may decline before or after the subscription rights expire.

   The subscription price in this rights offering ($.8325 per post-reverse split share, or the equivalent of $.0833 per pre-reverse split share) represents a discount to the market price of our common stock on the date it was determined. The trading price of our common stock may decline to below the subscription price. We cannot assure you that the subscription price will remain below any trading price for our common stock or that the trading price of our common stock will not decline to below the subscription price during or after this offering.

   Volatility of our common stock price could result in substantial losses for stockholders who exercise their subscription rights.

   Future prices of our common stock may be affected positively or negatively by our future revenues and earnings, changes in estimates by analysts and our ability to meet such estimates, speculation in the trade or business press about our company, and overall conditions affecting our businesses, economic trends and the securities markets. In addition, if we are delisted by the New York Stock Exchange, the market price for our common stock could decline and become more volatile.

   Once you exercise your subscription rights, you may not revoke the exercise.

   You are not permitted to revoke or change your exercise of rights after you send in your subscription forms and payment. If we cancel this offering, we are obligated only to refund payments actually received, without interest.

   If you desire to exercise your subscription rights you need to act promptly and follow the subscription instructions.

   Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent, prior to the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, we may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

   If you use a personal check to pay for the subscription price, it must clear prior to the rights offering expiration date for you to participate.

   Any personal check used to pay for shares must clear prior to the expiration date, and the clearing process may require five or more business days.

   If you do not exercise your rights, your relative ownership interest in our company will be substantially diluted and your voting power will be substantially reduced.

   If you choose not to exercise your subscription rights in full, your relative ownership interest will be substantially diluted and your voting power will be substantially reduced. In addition, because the subscription price represents a discount from the prevailing market price of our common stock, stockholders who do not exercise their subscription rights will experience dilution of their economic interest in our company.

   There are significant restrictions on transfers of the rights.

   Generally, only our stockholders of record as of the record date may exercise the rights. You may not sell, give away, or otherwise transfer your subscription rights, except to your immediate family members, to entities wholly owned or controlled by you, or to other similar affiliates.

   The New York Stock Exchange has notified us that we are not in compliance with its continued listing criteria. If we are delisted by the NYSE, the price and liquidity of our common stock will be negatively affected.

   In June 2001, at the request of the New York Stock Exchange we announced that we are no longer in compliance with the NYSE continued listing criteria, which require, among other things, that a listed company have a market capitalization of not less than $50 million and total shareholder equity of not less than $50 million. At the market close on June 29, 2001, our market capitalization was approximately $25.5 million. At June 30, 2001 our stockholders' deficit was approximately $59.5 million. We have submitted a business plan to the listings and compliance committee of the NYSE setting forth our plans to bring us back into compliance with such listing standards, and believe that it will satisfy the NYSE continuing listing standards by the end of the third quarter of 2002 (which is the deadline set by the NYSE). After reviewing the plan, the committee has accepted our plan and we are currently subject to quarterly monitoring for compliance with the plan.

   In the event that our common stock is delisted by the NYSE, or if it becomes apparent to us that we will be unable to meet the NYSE's continued listing criteria in the foreseeable future, we will seek to have our stock listed or quoted on another national securities exchange or quotation system. However, we cannot assure you that, if our common stock is listed or quoted on such other exchange or system, the market for our common stock will be as liquid as it has been on the NYSE. As a result, if we are delisted by the NYSE or transfer our listing to another exchange or quotation system, the market price for our common stock may become more volatile than it has been historically.

   If our common stock is deemed "penny stock," its liquidity will be adversely affected.

   The price of our common stock fell below $1.00 per share in September 2001. If the market price for our common stock remains below $1.00 per share and is no longer listed on the NYSE or another national securities exchange or quotation system, our common stock may be deemed to be penny stock. If our common stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Also, a disclosure schedule must be prepared before any transaction involving a penny stock, and disclosure is required about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. Because of these additional obligations, some brokers may not effect transactions in penny stocks. This could have an adverse effect on the liquidity of our common stock.

   Although our common stock is currently listed on the New York Stock Exchange, it is thinly traded. Our stock price may fluctuate more than the stock market as a whole.

   As a result of the thin trading market for our stock, its market price may fluctuate significantly more than the stock market as a whole or the stock prices of similar companies. Of the 15,015,317 shares of our currently outstanding common stock, approximately 70% are beneficially owned by persons other than Lacy Harber, our principal stockholder. Without a larger float, our common stock will be less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices for our common stock may be more volatile. Among other things, trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger.

   In addition, sales of a substantial amount of common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock. Possible or actual sale of any of these shares, particularly by Mr. Harber, may decrease the market price of our common stock.

   Adjustments to warrant exercise price and exercise date.

   We may, in our sole discretion, and in accordance with the terms of the warrant agreement with the warrant agent, reduce the exercise price of the warrants and/or extend the time within which the warrants may be exercised, depending on such things as the current market conditions, the price of the common stock and the need for additional capital. Further, in the event that we issue certain securities or make certain distributions to the holders of our common stock, the exercise price of the warrants may be reduced. Any such price reductions (assuming exercise of the warrants) will provide less money for us and possibly adversely affect the market price of our securities.

   Impact of warrant exercise on market.

   In the event of the exercise of a substantial number of warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of our common stock in the trading market could substantially affect the market price of our common stock.

   We are subject to significant anti-takeover provisions.

   Our certificate of incorporation and bylaws contain provisions that may have the effect of discouraging transactions involving an actual or threatened change of control. In addition, our board of directors has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the preferences, rights and limitations of any of these series without stockholder approval. Also, we have adopted a stockholders rights plan which provides for share purchase rights to become exercisable if a person or group acquires more than a certain percentage of our common stock or announces a tender offer for more than a certain percentage of our common stock. Our ability to issue preferred stock and/or the existence of our stockholders rights plan could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of us, which could adversely affect the market price of our common stock.

   The holders of our common stock will be subject to substantial dilution upon the maturity of the new notes.

   Unless earlier redeemed by us, the new notes will automatically convert into an amount representing 90% of our common stock upon the maturity of these notes on December 31, 2006. Holders of our common stock at that time, as a result of such conversion, will face immediate and substantial dilution in their percentage ownership of the total outstanding shares of our common stock and a reduction in their voting power. In addition, as a result of this conversion, there could be a material adverse effect on the prevailing market price of our common stock.

   The market price of our common stock could be depressed by future sales.

   Future sales of our common stock, or the perception that these sales could occur, could adversely affect the market price of our common stock. We cannot assure you as to when, and how many of, the shares of our common stock will be sold and the effect these sales may have on the market price of our common stock. In addition, we may issue additional shares of common stock in connection with possible future acquisitions or other transactions. Although these securities may be subject to regulatory or contractual resale restrictions, as these restrictions lapse or if these shares are registered for sale to the public, they may be sold to the public. In the event we issue a substantial number of shares of our common stock, which subsequently become available for unrestricted resale, there could be a material adverse effect on the prevailing market price of our common stock.

                           FORWARD-LOOKING STATEMENTS

   We have made "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to our financial condition, results of operations and business. Forward-looking statements are statements other than historical information or statements of current condition. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements relate to our plans, objectives and expectations for future operations and are subject to risks and uncertainties, that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include those described under "Risk Factors" in this prospectus and the following:

  . our ability to successfully complete this rights offering and the contemplated exchange offering and consent solicitation,

  .  our ability to service our indebtedness,

  . our ability to continue to generate sufficient working capital to meet our operating requirements,

  . our maintaining good working relationships with our vendors and customers,

  .  competitive pricing for our products and services,

  . our ability to achieve gross profit margins at which we can be profitable, including margins on services we perform on a fixed price basis,

  .  competition in the aircraft MR&O market,

  .  our ability to attract and retain qualified personnel in our businesses,

  .  utilization rates for our MR&O facilities,

  .  our ability to effectively manage our business,

  . economic factors which affect the airline industry and changes in government regulations.

   In light of the risks and uncertainties inherent in all projected operational matters, you should not regard the inclusion of forward-looking statements in this prospectus as a representation by us or any other person that our objectives or plans will be achieved or that any of our operating expectations will be realized. We do not undertake any obligation to revise or update these forward-looking statements to reflect future events or circumstances.

                   MARKET PRICE AND DIVIDENDS ON COMMON STOCK

   The following information relates to our common stock, par value $.001 per share, which currently is listed on the New York Stock Exchange under the symbol AVS. At June 29, 2001, we believe that there were approximately 7,000 beneficial holders of our common stock. The high and low last sales prices of our pre-reverse split common stock for each quarter during our two most recent fiscal years as well as for the first, second and third quarters to date of 2001, as reported by the New York Stock Exchange, are set forth below:

                                                                   High   Low
                                                                  ------ ------
     1999
     First Quarter............................................... $47.31 $37.00
     Second Quarter.............................................. $44.69 $35.94
     Third Quarter............................................... $43.94 $18.25
     Fourth Quarter.............................................. $18.56 $13.75

     2000
     First Quarter............................................... $19.36 $ 6.44
     Second Quarter.............................................. $ 8.13 $ 3.75
     Third Quarter............................................... $ 6.63 $ 4.69
     Fourth Quarter.............................................. $ 5.63 $ 2.13

     2001
     First Quarter............................................... $ 4.75 $ 2.63
     Second Quarter.............................................. $ 4.07 $ 1.18
     Third Quarter (through September 26, 2001).................. $ 1.92 $ 0.41

   At the request of the New York Stock Exchange, we announced in June 2001 that we fell below one of the continuing listing standards of the NYSE, in that our market capitalization and stockholders' equity have each fallen below $50.0 million.

   At the market close on June 29, 2001, our market capitalization was approximately $25.5 million. At June 30, 2001, our stockholders' deficit was approximately $59.5 million.

   We have submitted a business plan to the listings and compliance committee of the NYSE setting forth our plans to bring ourselves back into compliance with such listing standards, and believe that it will satisfy the NYSE continuing listing standards by the end of the third quarter of 2002 (which is the deadline set by the NYSE). After reviewing the plan, the committee has accepted our plan and we are currently subject to quarterly monitoring for compliance with the plan. Should our shares cease being traded on the NYSE, we will attempt to have our shares traded on an alternative trading venue. No assurance can be given that an alternative trading venue will be available.

                                 CAPITALIZATION

   The following table sets forth (1) our actual capitalization as of June 30, 2001 and (2) our pro forma capitalization as of June 30, 2001. The pro forma adjustments are based on available information and certain adjustments that our management believes are reasonable, and reference is made to the Unaudited Pro Forma Condensed Consolidated Financial Statements appearing elsewhere herein. In the opinion of our management, all adjustments have been made that are necessary to present fairly the unaudited pro forma data.

   The pro forma adjustments have been prepared on the following assumptions:

  . $33 million in principal amount of old notes are tendered under the limited cash option and are exchanged for $10 million in cash, which will be funded from the proceeds of the rights offering;

  . $132 million in principal amount of old notes are tendered for $100 million of new notes, 4,504,595 post-reverse split shares of common stock and warrants to purchase 3,003,063 post-reverse split shares of common stock (at an exercise price of $5.16 per share);

  . We complete the rights offering and receive the $20 million investment;

  . We issue warrants to purchase 3,003,063 shares of post-reverse split common stock (at an exercise price of $5.16 per share) to our existing stockholders;

  . We complete a ten-for-one reverse split of our issued and outstanding common stock and our authorized common stock is increased to 500 million shares; and

  . Fees and expenses associated with this rights offering and the exchange offer and consent solicitation are $4.0 million.

   The pro forma balance sheet assumes that 100% of all holders of the old notes will participate in the exchange offer and that 20% of the old notes will be exchanged for cash and 80% of the old notes will be exchanged for new notes, common stock and warrants. Our capitalization follows:

                                                     As of June 30, 2001
                                               --------------------------------
                                                Actual    Adjustments Pro Forma
                                               ---------  ----------- ---------
                                                       (in thousands)
Senior debt................................... $  26,911
Other indebtedness............................     3,993
Subordinated notes:
  Old notes...................................   164,391
  New notes...................................       --
                                               ---------      ---        ---
    Total debt................................   195,295
                                               ---------      ---        ---
Stockholders' equity (deficit):
  Preferred stock, $0.01 par value, 1,000,000
   shares authorized, none outstanding, 15,000
   shares designated series A junior
   participating.............................. $     --
  Common Stock, $0.001 par value, 500 million
   shares authorized, 1,501,531 shares issued
   and outstanding, 30,030,634 shares issued
   and outstanding pro-forma as adjusted......        15
  Additional paid in capital..................   153,226
  Accumulated deficit.........................  (212,696)
                                               ---------      ---        ---
Total stockholders' equity (deficit)..........   (59,455)
                                               ---------      ---        ---
Total capitalization.......................... $ 135,840
                                               =========      ===        ===

                                USE OF PROCEEDS

   The gross proceeds of this offering will be $20 million. We intend to use these proceeds to pay the cash portion of our exchange offer (up to $10.0 million), expenses relating to this offering and the exchange offer (estimated to be $4.0 million) and for working capital purposes.

                      DETERMINATION OF SUBSCRIPTION PRICE

   The subscription price of the rights was determined by our board of directors without any independent valuation or appraisal of the value of our common stock. The subscription price is not necessarily related to our assets, book value or net worth or any other established criteria of value and may not be indicative of the fair value of the securities offered. In determining the subscription price, the board of directors considered, among other things, our earnings and prospects, issues currently affecting the aviation industry and the markets in which we operate, and the general conditions of the securities markets, as well as our need for capital.

                            SELECTED FINANCIAL DATA

   The following table represents our selected consolidated financial information. The selected financial data set forth below should be read in conjunction with the Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations which contains a description of the factors that materially affect the comparability from period to period of the information presented herein. Operating results from continuing operations reflect the results of operations from our MR&O and leasing operations, including the preacquisition operations for all periods presented of Whitehall Corporation and the pre-acquisition operations of Aerocell Structures for 1997.

                                         Year Ended December 31,
                              -------------------------------------------------
                                1996      1997      1998      1999      2000
                              --------  --------  --------  --------  ---------
                                  (in thousands, except per share data)
STATEMENT OF INCOME DATA:
Operating revenues..........  $ 76,047  $ 98,327  $184,448  $371,753  $ 338,077
Cost of sales...............    60,215    79,572   141,569   307,944    353,331
                              --------  --------  --------  --------  ---------
  Gross profit (loss).......    15,832    18,755    42,879    63,809    (15,254)
Operating expenses..........     6,052    20,179    17,721    41,774     74,580
                              --------  --------  --------  --------  ---------
  Income (loss) from
   operations...............     9,780    (1,424)   25,158    22,035    (89,834)
Interest expense and other..      (400)    5,623    13,699    17,322     21,272
                              --------  --------  --------  --------  ---------
  Income (loss) before
   income taxes, equity
   income of affiliate and
   discontinued operations..    10,180    (7,047)   11,459     4,713   (111,106)
Income tax expense..........     3,817    (4,179)    4,281     3,004      4,810
                              --------  --------  --------  --------  ---------
  Income (loss) before
   equity income of
   affiliate and
   discontinued operations..     6,363    (2,868)    7,178     1,709   (115,916)
Equity income of affiliate..       255       139     1,356     1,289         43
                              --------  --------  --------  --------  ---------
  Income (loss) from
   continuing operations....     6,618    (3,007)    8,534     2,998   (115,873)
Discontinued operations:
  Operations, net of income
   taxes....................     6,166     7,850    16,959   (24,721)   (23,432)
  Loss on disposal, net of
   income tax...............       --        --        --        --     (72,325)
                              --------  --------  --------  --------  ---------
  Net income (loss).........  $ 12,784  $  4,843  $ 25,493  $(21,723) $(211,630)
                              ========  ========  ========  ========  =========
Basic Earnings (Loss) Per
 Share:
  Income (loss) from
   continuing operations....  $   0.62  $  (0.25) $   0.70  $   0.22  $   (7.72)
  Income (loss) from
   discontinued operations..      0.58      0.64      1.38     (1.78)     (6.37)
                              --------  --------  --------  --------  ---------
  Net income (loss).........  $   1.20  $   0.39  $   2.08  $  (1.56) $  (14.09)
                              ========  ========  ========  ========  =========
Diluted Earnings (Loss) Per
 Share:
  Income (loss) from
   continuing operations....  $   0.61  $  (0.25) $   0.68  $   0.21  $   (7.72)
  Income (loss) from
   discontinued operations..      0.57      0.64      1.34     (1.77)     (6.37)
                              --------  --------  --------  --------  ---------
  Net income (loss).........  $   1.18  $   0.39  $   2.02  $  (1.56) $  (14.09)
                              ========  ========  ========  ========  =========
                                           As of December 31,
                              -------------------------------------------------
                                1996      1997      1998      1999      2000
                              --------  --------  --------  --------  ---------
BALANCE SHEET DATA:
Accounts receivable.........  $ 18,461  $ 20,672  $ 50,027  $ 91,926  $  67,558
Inventories.................     6,440     9,101    61,462    90,145     53,115
Working capital.............    18,822   (78,531)  (82,465)  (72,846)    24,673
Total assets................   118,502   303,110   560,331   710,875    300,611
Total debt..................    34,651   165,802   366,176   442,964    220,861
Stockholders' equity........   115,896   121,280   154,298   218,522      6,892

                                                            Six Months Ended
                                                                June 30,
                                                           -------------------
                                                             2000      2001
                                                           --------  ---------
STATEMENT OF INCOME DATA:
Operating revenues........................................ $209,341  $ 152,462
Cost of sales.............................................  188,972    152,542
                                                           --------  ---------
Gross profit (loss).......................................   20,369        (80)
Operating expenses........................................   22,777     29,217
                                                           --------  ---------
  Loss from operations....................................   (2,408)   (29,297)
Interest expense..........................................   10,765     13,116
Charge to reserve notes receivable from KAV Inventory,
 LLC......................................................      --      29,400
Other expense (income)....................................    1,036     (6,918)
                                                           --------  ---------
  Loss before income taxes, equity income of affiliate and
   discontinued operations................................  (14,209)   (64,895)
Income tax expense........................................    2,627         48
                                                           --------  ---------
  Loss before equity income of affiliate and discontinued
   operations.............................................  (16,836)   (64,943)
Equity income of affiliate................................       93        --
                                                           --------  ---------
  Loss from continuing operations.........................  (16,743)   (64,943)
Discontinued operations:
  Operations, net of income taxes.........................   (6,920)       --
  Loss on disposal, net of income taxes...................   (9,218)    (4,342)
                                                           --------  ---------
Net loss.................................................. $(32,881) $ (69,285)
                                                           ========  =========
Basic loss per share:
  Loss from continuing operations......................... $  (1.12) $   (4.33)
  Loss from discontinued operations.......................    (1.07)     (0.28)
                                                           --------  ---------
  Net loss................................................ $  (2.19) $   (4.61)
                                                           ========  =========
Diluted loss per share:
  Loss from continuing operations......................... $  (1.12) $   (4.33)
  Loss from discontinued operations.......................    (1.07)     (0.28)
                                                           --------  ---------
  Net loss................................................ $  (2.19) $   (4.61)
                                                           ========  =========
                                                                       As of
                                                                     June 30,
                                                                       2001
                                                                     ---------
BALANCE SHEET DATA:
Accounts receivable.......................................           $  38,942
Inventories...............................................              46,904
Working capital...........................................            (152,732)
Total assets..............................................             199,647
Total debt................................................             195,295
Stockholders' equity......................................             (59,455)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Contemplated Exchange Offer And Rights Offering

   On August 14, 2001, we entered into an agreement with the holders of 73.02% of our old notes to restructure those notes. Under the agreement, the note holders will exchange their existing $165.0 million in old notes for up to $10.0 million in cash or $100.0 million of new five-year senior subordinated convertible notes with paid-in-kind interest of 8% per annum and 15% of the equity of the reorganized company. The new notes will be redeemable at our option at the following percentages of par plus accrued interest through the date of redemption: 2002 - 70.0%, 2003 - 72.5%, 2004 - 73.0%, 2005 - 75.625%
and 2006 - 77.5%. The new notes will also provide that the holders will receive an aggregate of 4,504,595 post-reverse split shares of common stock if the new notes are redeemed in 2002 or 2003 and an aggregate of 3,003,063 post-reverse split shares of common stock if the new notes are redeemed in 2004, 2005 or 2006. If the new notes are not redeemed prior to their maturity, they will convert into an additional 270,275,706 post-reverse split shares of common stock. We previously have filed a registration statement relating to our exchange offer and consent solicitation.

   Under the agreement, the holders of more than a majority of the outstanding old notes have also agreed to waive the default arising as a result of the failure to pay the interest payment due August 15, 2001. Also, the senior lenders have agreed to forbear in regard to the default in the senior loan agreements resulting from the failure to make the August 15, 2001 note interest payment until December 31, 2001.

   In connection with the restructuring, we are conducting this offering of rights to purchase shares of our common stock to all existing stockholders to raise $20.0 million. One of our principal stockholders has agreed to provide us with a standby commitment to purchase any unsold allotments in the rights offering. Investors who purchase the $20.0 million of shares in the reorganized company will receive 80% of the outstanding common stock of the reorganized company. Under the terms of the agreement, our existing stockholders will own 5% of the reorganized company and the holders of the new notes will own 15% of the common stock of the reorganized company. Additionally, the new note holders and our existing stockholders will each as a group be granted warrants at a fixed price to purchase an additional 10% of the reorganized company.

   The note restructuring and the sale of common stock in the rights offering will require approval of a majority of our stockholders. Completion of the note restructuring will be subject to the requirement that holders of $132 million aggregate principal amount of our existing old notes tender their old notes in the exchange offer and consent to the removal of all covenants contained in the indenture relating to the existing old notes (other than the obligation to pay principal and interest) and approval by our senior lenders and other customary conditions. Although there can be no assurances, we believe that we will be able to complete the restructuring by the end of 2001.

   In the event that the exchange offer and consent solicitation and rights offering fail to close, such failure is likely to have a material adverse effect on us. If we are unable to close the note exchange offer and rights offering, we will seek alternative financing to meet our working capital obligations. However, there can be no assurance such funding will be available.

Recent Developments Concerning Our Operations

   We believe that we will meet our working capital requirements during 2001 from funds available under our senior revolving credit agreement, from our operations, from the proceeds of this rights offering and from sales of one or more of our operations, individual assets or equity securities, and from debt infusions and other sources. However, there can be no assurance that we will have sufficient working capital to meet our requirements. Because of our current financial situation, our auditors have included a going concern modification in their audit report regarding our 2000 financial statements.

   In December 2000, we completed the sale of our Dixie Aerospace Bearings new parts distribution operation and our redistribution operation and in September 2000 we completed the sale of our manufacturing operation and three of the A-300 aircraft which we owned. For the terms of these transactions, see Note 2 to Consolidated Financial Statements.

   In May 2001, we completed the sale of the assets of Caribe Aviation, one of our component repair operations. The gross purchase price was $22.5 million, of which $21.8 million was received in cash at the closing and the balance will be received within one year, subject to post closing adjustments. We used $10.0 million of the proceeds from the sale to repay our revolving credit facility and $5.5 million to repay borrowings under our term loans. The balance, net of expenses, was used for working capital. In addition, the purchaser acquired the real estate and facility on which the Caribe business operated for an aggregate purchase price of $8.5 million. The proceeds from the sale of the real estate and facility were used to reduce our outstanding tax retention operating lease financing.

   As a result, in part, of the anticipated reduced volume of services to be provided to a customer which filed for bankruptcy and in an effort to reduce operating expenses, in March 2001 we temporarily closed our Oscoda, Michigan heavy airframe maintenance facility and reduced headcount at certain of our other MR&O facilities. We also consolidated our Aircraft Interior Design operation into a single facility in Dallas, Texas and consolidated our Winston Salem, North Carolina heavy airframe maintenance operation into our Greensboro, North Carolina facility. In addition, in April 2001, we implemented salary and benefit reductions that affected virtually all employees. These initiatives, which reduced our total headcount by approximately 400, are expected to reduce our operating expenses by approximately $22.0 million to $25.0 million on an annual basis. During the second quarter of 2001, we implemented further headcount reductions. In total, the employee headcount for our remaining MR&O operations has been reduced by 19% since the beginning of 2001 to approximately 2,900 employees as of June 30, 2001.

   We currently hold $29.4 million of notes receivable from KAV Inventory, LLC ("KAV"), the joint venture formed as part of the sale of our redistribution operation (see Note 2 to the Consolidated Financial Statements). In addition, we currently have recorded assets including inventory on consignment with the purchaser of that operation, potential additional notes receivable from KAV and accounts receivable sold as part of the transaction which we may be required to repurchase, which are included in net assets of discontinued operations. The realizability of these assets is highly dependent upon the timing of sales from the inventory of KAV and prices obtained by the purchaser pursuant to its consignment agreement with KAV as well as the financial condition of the purchaser and general economic and industry conditions. During the quarter ended June 30, 2001, as a result of the default of KAV under its credit agreement with the financial institution that provided funding for the purchase of the inventory and the weakened economic conditions being experienced by the purchaser of that business (as reported in its filings with the SEC) and in the aviation industry, we recorded non-cash reserves totaling $34.5 million relating to these matters, including a full reserve on the notes receivable due from KAV.

Results of Operations

   Operating revenues consist primarily of service revenues and sales of materials consumed while providing services, net of allowances for returns. Cost of sales consists primarily of labor, materials, freight charges and commissions to outside sales representatives.

   Our operating results have fluctuated in the past and may fluctuate significantly in the future. Many factors affect our operating results, including:

  .  decisions made regarding sales of our assets to reduce our debt,

  .  timing of repair orders and payments from large customers,

  .  competition from other third party MR&O service providers,

  .  the number of airline customers seeking repair services at any time,

  . the impact of fixed pricing on gross margins and our ability to accurately project our costs in a dynamic environment,

  . our ability to fully utilize our hangar space dedicated to maintenance and repair services,

  . the volume and timing for 727 cargo conversions and the impact during future periods on airline use of both the 727 fleet type and JT8D engines (both of which are older models) as a result of increased fuel costs and interest rates,

  . our ability to attract and retain a sufficient number of mechanics to perform the maintenance, overhaul and repair services requested by our customers, and

  .  the timeliness of customer aircraft arriving for scheduled maintenance.

   Large portions of our operating expenses are relatively fixed. Since we typically do not obtain long-term commitments from our customers, we must anticipate the future volume of orders based upon the historic patterns of our customers and upon discussions with our customers as to their future requirements. Cancellations, reductions or delays in orders by a customer or group of customers could have a material adverse effect on our business, financial condition and results of operations.

 Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 2001

   The following tables set forth certain information relating to our operations for the periods indicated:

                                                Six Months Ended June 30,
                                             ----------------------------------
                                                  2000              2001
                                             ----------------  ----------------
                                                $        %        $        %
                                             --------  ------  --------  ------
                                                 (Dollars in Thousands)
Operating revenues:
  Sales....................................  $206,232   98.5%  $146,847   96.3%
  Other....................................     3,109    1.5%     5,615    3.7%
                                             --------  ------  --------  ------
    Total operating revenues...............   209,341    100%   152,462    100%
Cost of sales..............................   188,972   90.3%   152,542     --
                                             --------  ------  --------  ------
  Gross profit (loss)......................    20,369    9.7%       (80)    --
Operating expenses.........................    22,777   10.9%    29,217   19.2%
                                             --------  ------  --------  ------
  Loss from operations.....................    (2,408)  (1.2%)  (29,297) (19.2%)
Interest expense...........................    10,765    5.1%    13,116    8.6%
Charge to reserve notes receivable from KAV
 Inventory LLC.............................       --      --     29,400   19.3%
Other expense (income).....................     1,036    0.5%    (6,918)  (4.5%)
                                             --------  ------  --------  ------
  Loss before income taxes, equity income
   of affiliate and discontinued
   operations..............................   (14,209)  (6.8%)  (64,895) (42.6%)
Income tax expense.........................     2,627    1.2%        48     --
                                             --------  ------  --------  ------
  Loss before equity income of affiliate
   and discontinued operations ............   (16,836)  (8.0%)  (64,943) (42.6%)
Equity income of affiliate.................        93     --        --      --
                                             --------  ------  --------  ------
  Loss from continuing operations..........   (16,743)  (8.0%)  (64,943) (42.6%)
Discontinued operations, net of income
 taxes.....................................   (16,138)  (7.7%)   (4,342)  (2.8%)
                                             --------  ------  --------  ------
    Net loss...............................  $(32,881) (15.7%) $(69,285) (45.4%)
                                             ========  ======  ========  ======

   Operating revenues for the six months ended June 30, 2001 decreased $56.8 million or 27.1% to $152.5 million, from $209.3 million for the six months ended June 30, 2000. The decrease in revenues is primarily attributable to decreased revenues from our heavy airframe maintenance operations. This decrease was generally caused by a reduction in market opportunities due to adverse market conditions, which has caused many of our customers to delay maintenance on their aircraft or park older aircraft maintained by us due to rising fuel prices and economic conditions. Our market has also been adversely impacted during 2001 by increased competition that has spread outsourced available heavy airframe maintenance among a larger group of providers. In addition, revenues decreased due to the temporary closure of our Oscoda, Michigan facility and the consolidation of our Winston Salem, North Carolina heavy aircraft maintenance facility into our Greensboro, North Carolina operations, impacts of fixed pricing and a change in the timing of revenue recognition in relation to the design and construction of specialized parts effective December 31, 2000. In addition, revenue for one of our aircraft component MR&O operations declined $6.6 million, due to a reduction in market opportunities and the effects of reduced working capital availability. Also, revenues for Caribe Aviation declined $3.6 million due primarily to the sale of that business in May 2001.

   Gross profit decreased $20.5 million, or 100.5% to ($0.1) million for the six months ended June 30, 2001, compared with $20.4 million for the six months ended June 30, 2000. Gross profit for the six months ended June 30, 2000 was negatively impacted by a charge recorded in the second quarter of 2000 of $6.6 million relating to the disposition of the three A-300 aircraft that were sold during August and September 2000. In addition, we incurred losses of $1.3 million during the beginning of the first quarter of 2001 associated with the start-up of operations at one of our heavy airframe maintenance facilities for a new program that began at the end of 2000. Additionally, due to adverse economic conditions as described above, we provided for an additional $2.0 million in inventory and other reserves during the six months ended June 30, 2001. The remaining decrease in gross profit during these periods is primarily attributable to the reduction in revenue described above relative to our primarily fixed cost structure and the impact of price competition and fixed pricing on certain of our heavy airframe maintenance operations. As a result of reduced revenues and market opportunities, as described above, during the first six months of 2001 we closed and consolidated certain facilities and reduced headcount at each of our operations resulting in an aggregate reduction of approximately 19% of our workforce. In addition, in April 2001 we implemented salary and benefit reductions that affected virtually all employees. These initiatives are expected to reduce our operating expenses by approximately $22.0 million to $25.0 million on an annual basis. Gross profit as a percentage of operating revenues decreased to less than 0.1% for the six months ended June 30, 2001, from 9.7% for the six months ended June 30, 2000.

   Operating expenses increased $6.4 million or 28.1% to $29.2 million for the six months ended June 30, 2001, compared with $22.8 million for the six months ended June 30, 2000. Operating expenses as a percentage of operating revenues were 19.2% for the six months ended June 30, 2001, compared to 10.9% for the six months ended June 30, 2000. Included in operating expenses for the six months ended June 30, 2001 are an aggregate of $12.0 million in non-cash charges including the write off of goodwill and certain leasehold improvements associated with the closure of the Oscoda, Michigan heavy airframe maintenance facility, an impairment relating to the Oscoda, Michigan engine overhaul operation, an allowance relating to a receivable from one airframe customer which has experienced significant financial difficulty and consolidation of the operations of Aircraft Interior Design into a single facility in Dallas, Texas.

   Interest expense for the six months ended June 30, 2001 increased by $2.3 million or 21.3% to $13.1 million, from $10.8 million for the six months ended June 30, 2000. This increase was primarily attributable to increased amortization of bank fees due to the significant bank fees paid during 2000 and the beginning of 2001 and amortization relating to the sale of Caribe during the second quarter.

   As described above, during the quarter ended June 30, 2001, we recorded a charge to fully reserve against the notes receivable due from KAV Inventory, LLC in the amount of $29.4 million. See further discussion above.

   Other expense (income) decreased $7.9 million from expense of $1.0 million for the six months ended June 30, 2000 to income of $6.9 million for the six months ended June 30, 2001. Other expense (income) for the six months ended June 30, 2000 includes our recording a loss of $0.9 million in connection with the disposition of the AvAero joint venture. Included in other income for the six months ended June 30, 2001 is the gain on the sale of Caribe and the recognition of income on a lease deposit, totaling $7.9 million in the aggregate.

   As a result of the above factors, loss before income taxes, equity income of affiliate and discontinued operations for the six months ended June 30, 2001 was a loss of $64.9 million, compared to a loss of $14.2 million for the six months ended June 30, 2000.

   Equity income of affiliate, net of income taxes, decreased $0.1 million for the six months ended June 30, 2001 to zero from $0.1 million for the same period in 2000. The decrease was attributable to the winding down in the operations of the affiliate. During the second quarter of 2000, our remaining investment in the affiliate was liquidated resulting in a charge of $0.9 million, which is included in interest expense and other.

   For the reasons set forth above, loss from continuing operations for the six months ended June 30, 2001 was $64.9 million or $4.33 per diluted share, compared to $16.7 million, or $1.12 per diluted share for the six months ended June 30, 2000. Weighted average common and common equivalent shares outstanding (diluted) were 15.0 million during the six months ended June 30, 2001 and 2000.

   Loss from discontinued operations for the six months ended June 30, 2001 was $4.3 million, or $0.28 per diluted share, compared to $16.1 million or $1.07 per diluted share for the six months ended June 30, 2000. Loss from discontinued operations for the six months ended June 30, 2001 is primarily comprised of collections on receivables retained from the sale of the redistribution operations that had been fully reserved offset by the reserving of certain other assets including $5.1 million of reserves relating to assets whose realizability is impacted by KAV and the financial condition of the purchaser of the redistribution operations.

 Year Ended December 31, 1999 Compared to Year Ended December 31, 2000

   The following tables set forth certain information relating to our operations for the periods indicated:

                                                1999               2000
                                           ----------------  -----------------
                                              $        %         $        %
                                           --------  ------  ---------  ------
                                                    (In Thousands)
Operating revenues:
  Sales, net.............................. $359,956   96.8%  $ 333,289   98.6%
  Other...................................   11,797    3.2%      4,788    1.4%
                                           --------  ------  ---------  ------
    Total operating revenues..............  371,753  100.0%    338,077  100.0%
Cost of sales and services................  307,944   82.8%    353,331  104.5%
                                           --------  ------  ---------  ------
  Gross profit (loss).....................   63,809   17.2%    (15,254)  (4.5%)
Operating expenses........................   41,774   11.2%     74,580   22.1%
                                           --------  ------  ---------  ------
  Income (loss) from operations...........   22,035    6.0%    (89,834) (26.6%)
Interest expense and other................   17,322    4.7%     21,272    6.3%
                                           --------  ------  ---------  ------
Income (loss) before income taxes, equity
 income of affiliates and discontinued
 operations...............................    4,713    1.3%   (111,106) (32.9%)
Income tax expense........................    3,004    0.8%      4,810    1.4%
                                           --------  ------  ---------  ------
  Income (loss) before equity income of
   affiliates and discontinued
   operations.............................    1,709    0.5%   (115,916) (34.3%)
Equity income of affiliates...............    1,289    0.3%         43     --
                                           --------  ------  ---------  ------
  Income (loss) from continuing
   operations.............................    2,998    0.8%   (115,873) (34.3%)
Discontinued operations, net of income
 taxes....................................  (24,721)  (6.6%)   (95,757) (28.3%)
                                           --------  ------  ---------  ------
    Net loss.............................. $(21,723)  (5.8%) $(211,630) (62.6%)
                                           ========  ======  =========  ======

   Operating results from continuing operations reflect the results of operations of our MR&O and leasing operations. Operating revenues for the year ended December 31, 2000, decreased $33.7 million, or 9.1%, to $338.1 million, from $371.8 million for the same period in 1999. As discussed herein, operating revenues in 2000 were negatively impacted by a reduced volume of orders received from existing customers due to concerns over the status of our credit facility and our financial stability, and a reduction in market opportunities caused by several airline customers delaying or deferring maintenance in an effort to reduce costs. Revenues were also affected by increased competition that spread outsourced aircraft maintenance among a larger group of providers, which caused us to give various price concessions and fixed pricing in order to retain customers. In addition, revenues from our leasing operation decreased $13.0 million from period to period, due to a significant reduction in leased assets and sales of leased assets in 1999, which did not recur in 2000.

   Gross profit decreased $79.1 million, or 123.9%, to a loss of $15.3 million for the year ended December 31, 2000, compared with a profit of $63.8 million for the year ended December 31, 1999. As discussed below, gross profit for the year ended December 31, 1999 included charges related to the carrying value of our inventory and aircraft that we owned totaling $12.7 million. Gross profit for the year ended December 31, 2000 was negatively impacted by a charge recorded in the second quarter of 2000 of $6.6 million relating to the disposition of the three A-300 aircraft which were sold during August and September 2000. Additionally, due to our continuing efforts to reduce our debt through sales of our assets, we recorded a charge of $4.9 million in the year ended December 31, 2000 to reduce the carrying value of certain equipment on lease and inventory (including the A-300 aircraft we continue to own) to an amount estimated to be recoverable through the sale of such assets. We further recorded a charge of $3.0 million relating to inventory which was scrapped in connection with the move of one of our MR&O operations, Aircraft Interior Design, from Florida to Texas. We also experienced a decrease in gross profit from our leasing operations, due to a reduction in our investment in leased assets and sales of leased assets in 1999, which did not recur in 2000.

   Gross profit as a percentage of operating revenues decreased to (4.5)% for the year ended December 31, 2000, from 17.2% for the year ended December 31, 1999. In addition to the items discussed above, gross profit for the year ended December 31, 2000 was also negatively impacted by inefficiencies and reductions in gross profits realized as a result of delays in the timing of orders being placed into service, a reduced volume of orders received from existing and potential customers due to concerns which existed over the status of our credit facility and our financial stability, and a reduction in market opportunities caused by several airline customers' decision to defer aircraft or aircraft component maintenance in an effort to reduce costs due to higher fuel prices and interest rates. Also, due to our primarily fixed cost structure, excess capacity in our airframe maintenance facilities resulted in reduced realization and gross profit. Lastly, gross profit was negatively impacted by the effects of price concessions and fixed pricing in the dynamic competitive environment that we experienced in 2000. Our operating results for the year ended December 31, 2000 were significantly adversely affected by these factors. While there can be no assurances, we believe these concerns have been reduced as a result of the execution of an amended credit facility, the closing of our Oscoda, Michigan heavy airframe maintenance facility, our recent headcount reductions and the previously announced transactions involving sales of our assets to reduce our debt, all as described above.

   Operating expenses increased $32.8 million or 78.5% to $74.6 million for the year ended December 31, 2000, compared with $41.8 million for the year ended December 31, 1999. Operating expenses as a percentage of operating revenues were 22.1% for the year ended December 31, 2000, compared to 11.2% for the year ended December 31, 1999. As discussed below, operating expenses for the year ended December 31, 1999 included non-recurring charges of $5.3 million. Operating expenses in 2000 were affected by increased costs associated with the operation of new facilities opened during 1999. They were also affected by a $2.0 million increase in professional fees during 2000 compared to 1999, relating primarily to the completion of our 1999 audit and the refinancing and amendments to our credit facility, and a charge of $22.3 million relating to bad debt reserves recorded against certain major customers, including accounts receivable relating to a customer which filed for bankruptcy protection in 2000 and maintenance performed on an aircraft for a customer that recently ceased operation. In addition, during 2000 we recorded a non-cash charge of $7.8 million relating to the write-off of goodwill and contract costs associated with the temporary closure of one of our MR&O facilities, as described above. Operating expenses were also negatively impacted by costs associated with the move to new facilities during the third quarter of 2000 of two of our MR&O operations, Caribe Aviation and Aircraft Interior Design.

   Interest expense and other from continuing operations for the year ended December 31, 2000 increased by $4.0 million or 22.8% to $21.3 million, from $17.3 million for the year ended December 31, 1999. The increase was due, in part, to our recording a loss of $0.9 million in connection with the disposition of the AvAero joint venture. Additionally, we paid bank fees of $10.6 million during the year ended December 31, 2000. Total amortization of bank fees, including bank fees attributable to discontinued operations, for the year ended December 31, 2000 was $13.7 million. Interest expense relating to continuing operations for the year ended December 31, 2000 was $20.3 million, compared to $18.6 million for the year ended December 31, 1999. Cash interest due in 2001 includes an aggregate of $13.4 million in interest due on our outstanding old notes, and annualized current interest on amounts due under our senior credit facilities of approximately $5.5 million.

   In addition, we were not in compliance with the financial covenants under our credit facility as of December 31, 1999 and March 31, 2000. As a result, during the first quarter of 2000, we entered into a standstill agreement with our lenders under which they agreed to forbear in regards to these covenant violations and other matters. Under the terms of the standstill agreements, our interest rate was increased by 2%. We were also required to pay substantial financing fees ($1.5 million) that were expensed over the term of the original standstill agreement, which expired on March 31, 2000 and an additional $1.5 million that related to a further extension of the standstill agreement through May 31, 2000 which were expensed during the second quarter of 2000. In connection with the May 31, 2000 amendment of the credit facility, we paid additional bank fees of $3.8 million, which are being amortized over the term of the facility which expires in July 2002, and we committed to pay an additional $2.0 million in fees in 2001 if the credit agreement has not been refinanced by that date. In connection with the amendment to the credit facility which became effective June 25, 2000, we paid fees of $2.2 million, which are being amortized between July 1, 2000 and June 30, 2002.

   As a result of the above factors, income (loss) before income taxes, equity income of affiliate and discontinued operations for the year ended December 31, 2000 was a loss of $111.1 million, compared to income of $4.7 million for the year ended December 31, 1999.

   Income tax expense increased $1.8 million to $4.8 million for the year ended December 31, 2000, from $3.0 million for the year ended December 31, 1999. Income tax expense for the year ended December 31, 2000 is primarily comprised of state income tax accrual and a provision for a full valuation allowance on our deferred tax assets. These charges are primarily non-cash charges.

   Equity income of affiliate, net of income taxes, decreased $1.2 million for the year ended December 31, 2000 to $0.1 million, from $1.3 million for the same period in 1999. The decrease was attributable to the winding down in the operations of the AvAero joint venture. During the second quarter of 2000, our remaining investment in the joint venture was liquidated resulting in a $0.9 million charge, which is included in interest expense and other.

   For the reasons set forth above, income (loss) from continuing operations for the year ended December 31, 2000 was a loss of $115.9 million ($7.72 per diluted share), compared to income of $3.0 million ($0.21 per diluted share) for the year ended December 31, 1999. Weighted average common and common equivalent shares outstanding (diluted) were 15.0 million during the year ended December 31, 2000, compared to 14.2 million for the year ended December 31, 1999.

   Discontinued operations include the results of operations of our redistribution operation, new parts distribution operation and manufacturing operations, all of which were sold during 2000.

   Income (loss) from discontinued operations for the year ended December 31, 2000 was a loss of $23.4 million, or $1.55 per diluted share, compared to a loss of $24.7 million, or $1.77 per diluted share, for the year ended December 31, 1999. Revenues and gross margin in our redistribution operations decreased during 2000 as a result of our decision to limit purchases of spare aircraft parts commencing at the end of the first quarter of 2000 and our initiative to reduce inventory in our redistribution operations (and use the proceeds from such inventory reductions to repay senior debt). Operating revenues were also negatively impacted during 2000 by customer concerns regarding the status of our credit agreement and financial stability. Operating expenses relating to our redistribution operations also increased as a result of our strategy during 1999 and the beginning of 2000 to continue to grow these operations. During the latter portion of the first quarter of 2000, we restructured our redistribution operations and reduced headcount in that business. Additionally, our redistribution operation experienced an increase in interest expense primarily attributable to the increased debt required to support its operations.

   Results from discontinued operations also include losses on the disposal of the discontinued operations of $72.3 million (or $4.82 per diluted share) for the year ended December 31, 2000. Please read "Recent Developments" above.

 Year Ended December 31, 1998 Compared to Year Ended December 31, 1999

   The following tables set forth certain information relating to our operations for the periods indicated:

                                                   1998            1999
                                              --------------- ----------------
                                                 $       %       $        %
                                              -------- ------ --------  ------
                                                      (In Thousands)
Operating revenues:
  Sales, net................................. $177,279  96.1% $359,956   98.6%
  Other......................................    7,169   3.9%   11,797    3.2%
                                              -------- ------ --------  ------
    Total operating revenues.................  184,448 100.0%  371,753  100.0%
Cost of sales and services...................  141,569  76.8%  307,944   82.8%
                                              -------- ------ --------  ------
  Gross profit...............................   42,879  23.2%   63,809   17.2%
Operating expenses...........................   17,721   9.6%   41,774   11.2%
                                              -------- ------ --------  ------
  Income from operations.....................   25,158  13.6%   22,035    6.0%
Interest expense and other...................   13,699   7.5%   17,322    4.7%
                                              -------- ------ --------  ------
Income before income taxes, equity income of
 affiliates and discontinued operations......   11,459   6.1%    4,713    1.3%
Income tax expense...........................    4,281   2.2%    3,004    0.8%
                                              -------- ------ --------  ------
  Income before equity income of affiliates
   and discontinued operations affiliates and
   discontinued operations...................    7,178   3.9%    1,709    0.5%
Equity income of affiliates..................    1,356   0.7%    1,289    0.3%
                                              -------- ------ --------  ------
  Income from continuing operations..........    8,534   4.6%    2,998    0.8%
Discontinued operations, net of income
 taxes.......................................   16,959   9.2%  (24,721)  (6.6%)
                                              -------- ------ --------  ------
    Net income (loss)........................ $ 25,493  13.8% $(21,723)  (5.8%)
                                              ======== ====== ========  ======

   Revenues for the year ended December 31, 1999 increased $187.4 million or 101.5% to $371.8 million, from $184.4 million for the year ended December 31, 1998. This increase is due primarily to the acquisition of TIMCO in September 1998 which has been accounted for under the purchase method of accounting and therefore is only included in the results of operations from the date of acquisition.

   Gross profit increased $20.9 million or 48.8%, from $42.9 million for the year ended December 31, 1998 to $63.8 million for the year ended December 31, 1999 primarily due to the TIMCO acquisition. Gross profit margin for the year ended December 31, 1999 was 17.2%, a decrease of 6.0% from a gross profit margin of 23.2% for the year ended December 31, 1998. During the fourth quarter of 1999, we recorded a non-recurring reduction in the carrying value of our inventory at December 31, 1999 including a reduction in the carrying value of the four A-300 aircraft which we owned, totaling $12.7 million. Excluding these charges, the gross profit margin for 1999 was 21.5%, compared to 23.2% for 1998. The gross profit margin for our MR&O operations decreased slightly in 1999 due to an increase in labor expenses coupled with increased competition and pressure to maintain level pricing for services. In addition, MR&O gross profit margin decreased slightly due to the increased relative significance of TIMCO, which realizes lower gross profit margins than our other MR&O operations, to our total MR&O operations.

   Operating expenses increased $24.1 million to $41.8 million for the year ended December 31, 1999, compared with $17.7 million for the year ended December 31, 1998. Operating expenses as a percentage of operating revenues were 11.2% for the 1999 fiscal year, compared to 9.6% for 1998. During the fourth quarter of 1999, we recorded a non-recurring primarily non-cash charge of $5.3 million related to an addition to the allowance for doubtful accounts receivable and the write-off of miscellaneous deposits and other assets which have been determined to not be collectible. The remaining increase was primarily attributable to professional fees aggregating approximately $2.0 million relating to several large transactions that were not completed and start up costs associated with the opening of five new facilities during the fiscal year.

   As a result of all of these factors, income from operations was $22.0 million for 1999, compared to $25.2 million for 1998.

   Interest expense and other from continuing operations for the year ended December 31, 1999 increased $3.6 million compared to interest expense for 1998. The increase in interest expense was due to increased interest rates on variable rate debt, coupled with increased net borrowings during 1999 to finance the growth in our MR&O operations, including the acquisition of the assets of Kitty Hawk, Inc.'s maintenance operations and additional substantial investments in facilities, equipment and computer systems to support our operations. During 1999, we opened four new MR&O facilities in addition to the MR&O facilities that we acquired from Kitty Hawk, Inc. We also installed new computer systems in our MR&O operations. Interest expense and other includes a profit of $1.4 million realized in 1999 relating to the sale of real estate.

   Discontinued operations incurred a loss of $24.7 million for the year ended December 31, 1999 compared to a profit of $17.0 million for the year ended December 31, 1998. The variance is primarily attributable to adjustments recorded as of December 31, 1999 to the carrying value of certain assets and other charges totaling approximately $44.4 million. These charges were comprised primarily of an adjustment to the carrying value of redistribution inventory and a write-down of capitalized costs previously expended relating to the development of a new software system which has not been implemented and will not be completed.

   The net loss for the year ended December 31, 1999 was $21.7 million ($1.56 per diluted share), compared to net income of $25.5 million ($2.02 per diluted share) for the year ended December 31, 1998. Weighted average common and common equivalent shares outstanding (diluted) were 14.2 million for the year ended December 31, 1999, compared to 12.6 million for the year ended December 31, 1998. This increase is primarily the result of the public offering of additional common shares that we completed in June 1999 and which resulted in the issuance of 2.3 million additional shares of our common stock.

Liquidity And Capital Resources

 Liquidity

   As of June 30, 2001, we had outstanding indebtedness of approximately $195.3 million (excluding letters of credit), of which $26.9 million was senior debt and $168.4 million was other indebtedness. As of June 30, 2000, we had $425.4 million of outstanding indebtedness. Our ability to make payments of principal and interest will depend upon our future operating performance, which will be subject to economic, financial, competitive and other factors beyond our control. The level of our indebtedness is also important due to:

  .  our vulnerability to adverse general economic and industry conditions,

  . our ability to obtain additional financing for future working capital expenditures, general corporate and other purposes, and

  . the dedication of a substantial portion of our future cash flow from operations to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations and future business opportunities.

   In prior years, we relied primarily upon significant borrowings under our credit facility, and sales of our securities, including our senior subordinated notes, to satisfy our funding requirements relating to acquisitions of several businesses and to finance the growth of our business. During 2000 and 2001 to date, we have relied upon borrowings under our credit facility and the proceeds of term loans obtained, along with the proceeds from our asset sales, to meet our working capital requirements. We cannot assure you that financing alternatives will be available to us in the future to support our existing operations' working capital requirements.

 Cash

   Net cash provided by continuing operating activities during the six months ended June 30, 2001 and 2000 was $5.0 million and $9.1 million, respectively. Cash provided by (used in) investing activities during the six months ended June 30, 2001 and 2000 was $21.7 million and $(6.0) million, respectively. The cash provided by investing activities for the six months ended June 30, 2001 primarily related to the sale of a note receivable to an affiliate coupled with an initiative to reduce capital expenditures associated with tooling investments in our MR&O operations and equipment purchases. Cash used in financing activities for the six months ended June 30, 2001 and 2000 was $27.2 million and $23.0 million, respectively. Cash used in financing activities for the six months ended June 30, 2001 is primarily comprised of the proceeds of a $10.0 million term loan executed in February 2001, net of payments of financing costs offset by continued reductions in our revolving loan made possible by the sale of Caribe Aviation.

 Senior credit facilities

   Prior to May 31, 2000, we had a revolving loan and letter of credit facility of $300.0 million with a group of financial institutions. Effective May 31, 2000, the credit facility was amended and restated and the commitment was reduced to $285.0 million. Following the asset sales described above, the commitment was reduced to $57.7 million. The credit facility has been amended on several occasions since May 31, 2000. The credit facility as amended to date (the "senior revolving credit facility") expires in July 2002. Interest under the senior revolving credit facility is, at our option, (a) prime plus 3.0%, or
(b) LIBOR plus 4.5%. As of June 30, 2000 and June 30, 2001, the outstanding balance on the senior revolving credit facility was $268.0 million and $4.9 million, respectively. Borrowings under the senior revolving credit facility are secured by a lien on substantially all of our assets and the borrowing base primarily consists of certain of our receivables and inventory.

   The senior revolving credit facility contains certain financial covenants regarding our financial performance and certain other covenants, including limitations on the amount of annual capital expenditures and the incurrence of additional debt, and provides for the suspension of the senior revolving credit facility and repayment of all debt in the event of a material adverse change in the business or a change in control. In addition, the senior revolving credit facility requires mandatory repayments from the proceeds of a sale of assets or an issuance of equity or debt securities or as a result of insufficient collateral to meet the borrowing base requirements there under. We were committed to pay a $1.0 million financing fee on June 30, 2001, which we paid on July 2, 2001, and we paid an additional $0.2 million in financing fees in August 2001. To the extent the senior revolving credit facility remains outstanding as of certain dates, we are committed to pay incremental financing fees as follows: November 14, 2001 - 2% of outstanding commitment and February 14, 2002 - 2% of outstanding commitment.

   In February 2000, we obtained a $15.5 million senior term loan with the financial institution that is agent for the senior revolving credit facility. The proceeds from the term loan were used to repay debt outstanding under the senior revolving credit facility. The term loan, as amended, bears interest at 12%, contains financial covenants that are consistent with the senior revolving credit facility and matures in July 2002. We repaid $3.5 million of the term loan from the proceeds of the sale of Caribe. Remaining principal payments of $0.5 million per month are due beginning in January 2002 with a final principal payment of $8.5 million due in July 2002. Under the term loan agreement, we also granted warrants to the lender to purchase 129,000 shares of our common stock exercisable for nominal consideration at any time until December 31, 2005. The warrants entitle the holder to require us to repurchase the warrants or common shares issued upon prior exercise of the warrants at $8.50 per share.

   Our senior lenders have agreed to forbear until December 31, 2001 in regard to the default which existed in the senior credit facilities resulting from our failure to make the August 15, 2001 interest payment on the old notes. This forbearance effectively cures the cross-default under the term loan through the end of the forbearance period. Subsequent to the end of the forbearance period (if the restructuring is not completed by that date or if the forbearance period is not otherwise extended), the holder of the term loan will have the ability to accelerate payment of the outstanding term loan balance. As a result, the entire $12.0 million balance of the term loan as of June 30, 2001 has been classified as a current liability in the accompanying condensed consolidated balance sheet at that date.

   In February 2001, we obtained a $10.0 million senior term loan from a financial institution. The term loan bears interest at LIBOR plus 2% and matures in August 2002. The proceeds of the term loan were used to pay the semi-annual interest payment on the senior subordinated notes in February 2001 of $6.7 million and for working capital purposes. In connection with the term loan, we issued warrants to purchase 250,000 shares of our unissued common stock at an exercise price of $4.00 per share to each of four individuals. Of these individuals, one of them is an officer and a director, and a second is one of our principal stockholders. Each of these four individuals provided credit support to the financial institution which advanced the term loan proceeds. In May 2001, we obtained a short-term increase of up to $3.0 million in the term loan. We borrowed $2.0 million under the increased term loan in May 2001 and thereafter repaid the additional borrowing from the proceeds of the Caribe sale. One of our principal stockholders provided credit support for the increased amount of the term loan. In return for providing credit support, the stockholder received a cash fee of $0.1 million and warrants to purchase 333,334 shares of our common stock at an exercise price of $1.40 per share.

Senior Subordinated Notes

   In February 1998, we sold $165.0 million of the old notes due in 2008 with a coupon rate of 8.125% at a price of 99.395%. The old notes mature on February 15, 2008. Interest is payable on February 15 and August 15 of each year. The old notes are general unsecured obligations, subordinated in right of payment to all existing and future senior debt, including indebtedness outstanding under the senior credit facility and under facilities, which may replace the senior credit facility in the future. In addition, the old notes are effectively subordinated to all secured obligations to the extent of the assets securing such obligations, including the senior credit facility.

   The indenture pursuant to which the old notes have been issued permits us and our subsidiaries to incur substantial additional indebtedness, including senior debt. Under the indenture for the old notes, we may borrow unlimited additional amounts so long as after incurring such debt we meet a fixed charge coverage ratio for the most recent four fiscal quarters. Additionally, the indenture for the old notes allows us to borrow and have outstanding additional amounts of indebtedness (even if we do not meet the required fixed charge coverage ratios), up to enumerated limits. We did not meet the fixed charge coverage ratio for the one-year period ended June 30, 2001. Accordingly, our ability to incur additional debt is currently limited under the indenture for the old notes. The old notes are also effectively subordinated in right of payment to all existing and future liabilities of any of our subsidiaries that do not guarantee the old notes.

   The old notes are unconditionally guaranteed, on a senior subordinated basis, by substantially all of our existing subsidiaries and each subsidiary that we organize in the future, unless such subsidiary is designated as an unrestricted subsidiary (the "subsidiary guarantors"). Subsidiary guarantees are joint and several, full and unconditional, general unsecured obligations of the subsidiary guarantors. Subsidiary guarantees are subordinated in right of payment to all existing and future senior debt of subsidiary guarantors, including the senior credit facility, and are also effectively subordinated to all secured obligations of subsidiary guarantors to the extent of the assets securing such obligations, including the senior credit facility. Furthermore, the indenture for the old notes permits subsidiary guarantors to incur additional indebtedness, including senior debt, subject to certain limitations.

   The old notes are redeemable, at our option, in whole or in part, at any time after February 15, 2003, at the following redemption prices, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date: (i) 2003 - 104.063%; (ii) 2004 - 102.788%; (iii) 2005 - 101.354%; and (iv) 2006 and
thereafter - 100%. Upon the occurrence of a change of control, we will be required to make an offer to repurchase all or any part of holder's old notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the repurchase date. There can be no assurance that we will have the financial resources necessary to purchase the old notes upon a change of control or that such repurchase will be permitted under the senior credit facility.

   Under the indenture for the old notes, if we sell assets (other than inventory in the ordinary course of business or leases or assets subject to leases in the ordinary course of business) with a fair market value in excess of $2.0 million or for net proceeds in excess of $2.0 million, we must comply with certain requirements. First, the sales price must be at least equal to the fair market value of the assets and at least 80% of the sales price must be paid in cash. Second, we must use the proceeds from such asset sales, within 270 days after completion of the sales, to either permanently repay senior debt or acquire other businesses or assets (or, if the proceeds are not used for these purposes, then such proceeds must be used to repurchase senior subordinated notes).

   Proceeds from the asset sales described in "Business--Recent Sales of Businesses to Reduce Senior Debt and to Focus Our Continuing Operations on Our MR&O Business" have been used to permanently repay senior debt. Further, if the value of the assets sold exceeds $15.0 million, our board of directors must determine that we are receiving fair market value for the assets sold.

   The indenture for the old notes contains certain other covenants that, among other things, limit (as described above) our ability and the ability of our subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make investments, issue capital stock of subsidiaries, create certain liens securing indebtedness, enter into certain transactions with affiliates, sell assets or enter into certain mergers and consolidations or sell all or substantially all of our assets.

   As described above, we have entered into an agreement to restructure these notes and to amend the covenants in the indenture for the old notes, including the covenants relating to repurchase of the old notes upon a change of control and upon a sale of substantially all of our assets.

Other Notes

   In connection with the acquisition of Kratz-Wilde Machine Company, one of our subsidiaries delivered a non-interest-bearing promissory note (guaranteed by us) to the sellers in the original principal amount of $2.5 million (discounted to $2.2 million). A payment of $1.2 million was made during January 1999 and the remaining principal balance of $1.3 million was paid in January 2000. Interest on this note has been imputed at 8%.

   In connection with the acquisition of Caribe and AIDI, one of our subsidiaries delivered to the sellers a promissory note in the original principal amount of $5.0 million, which was guaranteed by us. The note was payable over a two-year period with an interest rate of 8% per annum. The first payment of $2.5 million was made during March 1999 and the final payment was paid in March 2000.

Lease For Miramar Facilities

   During 1998, we decided to move our redistribution operation and one of our MR&O operations to new facilities in Miramar, Florida. On December 17, 1998, we entered into an operating lease for the new facility with Wells Fargo, as successor to First Security Bank, National Association, as trustee of a newly created trust, as lessor. The lease has an initial term of five years and is a triple net lease. The lease contains financial covenants regarding our financial performance and other affirmative and negative covenants. Substantially all of our subsidiaries have guaranteed our obligations under the lease. Additionally, we have an option to acquire the new facility at the end of the lease and, if we do not purchase the new facility at the end of the lease, we will be obligated to pay a fee. Management estimates that the current fair value of the facility exceeds the Company's purchase option. Accordingly, no fee has been accrued by the Company. Lease payments are currently at the rate of LIBOR plus 4.5%, and we are responsible for all property taxes, insurance and maintenance of the facility. We moved our corporate headquarters and redistribution operations into one of the new facilities in April 2000 and one of our MR&O operations, Caribe Aviation, into another building adjacent to the redistribution operations facility during October 2000. In conjunction with the sale of our redistribution operations (see "Recent developments concerning our operations" above), we subleased the corporate headquarters and redistribution operation facility to the purchaser of our redistribution operations for a period of five years with the right to renew for five consecutive five-year periods at a market rental rate. Further, in May 2001 the purchaser of the Caribe business acquired the land and building on which that business operates.

   The lessor has financed the development of the new facility through a $43.0 million loan from a financial institution. In conjunction with the sale of Caribe, the purchaser of that business also acquired the real estate and facility in which Caribe operates for $8.5 million. These proceeds were used to repay a portion of the financing provided to develop the facility. We and substantially all of our subsidiaries have guaranteed the repayment of $29.3 million of the lessor's obligations under its loan agreement. The lessor's obligations under the agreement are secured by a lien on the real property and on the new facility. Further, we have posted an irrevocable letter of credit in the amount of $9.0 million to secure both our obligations under the lease and certain of the lessor's obligations under the related loan agreement.

   The lease agreement has been amended on several occasions. Under the terms of an April 19, 2001 amendment, two stockholders of the Company provided a guarantee in an amount up to $1.0 million. Such guarantee was released in conjunction with the sale of Caribe and repayment of proceeds relating to the sale of the real estate and facility as discussed above. As part of the April 19, 2001 amendment, the lessor has agreed to waive non-compliance with financial covenants, if any, through the period ended December 31, 2001.

   Further, under a September 10, 2001 agreement, we have agreed that the lender may draw down in full, at any time, the $9.0 million letter of credit which we have posted as security for this loan and apply the proceeds from such letter of credit draw against balances outstanding under the loan agreement.

            QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK

   The table below provides information about our market sensitive financial instruments and constitutes a "forward-looking statement" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our major market risk exposure is changing interest rates in the United States and fluctuations in the London Interbank Offered Rate. Our policy is to manage interest rates through use of a combination of fixed and floating rate debt. All items described are non-trading. The table below assumes the December 31, 2000 interest rates remain constant (dollars in thousands).

                                                                               Fair Value
                                                                              December 31,
                          2001     2002    2003 2004 2005 Thereafter  Total       2000
                         -------  -------  ---- ---- ---- ---------- -------- ------------
Long term debt:
 Fixed rate debt........ $    29  $16,498  --   --   --    $164,345  $180,872   $82,527
 Average interest rate..   12.00%   12.00% --   --   --        8.13%
 Variable interest rate
  debt.................. $35,959      --   --   --   --         --   $ 35,959   $35,959
 Average interest
  rates.................   11.31%     --   --   --   --         --

                                    BUSINESS

General

   We are a leading provider of aviation maintenance, repair and overhaul ("MR&O") services. We believe that we are the largest independent provider of heavy maintenance services for aircraft in North America. We sell and provide aircraft maintenance, repair and overhaul services to commercial passenger airlines and air cargo carriers throughout the world.

   We offer maintenance and repair services through our eight repair stations licensed by the Federal Aviation Authority (FAA). These services include maintenance, repair and modification services for aircraft, and repair and overhaul services on a wide range of aircraft components, flight control surfaces, aircraft interiors and Pratt & Whitney JT8D engines. In addition, we also provide modification services for the conversion of passenger aircraft to freighter configuration as well as aircraft engineering services.

   Our strategy is to be the vendor of choice to our customers, providing total aircraft maintenance solutions to meet our customers' maintenance, repair and overhaul requirements. The services we offer allow our customers to reduce their costs by outsourcing some or all of their maintenance, repair and overhaul functions.

   We were incorporated as a Delaware corporation in 1996.

Recent Developments In Our Continuing Operations

   During 2000 and through the second quarter of 2001, competition in the market for airframe maintenance and repair services increased as certain competitors expanded capacity. Additionally, during this same period, some airlines, in response to rising costs primarily related to fuel prices, reduced or deferred their levels of maintenance, resulting in some cases in less outsourcing of aircraft maintenance. In addition, during 2000 concern existed with some of our customers and potential customers regarding the status of our credit facility and regarding our financial stability. We believe that these factors adversely affected the amount and timing of work that we received from our customers. Additionally, because of our financial situation and the competition in our industry, our facilities (and the facilities of most other third-party maintenance service providers) had excess capacity during 2000. During 2000 and through the second quarter of 2001, in an attempt to fill our excess capacity and to meet competitive pressures, we offered pricing discounts and performed services for a greater volume of single aircraft customers, which had a significant negative impact on our overall efficiency.

   In March 2001, in an effort to reduce our operating expenses, we temporarily closed our Oscoda, Michigan heavy airframe maintenance facility and reduced headcount at certain of our other MR&O facilities. We also consolidated our Winston-Salem, North Carolina airframe maintenance facility into our Greensboro, North Carolina Facility, our Aircraft Interior Design operation into a single facility in Dallas, Texas and entered into a three-year agreement with a customer to dedicate our Macon, Georgia heavy airframe maintenance facility to servicing that customer's airframe maintenance requirements. These initiatives, which reduced our total headcount by approximately 400, are expected to reduce our operating expenses by approximately $12.0 million on an annual basis.

   As of August 2001, our customer base is primarily comprised of a small number of large commercial airlines and cargo carriers and other smaller airlines, cargo carriers and leasing companies for whom we provide a lesser volume of services. During 2000, our four largest continuing customers in the aggregate represented approximately 31.7% of our total revenues and our largest customer represented 14.0% of our total revenues. We consider our relationship with each of these customers to be good and, although there can be no assurance, we expect that these customers will continue to represent a significant portion of our total revenues in the future. However, the loss of one or more of our large customers would likely have a material adverse effect on our future results of operations.

Recent Sales Of Businesses To Reduce Senior Debt And To Focus Our Continuing Operations On Our MR&O Businesses

   During 2000 and the first six months of 2001, we engaged in a restructuring of our business and operations intended to focus our business on our maintenance, repair and overhaul operations and to reduce our senior debt.

   In May 2001, we completed the sale of the assets of our Caribe Aviation, Inc. component repair subsidiary for $22.5 million, of which we received $21.75 million at closing with the balance to be paid within one year, subject to post-closing adjustments. We used $13.5 million of the proceeds from the sale to repay senior debt and the remainder for working capital.

   In September 2000, our board of directors made the decision to dispose of our Dixie Aerospace Bearings new parts distribution operation. On December 26, 2000, we completed the sale of our Dixie Aerospace new parts distribution operation to Wencor West, Inc. for $17.7 million, including debt assumed by Wencor West. We used the net cash proceeds of the sale, which approximated $13.5 million, to repay senior debt. In addition, we retained certain accounts receivable and inventory of Dixie's new parts distribution operation which are being liquidated pursuant to collection and consignment agreements executed with the purchaser.

   On December 1, 2000, we completed the sale of substantially all of the assets and business of our redistribution operation in a series of transactions which were intended to constitute a single transaction (the "Transaction"). The Transaction was entered into with Kellstrom Industries, Inc. ("Kellstrom") and KAV Inventory, LLC ("KAV"). KAV is a 50/50 limited liability company organized by Kellstrom and us. The aggregate purchase price received by us in the Transaction was $156.4 million, approximately $127.0 million of which was paid in cash ($122.0 million after payment of transaction expenses). The net proceeds of the Transaction were used by us to repay senior debt.

   The first component of the Transaction consisted of KAV's acquisition of substantially all of the aircraft and engine spare parts inventory and the engine inventory of our redistribution operation, as well as certain rotable parts inventories from two of our MR&O operations. The purchase price paid for this inventory was 89% of the closing date adjusted book value of such inventory ($148.6 million), subject to post-closing adjustment as set forth in the agreement relating to the inventory sale. As part of the Transaction, KAV consigned the inventory to Kellstrom.

   The cash portion of the purchase price paid for the inventory ($105.5 million) was obtained by KAV from a syndicate of financial institutions led by Bank of America, N.A., with the balance paid in the form of three subordinated promissory notes. The KAV institutional financing is secured by a lien on all of the assets of KAV. The first two subordinated notes, each in the principal amount of $13.7 million, are five-year senior subordinated notes bearing interest at the rate of 14% per annum (see below for a description of Kellstrom's purchase of one of these notes). The first two notes are subordinated in all respects to the KAV institutional financing. The third subordinated note is a five-year junior subordinated note in the principal amount of $15.7 million bearing interest at the rate of 14% per annum. The junior subordinated note is subordinated in all respects to both the KAV institutional financing and to repayment of the two senior subordinated notes. These amounts will be paid with funds available after repayment of the KAV institutional financing and before repayment of the $13.7 million senior subordinated notes.

   We have agreed with Kellstrom to equally share the operational expenses of KAV beyond amounts permitted under the loan agreement relating to KAV's institutional financing. Additionally, we posted an $8.5 million letter of credit and Kellstrom posted a $6.5 million letter of credit with Bank of America to secure (in part) KAV's institutional financing. The letters of credit will only be drawn upon a default by KAV of its loan obligations and if drawn, such amounts will be treated as loans to KAV and will be repaid prior to repayment of the senior subordinated notes. Additionally, we and Kellstrom will each be repaid the approximately $2.3 million which we each advanced to KAV for use in paying bank fees and expenses relating to obtaining their institutional financing. We and Kellstrom will be repaid these amounts prior to repayment of the senior subordinated notes.

   The second component of the Transaction consisted of a sale to Kellstrom of certain non-inventory assets of our redistribution operation and the assumption by Kellstrom of a portion of the redistribution operation's accounts payable. Kellstrom also acquired one of the $13.7 million senior subordinated notes described above. The net purchase price for these assets (including the $13.7 million senior subordinated note), after adjustment for assumed debt, was $21.5 million, all of which was paid in cash. The purchase price of the non-inventory assets purchased by Kellstrom is subject to post-closing adjustment as set forth in the agreement relating to the asset sale.

   Additionally, as part of the Transaction:

     (1) Kellstrom leased certain furniture, fixtures and equipment (the "FF&E") used in the redistribution operation and the redistribution operation's warehouse facility in Pearland, Texas for a one-year term;

     (2) Kellstrom leased the redistribution operation's 545,000 square foot headquarters and warehouse facility located in Miramar, Florida. Pursuant to a sublease agreement, Kellstrom will pay us the lesser of $384,000 or the actual lease payment due under our lease for this facility for each year during the initial five year lease term. We also granted Kellstrom the right to renew the sublease for five consecutive five year periods, at a fair market rental rate;

     (3) Kellstrom has an option to acquire the FF&E and/or the Pearland, Texas property during the term of the above-described leases, and for a period of 60 days thereafter, for a purchase price equal to the net book value of such assets (approximately $9.4 million in the aggregate). We have an option after one year to require Kellstrom to purchase the FF&E and/or the Pearland, Texas property for the same purchase prices; provided, however, that if we exercise either or both of our options, Kellstrom may defer its purchases of and continue to lease the FF&E and/or the Pearland, Texas property for up to an additional six months under certain circumstances;

     (4) We entered into a cooperation agreement under which we agreed to provide repair services for the KAV parts inventory as well as repair services to Kellstrom with respect to Kellstrom's parts inventory, and Kellstrom agreed to supply parts to our MR&O operations, on an ongoing basis;

     (5) We entered into a non-competition agreement with Kellstrom whereby we are restricted for a period of up to five years from engaging in the redistribution business; and

     (6) We granted Kellstrom a limited license to use the name "Aviation Sales" (if combined with the Kellstrom name) in connection with Kellstrom's redistribution business.

   On September 7, 2000, we completed the sale to Barnes Group Inc. of substantially all of the assets of our Kratz-Wilde Machine Company and Apex Manufacturing manufacturing operations for $41.0 million, excluding transaction expenses and possible post-closing adjustments as set forth in the agreement relating to the sale. The net proceeds of the sale were used to repay senior debt. In addition, as part of the sale, Barnes assumed the closing date ordinary course liabilities of these businesses.

   In July 2000, we executed agreements to sell three of the A-300 aircraft which we owned for $12.0 million each. The sales closed on August 15, 2000 (with respect to the first aircraft), September 15, 2000 (with respect to the second aircraft) and September 30, 2000 (with respect to the third aircraft). The net proceeds of this sale were used by us to repay senior debt.

   These transactions, along with cash flow generated from other asset sales in the ordinary course of our business, allowed us to reduce our senior debt from $269.6 million as of December 31, 1999 to $26.9 million as of June 30, 2001.

Industry Overview

   We believe that the total worldwide market for maintenance, repair and overhaul services is approximately $44.6 billion annually and that $5.3 billion of that amount represents maintenance, repair and modification services being provided in North America. We believe airlines perform approximately 75% of the North American services, outsourcing the balance to independent providers like Aviation Sales.

   Due to the trends currently affecting our industry, we believe that in the long-term the demand for maintenance and repair services from large independent service providers such as Aviation Sales will continue to increase. Some of the trends currently affecting our industry include:

 Growth in the market for aircraft maintenance and repair services

   The Boeing 2001 Current Market Outlook report projects that:

  . the worldwide fleet of commercial aircrafts will more than double by 2020;

  . the worldwide freighter airplane fleet will more than double by 2020; and

  . the aircraft fleet will continue to age.

   We believe that a combination of these factors will in the long term increase the demand for maintenance and repair services.

 Increased outsourcing of maintenance and repair requirements

   Airlines incur substantial expenditures in connection with fuel, labor and aircraft ownership. Airlines have come under increasing pressure during the last decade to reduce the costs associated with providing air transportation services. While several of the expenditures required to operate an airline are beyond the direct control of airline operators, such as the price of fuel and labor costs, we believe that outsourcing maintenance and repair functions are areas in which airlines can reduce their operating costs. Outsourcing of maintenance and repair functions by airlines allows an integrated service provider such as Aviation Sales to achieve economies of scale unavailable to individual airlines and to handle these functions less expensively and more efficiently on its customers' behalf.

 Diversified services and competitive strengths

   We believe that the breadth of our services, including a wide range of aircraft maintenance and repair services, allows us to be a vendor of choice to our customers in a highly fragmented industry. In addition to our heavy airframe maintenance and modification services, by providing engineering services, repair and overhaul services on flight surfaces, aircraft components and interiors, we believe that we maintain a competitive advantage in the MR&O market through our ability to ensure that each of the individual parts that need repair or overhaul are completed on a timely basis and to our quality standards. Our customers include commercial passenger airlines, air cargo carriers, aircraft leasing companies and maintenance and repair facilities.

 Emphasis on quality

   All of our MR&O facilities are licensed by the FAA. We emphasize quality and on-time delivery to our customers. We are focused on meeting and exceeding FAA requirements. As industry, regulatory and public awareness have focused on safety, our ability to meet and exceed these requirements on a consistent basis has become important to customers.

 Airline consolidation

   During 2000 and through the second quarter of 2001, the trend toward consolidation in the airline industry continued, as many of the major commercial airlines and cargo carriers moved toward execution of mergers, acquisitions and enhancement of affiliations with other carriers. We believe that these events could have a positive impact on the maintenance and repair market as additional maintenance services related to integration of fleet types may be outsourced to third parties such as Aviation Sales. We also believe that fleet integration will likely create opportunities for aircraft modification and engineering services.

Operations

   Our core business is the providing of maintenance, repair and overhaul services for aircraft and aircraft components.

   Since our customers consist of airlines, aircraft leasing companies, and maintenance and repair facilities that service airlines and redistributors of aircraft parts, economic factors affecting the airline industry tend to impact our business. When economic factors adversely affect the airline industry, they tend to reduce the overall demand for aircraft maintenance and repair services, causing downward pressure on pricing and increasing the credit risks associated with doing business within the industry. Additionally, the price of fuel affects the aircraft maintenance and repair markets, since older aircraft, which consume more fuel and which account for most of our aircraft maintenance and repair business, become less viable as the price of fuel increases. We cannot assure you that economic and other factors which have affected the airline market in the past and may affect the airline industry in the future will not adversely impact our business, financial condition or results of operations.

   During 2000 and through the second quarter of 2001, the market for maintenance and repair services was impacted by rising fuel cost, increased capacity of competitors, changes in fleet mix by some airlines, interest rates and other factors. These factors caused certain airlines and other carriers to reduce the volume of services to be outsourced to third party providers such as Aviation Sales. This has resulted in excess capacity among many of the maintenance and repair service providers, which has caused pricing pressures to maintain market share. We have been able to substantially maintain our relative market share by continuing to focus on quality service, turn time and by expanding its array of services including increased opportunities in aircraft modification and engineering services and by, where necessary, offering price concessions and fixed prices for certain services.

 Aircraft heavy maintenance

   We perform maintenance, repair and modification services on aircraft at TIMCO's five repair stations in Greensboro, North Carolina, Lake City, Florida, Winston Salem, North Carolina, Macon, Georgia, and Oscoda, Michigan (the Oscoda, Michigan airframe facility was temporarily closed in March 2001). The services we offer principally consist of "C" and "D" level maintenance checks and the modification of passenger aircrafts to freighter configurations. "C" and "D" checks each involve a different degree of inspection, and the services performed at each level vary depending upon the individual aircraft operator's FAA-approved maintenance program. "C" and "D" level checks are comprehensive checks and usually take a minimum of several weeks to complete, depending upon the scope of the work to be performed.

   The "C" level check is an intermediate level service inspection that typically includes testing and servicing of the aircraft's operational systems, external and internal cleaning and refurbishing, and servicing of the interior. Trained mechanics visually inspect the external and internal structure of the aircraft, repair defects and remove corrosion found, all in a manner as required by the manufacturer's maintenance and structural repair manuals. The "D" level check includes all of the work accomplished in the "C" level check, but places a more detailed emphasis on the integrity of the structure. In the "D" level check, the aircraft is disassembled to the point where the entire structure can be inspected and evaluated. Once the inspection, evaluation and repairs have been completed, the aircraft is reassembled and its systems reinstalled to the detailed tolerances demanded in each system's specifications. Depending upon the type of aircraft and the FAA-certified maintenance program being followed, intervals between "C" level checks can range from 12 to 18 months and 1,000 to 5,000 flight hours, and intervals between "D" level checks can range from four to eight years and

10,000 to 25,000 flight hours. Structural inspections performed during "C" level and "D" level checks provide personnel with detailed information about the condition of the aircraft and the need to perform additional work or repairs not provided for in the original work scope. Project coordinators and customer support personnel work closely with the aircraft's customer service representative in evaluating the scope of any additional work required and in the preparation of a detailed cost estimate for the labor and materials required to complete the job.

   Each aircraft certified by the FAA is constructed under a "Type Certificate." Anything which is done subsequently to modify the aircraft from its original type design requires the review and approval of the FAA. These modifications are authorized by the issuance of a Supplemental Type Certificate
(STC) or an engineering order issued by the airline's engineering department. Typical modification services include reconfiguring of passenger interiors, installing passenger amenities such as telephones and installing crew rest areas.

   We also convert passenger aircraft to freighter configuration. When we convert a passenger plane to freighter configuration we:

  .  completely strip the interior;

  .  strengthen the load-bearing capacity of the flooring;

  .  install the bulkhead or cargo net;

  .  cut into the fuselage for the installation of a cargo door;

  .  reinforce the surrounding door structures;

  .  replace windows with metal plugs;

  .  fabricate and install the cargo doors; and

  .  install fire detection and suppression systems.

   We also need to line the aircraft interior to protect the fuselage structure from pallet damage and modify the air conditioning system. Conversion contracts also typically require "C" or "D" level maintenance checks as these conversion aircraft have usually been out of service for some time and maintenance is required for the aircraft to comply with current FAA standards. Additional modification services performed may include cockpit reconfiguration to upgrade the avionic systems to current technology and the integration of traffic control and avoidance systems, windshear detection systems and navigational aids.

 Component repair and overhaul services

   We provide repair and overhaul services at our three FAA-licensed repair stations. Aerocell specializes in the maintenance, repair and overhaul of airframe components, including flight surfaces, doors, fairing panels, nacelle systems and exhaust systems. Aircraft Interior Design refurbishes aircraft interior components, including passenger and crew seats. Timco Engine Center refurbishes JT8D engines.

 Engineering services

   Our engineering services group provides integrated aircraft engineering, including aircraft certification, design and approval of modifications to aircraft systems and structures, for customers of our heavy aircraft maintenance operations, and for airlines, leasing companies and aerospace original equipment manufacturers.

 Joint venture to convert 727 aircraft

   We own a 50% interest in a joint venture which has an STC for conversion of Boeing 727 aircraft which is fully compliant with FAA regulations and requirements for aftermarket aircraft cargo conversions. We manufacture the kits required to complete conversions of the aircraft based upon the STC, and we operate one of the aircraft maintenance facilities which has been licensed by the joint venture to install the kits on passenger aircraft being converted to cargo configuration.

Management Information Systems

   During 1999, we implemented new management information systems in several of our maintenance, repair and overhaul operations. These systems provide access to and improved timeliness of information which can be used in the management of these operations. Currently, we operate our business using two decentralized, network based systems. Each system is fully integrated in regards to the respective business unit. One system is utilized in the operation of our heavy airframe maintenance and modification business. The other system is used at each of our component MR&O businesses. Due to the investments which were made in 1999 in developing and maintaining these systems, we do not currently anticipate that any significant systems related capital expenditures will be required during 2001.

Competition

   The airline industry and the markets for our products and services are extremely competitive, and we face competition from a number of sources. Our competitors include airline and aircraft service companies, and other companies providing maintenance, repair and overhaul services. Some of our competitors have substantially greater financial and other resources than us. We cannot assure you that competitive pressures will not materially adversely affect our business, financial condition or results of operations. In the maintenance and repair market, our major competitors are B.F. Goodrich, Dee Howard Company and ST Mobile Aerospace Engineering, Inc.

Government Regulation

   The aviation industry is highly regulated by the FAA in the United States and by similar agencies in other countries. We must be certified by the FAA, and in some cases authorized by the original equipment manufacturers, in order to repair aircraft components and to perform maintenance and repair services on aircraft.

   The FAA regulates the manufacture, repair and operation of all aircraft and aircraft equipment operated in the United States. Its regulations are designed to ensure that all aircraft and aircraft equipment are continuously maintained in proper condition to ensure safe operation of the aircraft. Similar rules apply in other countries. All aircraft must be maintained under a continuous condition monitoring program and must periodically undergo thorough inspection and maintenance. The inspection, maintenance and repair procedures for the various types of aircraft and aircraft equipment are prescribed by regulatory authorities and can be performed only by certified repair facilities utilizing certified technicians. Certification and conformance is required prior to installation of a part on an aircraft. We closely monitor the FAA and industry trade groups in an attempt to understand how possible future regulations might impact us.

   We cannot assure you that new and more stringent government regulations will not be adopted in the future or that any such new regulations, if enacted, will not materially adversely affect our business, financial condition or results of operations.

   Further, our operations are also subject to a variety of worker and community safety laws. In the United States, the Occupational Safety and Health Act mandates general requirements for safe workplaces for all employees. Specific safety standards have been promulgated for workplaces engaged in the treatment, disposal or storage of hazardous waste. We believe that our operations are in material compliance with health and safety requirements under the Occupational Safety and Health Act.

Product Liability

   Our business exposes us to possible claims for personal injury or death which may result from the failure of an aircraft or aircraft part repaired or maintained by us or from our negligence in the repair or maintenance of an aircraft or an aircraft part. While we maintain what we believe to be adequate liability insurance to protect us from claims of this type, based on our review of the insurance coverages maintained by similar companies in our industry, we cannot assure you that claims will not arise in the future or that our insurance coverage will be adequate. Additionally, there can be no assurance that insurance coverages can be maintained in the future at an acceptable cost. Any liability of this type not covered by insurance could materially adversely affect our business financial condition or results of operations.

Employees

   As of June 30, 2001, we employed approximately 2,900 persons. None of our employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

Properties

   Our executive offices are located in Greensboro, North Carolina at the headquarters of our TIMCO heavy airframe maintenance operations. Our interest in both our owned and leased facilities are pledged to our senior lenders as collateral for amounts borrowed under our credit agreements. See Note 7 to our Consolidated Financial Statements included in this prospectus. The following table identifies, as of June 30, 2001, our principal properties:

                                                             Owned or
Facility Description          Location      Square Footage    Leased
--------------------      ----------------- -------------- ------------
Office and Warehouse....  Miramar, FL          545,000     Leased(1)
Office and Aircraft
 Maintenance............  Greensboro, NC       910,000     Leased(2)
Office and Aircraft
 Maintenance............  Lake City, FL        650,000     Leased
Office and Aircraft
 Maintenance............  Oscoda, MI           396,000     Leased(3)
Office and Maintenance..  Hot Springs, AK      260,000     Owned
Office and Aircraft
 Maintenance............  Winston-Salem, NC    250,000     Leased
Office and Aircraft
 Maintenance............  Macon, GA            140,000     Leased
Office and Maintenance..  Dallas, TX            80,000     Owned
Office and Maintenance..  Miami, FL             55,000     Leased(4)(5)
Office and Maintenance..  Minneapolis, MN       34,000     Leased(4)
Office and Maintenance..  Miami, FL             30,000     Leased(4)(5)
Warehouse...............  Pearland, TX         100,000     Owned(1)
Warehouse...............  Covington, KY         38,200     Owned

--------
(1)  Currently subleased to Kellstrom Industries, Inc.
(2)  Our corporate headquarters is currently located at this facility.
(3) Airframe maintenance facility has been closed on a temporary basis; engine repair facility is currently operating.
(4) These facilities have either been closed or are in the process of being closed.
(5)  These facilities are leased from a related party.

Legal Proceedings

 Pending Lawsuits and Investigations

   Several lawsuits have been filed against us and certain of our current and former officers and directors, and our auditors, in the United States District Court for the Southern District of Florida, which have now been consolidated into a single lawsuit. The consolidated complaint, as amended in March 2000 and in September

2000, alleges violations of Sections 11 and 15 of the Securities Act of 1933 in connection with our June 1999 public offering, and alleges violations of Sections 10(b) and 20(a) of, and Rule 10b-5 under, the Securities Exchange Act of 1934 (the "Exchange Act"). Among other matters, the amended consolidated complaint alleges that our reported financial results were materially misleading and violated generally accepted accounting principles. The amended consolidated complaint seeks damages and certification of two classes, one consisting of purchasers of our common stock in the June 1999 public offering and one consisting of purchasers of our common stock during the period between April 30, 1997 and April 14, 2000. On August 22, 2001, the District Court granted our motion to dismiss the pending claims under the Exchange Act, with leave to amend, but denied our motion to dismiss the pending claims under the Securities Act. On September 21, 2001, the plaintiffs filed a Third amended consolidated complaint. We believe that the allegations contained in the Third amended consolidated complaint are without merit and we intend to vigorously defend this and any related actions. Nevertheless, unfavorable resolution of this lawsuit could have a material adverse effect on our financial position and results of operations.

   The U.S. Securities and Exchange Commission is conducting an inquiry into our accounting for certain transactions. We are cooperating with the SEC in its inquiry.

   We are also involved in various lawsuits and other contingencies arising out of operations in the normal course of business. In the opinion of management, the ultimate resolution of these claims and lawsuits will not have a material adverse effect upon our business financial position or results of operations.

Environmental Matters

   We are taking remedial action pursuant to Environmental Protection Agency and Florida Department of Environmental Protection ("FDEP") regulations at TIMCO-Lake City. Ongoing testing is being performed and new information is being gathered to continually assess the impact upon us and the magnitude of required remediation efforts. Based upon the most recent cost estimates provided by environmental consultants, we believe that the total remaining testing, remediation and compliance costs for this facility will be approximately $1.4 million. Testing and evaluation for all known sites on TIMCO-Lake City's property is substantially complete and we have commenced a remediation program at several sites. We are currently monitoring the remediation, which will extend into the future. Subsequently, our accounts were increased because of this monitoring, which indicated a need for new equipment and additional monitoring. Based on current testing, technology, environmental law and clean-up experience to date, we believe that we have established an accrual for our best estimate of the probable liabilities associated with our current remediation strategies. To comply with the financial assurances required by the FDEP, we have issued a $1.4 million standby letter of credit in favor of the FDEP.

   Additionally, there are other areas adjacent to TIMCO-Lake City's facility that could also require remediation. We do not believe that we are responsible for these areas; however, it may be asserted that TIMCO and other parties are jointly and severally liable and are responsible for the remediation of these properties. No estimate of any such costs is available at this time.

   We own a parcel of real estate on which Whitehall previously operated an electronics business. We are currently assessing environmental issues with respect to this property. When we acquired Whitehall, our environmental consultants estimated that remediation costs relating to this property could be up to $1.0 million.

   Accrued expenses in our financial statements at December 31, 2000 and June 30, 2001 include $1.7 million and $1.4 million, respectively, relating to obligations to remediate all of the environmental matters described above.

   Future information and developments will require us to continually reassess the expected impact of the environmental matters discussed above. Actual costs to be incurred in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. These uncertainties include the extent of required remediation based on future testing and evaluation and the varying costs and effectiveness of remediation methods.

                                 OUR MANAGEMENT

Board Of Directors

   Our certificate of incorporation and Bylaws presently provide for a board of directors divided into three classes, as equal in size as possible, with staggered terms of three years. At the date of this prospectus, the current members of the board and the expiration of their terms as directors were as follows:

                                                                         Term
Name                    Age                  Positions                  Expires
----                    ---                  ---------                  -------
Roy T. Rimmer, Jr. ....  60 Chairman of the Board and Chief Executive    2004
                            Officer
Ben Quevedo............  47 Director, President and Chief Operating      2002
                            Officer
Sam Humphreys..........  41 Director                                     2002
Steven L. Gerard.......  56 Director                                     2003
Philip B. Schwartz.....  47 Director and Corporate Secretary             2003

Business Experience Of The Board

   Roy T. Rimmer, Jr. has been our Chairman and Chief Executive Officer since June 2001. Prior to becoming our Chairman and Chief Executive Officer, for more than the last five years Mr. Rimmer was a private investor and the operator of a private company in the business of transporting crude oil and natural gas. Mr. Rimmer has been a director since January 2000. Mr. Rimmer serves on our board as a representative of Lacy Harber, who is one of our principal stockholders.

   Ben Quevedo has been our President and a director since September 2000. Mr. Quevedo was, from July 1998 until September 2000, our Senior Vice President, President of our maintenance and repair operations and, from April 2000, President of our distribution operations. Prior to joining us, Mr. Quevedo was the principal stockholder and President of Caribe Aviation and Aircraft Interior Design.

   Sam Humphreys is a Co-Chief Executive Officer of Syntek Capital, A.G., which invests in and operates businesses in the wireless, broadband and advanced technologies fields. Mr. Humphreys is also a director of IFCO Systems. Mr. Humphreys has been a director since June 1996.

   Steven L. Gerard has been the Chief Executive Officer and a director of Century Business Services, Inc., a diversified services company providing professional outsourced business services, since October 2000. Prior thereto, from 1997 to October 2000 Mr. Gerard was the Chairman and Chief Executive Officer of Great Point Capital, Inc., a provider of operational and advisory services, and from 1991 to 1997, Mr. Gerard was Chairman and Chief Executive Officer of Triangle Wire and Cable, Inc. and its successor, Ocean View Capital, Inc., a manufacturer of insulated wire and cable. Mr. Gerard's prior experience includes 16 years in various senior corporate finance and banking positions with Citibank, N.A. and seven years with the American Stock Exchange. Mr. Gerard has been a director since September 2000 and also serves on the boards of directors of Fairchild Company, Inc., Lennar Corporation and Joy Global, Inc.

   Philip B. Schwartz is a stockholder in the Florida law firm of Akerman, Senterfitt & Eidson, P.A. Prior to joining Akerman Senterfitt in September 1995, Mr. Schwartz was a partner in the law firm of Broad and Cassel. Mr. Schwartz is a member of The Florida Bar and the American Bar Association and a former Chair of the Business Law Section of The Florida Bar. Akerman Senterfitt performs legal services for Aviation Sales. Mr. Schwartz has been a director since June 1998 and Corporate Secretary since March 1999.

Nominee To The Board

   Under our agreement with the holders of 73.02% of our old notes, we have agreed that a representative of the holders of the new notes will be appointed to the board upon the completion of the exchange offer and consent solicitation. Thereafter, a representative of the holders of the new notes will be elected to serve on the board during future periods by a vote of a majority of the holders of the new notes.

Executive Officers

   The following list reflects our executive officers, as of this date, the capacity in which they serve us, and when they assumed office:

                                                                    Executive
Name                                   Positions              Age Officer Since
----                                   ---------              --- --------------
Roy T. Rimmer, Jr. ...... Chairman and Chief Executive         60 June 2001
                          Officer
Ben Quevedo.............. President                            47 July 1998
Gil West................. Executive Vice President and Chief   40 September 2001
                          Operating Officer
Harold M. Woody.......... Executive Vice President,            55 February 1992
                          President of Aerocell Structures
Michael C. Brant......... Vice President and Chief Financial   38 November 1999
                          Officer
Laura DeCespedes......... Vice President, Human Resources      44 January 1999

Executive Officers' Business Experience

   The business experience of Roy T. Rimmer, Jr. and Ben Quevedo is included above under "Business experience of the Board."

   Gil West joined us in September 2001. Prior to joining us, he served as an executive at Northwest Airlines since 1996. In his most recent position as Northwest's Vice President of Engine and Component Technical Operations, Mr. West managed over 2,000 Northwest maintenance employees in Northwest's Minneapolis and Atlanta maintenance facilities, as well as managing outside vendor maintenance operations. Prior to joining Northwest, Mr. West served in various managerial positions with United Airlines, Rohr Industries, Sundstrand Corporation and Boeing Commercial Aircraft.

   Harold M. Woody has been the Executive Vice President of Aviation Sales and its predecessors since February 1992. Additionally, Mr. Woody has been President of our leasing operations since March 1997 and President of our Aerocell Structures operation since October 2000.

   Michael C. Brant has been Vice President and Chief Financial Officer of Aviation Sales since November 1999. Prior to joining us, from April 1999 to October 1999, Mr. Brant was a Vice President of Becker Financial Services. Prior thereto, for more than five years, Mr. Brant held senior financial positions at John Alden Life Insurance Company, the principal subsidiary of John Alden Financial Corporation. Prior to joining John Alden, Mr. Brant also held various positions, including senior manager, for a period of nine years, with Price Waterhouse.

   Laura DeCespedes has been our Vice President, Human Resources since January 1999. Prior to joining us, from September 1997 to December 1998, Ms. DeCespedes was the Vice President of Human Resources for Productivity Point International, and from June 1995 to September 1997, Ms. DeCespedes was Director of Field Human Resources for Sensormatic Electronics Corp.

Family Relationships

   There are no family relationships between or among any of the directors and/or executive officers.

Executive Compensation

   The following table sets forth information about the compensation paid or accrued during 2000, 1999 and 1998 to our Chief Executive Officer and to each of the four other most highly compensated executive officers whose aggregate direct compensation exceeded $100,000.

                                Annual Compensation
                                --------------------
                                     Salary   Bonus  Other Annual  All Other
Name and Principal Position     Year   ($)     ($)   Compensation Compensation
---------------------------     ---- ------- ------- ------------ ------------
Dale S. Baker(1)............... 1998 263,797 197,848        (2)       --
 Chief Executive Officer        1999 550,000     --         (2)
                                2000 550,000     --         (2)
Harold M. Woody................ 1998 236,029 177,021     --           --
 Executive Vice President       1999 249,164     --
                                2000 252,915     --
Ben Quevedo.................... 1998 149,760 122,511     --           --
 President and Chief            1999 350,000     --
 Operating Officer              2000 350,000     --

Michael C. Brant............... 1999  11,538     --      --           --
 Chief Financial Officer        2000 232,667 120,000

--------
(1)  Mr. Baker resigned as Chief Executive Officer in June 2001.
(2) Mr. Baker also received $5,000 per year for life insurance premiums pursuant to his employment agreement with us.

   No long-term compensation awards were made to management during the three years ended December 31, 2000.

   In April 2001, in connection with various cost cutting initiatives being undertaken by Aviation Sales, each of our senior management took a voluntary pay cut in an amount equal to between 15% and 20% of their base salary.

Option Grants During Last Fiscal Year

   The following table sets forth information concerning options to purchase pre-reverse split shares of common stock granted during the fiscal year ended December 31, 2000 to those persons named in the Summary Compensation Table.

                                                                                       Potential
                                                                                      Realizable
                                                                                       Value At
                                                                                        Assumed
                                                                                    Annual Rates Of
                                                                                      Stock Price
                                             % Of Total                              Appreciation
                                              Options                                 For Option
                             Number Of       Granted To                                 Term(1)
                         Shares Underlying   Employees    Exercise Price Expiration ---------------
          Name            Options Granted  In Fiscal Year   ($/Share)       Date    5% ($)  10% ($)
          ----           ----------------- -------------- -------------- ---------- ------- -------
Dale S. Baker(2)........      150,000          24.6%           3.31       11/10/10  581,748 884,230
Harold M. Woody.........       25,000           4.1%           5.00        9/13/10   96,958 147,372
Ben Quevedo.............      125,000          20.5%           3.31       11/10/10  485,178 737,448
Michael C. Brant........      100,000          16.4%           3.31        9/13/10  387,832 589,487

--------
(1) These amounts represent assumed rates of appreciation in the price of common stock during the term of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of common stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in the table will be achieved.
(2)  Mr. Baker resigned as Chief Executive Officer in June 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

   The following table sets forth information concerning the exercise of stock options to purchase pre-reverse split common stock during the 2000 fiscal year and the value of unexercised stock options to purchase Common Stock at the end of the 2000 fiscal year for the persons named in the Summary Compensation Table.

                                                     Number of Share
                                                       Underlying
                          Number of                Unexercised Options  Value of Unexercised In-the-
                           Shares                       at Fiscal         Money Options at Fiscal
                         Acquired on    Value     Year-End Exercisable/         Year-End($)
Name                      Exercise   Realized ($)     Unexercisable     Exercisable/Unexercisable(1)
----                     ----------- ------------ --------------------- ----------------------------
Dale S. Baker(2)........     --          --          348,333/216,667                0/0
Harold M. Woody.........     --          --           70,000/50,000                 0/0
Ben Quevedo.............     --          --          183,333/141,666                0/0
Michael C. Brant........     --          --           50,000/75,000                 0/0

--------
(1) Computed based upon the difference between the closing price of common stock at December 31, 2000 and the exercise price. All options were out-of-the-money on December 31, 2000, and no value has been assigned to options which are not in-the-money.
(2)  Mr. Baker resigned as Chief Executive Officer in June 2001.

Employment Agreements

   We have employment agreements with Ben Quevedo, Gil West and Harold Woody. Each provides for the payment of a base salary and for bonus compensation based on performance. Each employment agreement also contains a "change of control" severance arrangement if the employee does not continue in our employment after a change of control.

Stock Option Plans

   Our board of directors and stockholders adopted two stock option plans (the "stock option plans"). Pursuant to the 1996 director stock option plan, options to acquire a maximum of the greater of 150,000 shares or 2% of the number of shares of common stock then outstanding may be granted to our directors. Pursuant to the 1996 stock option plan, options to acquire a maximum of the greater of 2,250,000 shares of common stock or 15% of the number of shares of common stock then outstanding may be granted to our executive officers, employees (including employees who are directors), independent contractors and consultants. At the date of this prospectus, options to purchase 1,357,500 pre-reverse split shares of common stock at exercise prices ranging from $1.70 per share to $39.50 per share were outstanding under the stock option plans.

   The compensation committee administers both stock option plans. The compensation committee determines which persons will receive options and the number of options to be granted to such persons. The director plan also provides for annual mandatory grants of options to directors. The compensation committee also interprets the provisions of the stock option plans and makes all other determinations that it deems necessary or advisable for the administration of the stock option plans.

   Pursuant to the stock option plans, we may grant incentive stock options as defined in Section 422(b) ("NQSOs") of the Internal Revenue Code of 1986, as amended, (the "Code"), and non-qualified stock options, not intended to qualify under Section 422(b) of the Code. The price at which our common stock may be purchased upon the exercise of options granted under the stock option plans will be required to be at least equal to the per share fair market value of the common stock on the date the particular options are granted. Options granted under the stock option plans may have maximum terms of not more than 10 years and are not transferable, except by will or the laws of descent and distribution. None of the incentive stock options under the stock option plans may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock issued by us unless the purchase price of the common stock under such option is at least 110% of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.

   Generally, options granted under the stock option plans may remain outstanding and may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by us or serving on our board of directors.

   Pursuant to the stock option plans, unless otherwise determined by the compensation committee, one-third of the options granted to an individual are exercisable upon grant, one-third are exercisable on the first anniversary of such grant and the final one-third are exercisable on the second anniversary of such grant. However, options granted under the stock option plans shall become immediately exercisable if the holder of such options is terminated by us or is no longer a director of Aviation Sales, as the case may be, subsequent to certain events that are deemed to be a "change in control" of Aviation Sales. A "change in control" of Aviation Sales generally is deemed to occur when (a) any person becomes the beneficial owner of or acquires voting control with respect to more than 20% of the common stock (or 35% if such person was a holder of common stock on July 2, 1996, the effective date of our initial public offering); (b) a change occurs in the composition of a majority of our board of directors during a two-year period, provided that a change with respect to a member of our board of directors shall be deemed not to have occurred if the appointment of a member of our board of directors is approved by a vote of at least 75% of the individuals who constitute the then existing board of directors; or (c) our stockholders approve the sale of all or substantially all of our assets.

   Incentive stock options granted under the stock option plans are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.

   The stock option plans provide for appropriate adjustments in the number and type of shares covered by the stock option plans and options granted thereunder in the event of any reorganization, merger, recapitalization or certain other transactions involving us.

   We have also granted options to certain of our executive officers outside of our stock option plan. Options to purchase 375,000 pre-reverse split shares at an exercise price of $3.31 were granted outside of the stock option plans in November 2000, and options to purchase 700,000 pre-reverse split shares at an exercise price of $40.63 were granted outside of the stock option plans in January 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   At the date of this prospectus, we had 15,015,317 pre-reverse split shares of common stock outstanding. The following table sets forth, as of the date of this prospectus, certain information regarding the shares of pre-reverse split common stock, owned of record or beneficially by (i) each person who owns beneficially more than 5% of the outstanding common stock; (ii) each of our directors and named executive officers; and (iii) all directors and executive officers as a group.

                                               Shares Beneficially Owned(1)
                                               ---------------------------------
Name                                              Number          Percentage
----                                           ---------------- ----------------
Lacy J. Harber(2).............................        4,601,734          29.4%
Roy T. Rimmer, Jr.(3).........................        4,779,234          30.3%
Robert Alpert(4)..............................        3,249,400          21.0%
Dimensional Fund Advisors, Inc.(5)............          910,257           6.1%
George F. Baker and Richard Nye(6)............          973,774           6.5%
Harold M. Woody(7)............................          189,800           1.3%
Sam Humphreys(8)..............................           80,000            *
Steven L. Gerard(9)...........................           10,000            *
Philip B. Schwartz(10)........................           78,900            *
Ben Quevedo(11)...............................          524,472           3.4%
Michael C. Brant(12)..........................           52,000            *
All directors and executive officers as a
 Group--8 persons(13).........................        5,731,073          34.7%

--------
  *   Less than one percent
 (1) Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. Further, unless otherwise noted, the address for each person named in this table is c/o Aviation Sales.
 (2) Shares are owned of record by LJH Corporation, which is wholly-owned by Mr. Harber. LJH has granted a proxy with respect to the voting of these shares to Roy T. Rimmer, Jr., and as a result Mr. Rimmer is also deemed to beneficially own these shares for U.S. securities law purposes. Also includes warrants to purchase: (i) 250,000 shares at an exercise price of $4.00 per share, (ii) 25,000 shares at an exercise price of $3.63 per share, (iii) 50,000 shares at an exercise price of $1.75 per share, and
      (iv) 333,334 shares at an exercise price of $1.40 per share. See "Certain Relationships and Related Transactions".
 (3) Mr. Rimmer shares the power to vote the securities owned by LJH Corporation. See Note 2 above. Also includes 62,500 shares owned by an entity controlled by Mr. Rimmer and vested options to purchase an aggregate of 115,000 shares (105,000 shares at exercise prices ranging from $4.53 per share to $6.06 per share and 10,000 at an exercise price of $15.31 per share).
 (4) Shares are primarily owned of record by entities controlled by Mr. Alpert. Also includes (i) vested options to purchase 130,000 shares (105,000 at exercise prices ranging from $4.53 per share to $6.06 per share and 25,000 at exercise prices ranging from $19.00 per share to $39.50 per share), (ii) a warrant to purchase 250,000 shares at an exercise price of $4.00 per share, and (iii) a warrant to purchase 50,000 shares at an exercise price of $1.75 per share. See "Certain Relationships and Related Transactions".
 (5) As of December 31, 2000, based upon a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001. The address shown in the Schedule 13G is 1299 Ocean Avenue, 11th Floor, Santa Monica, California.
 (6) Information to our knowledge based upon the reporting persons last filings with the SEC with regard to their interest in us. Includes shares owned by Baker Nye, L.P. and Cambridge Capital Fund, L.P. The reporting persons' last known address is 767 Fifth Avenue, Suite 2800, New York, New York.
 (7) Includes vested options to purchase 70,000 shares (20,000 at exercise prices ranging from $4.39 per share to $6.06 per share and 50,000 at exercise prices ranging from $19.00 per share to $39.50 per share). Excludes unvested options to purchase 30,000 shares at exercise prices ranging from $4.39 per share to $5.00 per share and 20,000 shares at an exercise price of $20.00 per share.

 (8) Includes vested options to purchase: (i) 55,000 shares at exercise prices ranging from $4.53 per share to $6.06 per share, and (ii) 25,000 shares at exercise prices ranging from $19.00 per share to $39.50 per share.
 (9) Represents vested options to purchase 10,000 shares at an exercise price of $5.00 per share.
(10) Includes vested options to purchase: (i) 55,000 shares at exercise prices ranging from $4.53 per share to $6.06 per share, and (ii) 20,000 shares at exercise prices ranging from $37.00 per share to $39.50 per share.
(11) Includes: (i) vested options to purchase 41,667 shares at an exercise price of $3.31 per share, (ii) vested options to purchase 141,667 shares at exercise prices ranging from $35.25 per share to $40.63 per share, and
     (iii) a warrant to purchase 250,000 shares at an exercise price of $4.00 per share. See "Certain Relationships and Related Transactions." Excludes unvested options to purchase 83,333 shares at an exercise price of $3.31 per share and 58,333 shares at an exercise price of $40.63 per share.
(12) Includes vested options to purchase (i) 33,333 shares at an exercise price of $3.31 per share, and (ii) 16,667 shares at an exercise price of $18.00 per share. Excludes unvested options to purchase 66,667 shares at an exercise price of $3.31 per share and 8,333 shares at an exercise price of $18.00 per share.
(13) Includes vested options and warrants to purchase an aggregate of 1,508,334 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As of December 2, 1994, we entered into a 20-year lease with Aviation Properties, a Delaware general partnership ("Aviation Properties"), pursuant to which we leased our corporate headquarters and warehouse in Miami, Florida (the "Miami Property"). We were obligated to make annual payments under such lease in the amount of approximately $893,000. Aviation Properties was an entity controlled by Robert Alpert, a principal stockholder and a former director of Aviation Sales. In connection with the purchase of the Miami Property, we loaned Aviation Properties $2.5 million and the loan was being repaid with interest at the rate of 8% per annum. In January 2001, we sold the loan to Lacy Harber, one of our principal stockholders, for 90% of the then outstanding balance of $2.0 million. In connection with his purchase of the loan, Mr. Harber received a warrant to purchase 25,000 shares at an exercise price of $3.63 per share. In March 2001, the Miami Property was sold and we were relieved of our remaining obligation under the lease agreement.

   During 1999, 2000 and 2001, we leased certain real property from entities controlled by Ben Quevedo, an Aviation Sales officer and director. These facilities were utilized as the headquarters of two of our maintenance, repair and overhaul operations. We have subsequently moved out of these facilities, although we remain liable on the leases. We recently subleased one of these facilities and are currently taking actions to defray our obligations under the second lease. During 1999 and 2000, we also utilized aircraft owned by an entity controlled by Mr. Quevedo. Payments for all of these items were $1.4 million in 1999 and $2.7 million in 2000.

   In February 2001, we obtained a term loan from a financial institution. In connection with obtaining the term loan, four individuals provided credit support to the financial institution that advanced the loan. In return for providing credit support, each of these individuals (or entities under their control) were granted warrants to purchase 250,000 shares of our common stock at an exercise price of $4.00 per share. Those providing credit support to the financial institution included Ben Quevedo, an executive officer and director of Aviation Sales, Robert Alpert, a former director and principal stockholder of Aviation Sales and Lacy Harber, a principal stockholder of Aviation Sales.

   In April and May 2001, Messrs. Harber and Alpert provided credit support to us relating to our tax operating retention lease facility and with respect to a short-term increase in our term loan with Bank of America. In return for providing credit support, Mr. Alpert received a warrant to purchase 50,000 shares at an exercise price of $1.75 per share and Mr. Harber received warrants to purchase 50,000 shares and 333,334 shares at exercise prices of $1.75 and $1.40 per share, respectively.

   Mr. Schwartz is a stockholder in Akerman, Senterfitt & Eidson, P.A., which has in the past and continues to perform significant legal services for us. The fees paid by us to Akerman, Senterfitt & Eidson, P.A. for legal services rendered are no greater than those that would be charged to us by an unrelated third party law firm.

   In April 2000, we loaned Mr. Woody $250,000 payable in one year or upon the sale of certain shares of Japan Fleet Services Singapore (PTE) Ltd. that have been pledged to secure the loan. The note bears interest equal to the rate being paid by us from time to time on our senior loan. This maturity date of this note has recently been extended until April 2002.

   We believe that the terms of the above-described related party transactions were no less favorable than could be obtained from unaffiliated third parties.

                              THE RIGHTS OFFERING

   This section of the prospectus describes the proposed rights offering. You should read this entire document and the other documents we refer to carefully for a complete understanding of the rights offering.

The Rights

   As soon as practicable after the date of this prospectus, we are distributing, at no charge, to holders of our common stock at 5:00 p.m., New
York City time, on the record date of        , 2001, 1.599 subscription rights
for every share of pre-reverse split common stock owned at that time to purchase additional shares of common stock. Each whole right entitles you to purchase one share of our post-reverse split common stock for the subscription price. On the record date, the last reported sales price for our common stock
on the NYSE was $   per share.

   We will not issue fractional rights. If the number of shares of common stock you held on the record date would have resulted in your receipt of fractional rights, the number of rights issued to you will be rounded up to the nearest whole right.

Subscription Price

   The subscription price is $.8325 per post-reverse split share (or the equivalent of $.0833 per pre-reverse split share), payable in cash. This price applies to the exercise of the basic subscription privilege and the oversubscription privilege. All payments must be cleared on or before the expiration date.

Basic Subscription And Oversubscription Privileges

   Basic Subscription Privilege. You are entitled to purchase one share of common stock at the subscription price for every one right exercised.

   Oversubscription Privilege. If you exercise your basic subscription privilege in full, you may also subscribe for additional shares that other stockholders have not purchased under their basic subscription privilege. If there are not enough shares available to fill all subscriptions for additional shares, the available shares will be allocated pro rata based on the number of shares each subscriber for additional shares has purchased under the basic subscription privilege. We will not allocate to you more than the number of shares you have actually subscribed and paid for.

   You are not entitled to exercise the oversubscription privilege unless you have fully exercised your basic subscription privilege. For this purpose, you would only count the shares you own in your own name, and not other shares that might, for example, be jointly held with a spouse, held as a custodian for someone else, or held in an individual retirement account.

   You can elect to exercise the oversubscription privilege only at the same time you exercise your basic subscription privilege in full.

   In exercising the oversubscription privilege, you must pay the full subscription price for all the shares you are electing to purchase. If we do not allocate to you all shares you have subscribed for under the oversubscription privilege, we will refund by mail to you any payment you have made for shares which are not available to issue to you, as soon as practicable after completion of the rights offering. Interest will not be payable on amounts refunded.

   Banks, brokers and other nominees who exercise the oversubscription privilege on behalf of beneficial owners of shares must report certain information to the Subscription Agent and Aviation Sales and record certain other information received from each beneficial owner exercising rights. Generally, banks, brokers and other nominees must report (1) the number of shares held on the record date on behalf of each beneficial owner, (2) the number of rights as to which the basic subscription privilege has been exercised on behalf of each beneficial owner, (3) that each beneficial owner's basic subscription privilege held in the same capacity has been exercised in full, and (4) the number of shares subscribed for under the oversubscription privilege by each beneficial owner.

   If you complete the portion of the subscription certificate to exercise the oversubscription privilege, you will be representing and certifying that you have fully exercised your basic subscription privilege as described above. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege.

Reasons For The Rights Offering

   We are offering the rights to raise equity capital. We will use the net proceeds of this offering to pay the cash portion of our exchange offer and related offering expenses and for working capital purposes.

   We have determined that, given current market conditions, this rights offering is the most appropriate means of raising equity capital because it affords our existing stockholders the preferential opportunity to subscribe for the new shares of common stock and to maintain their proportionate interest in Aviation Sales. Some of the factors considered by our board of directors in approving the rights offering include:

  .  our need for capital;

  .  the alternative methods available to us for raising capital;

  .  the pro rata nature of a rights offering to our stockholders;

  . the willingness of Lacy Harber, a principal stockholder, to subscribe for new shares and to purchase any of our common stock offered in this rights offering but not subscribed for by our other stockholders;

  .  the market price of our common stock; and

  .  general conditions of the securities markets.

Interests Of Our Officers, Directors And Principal Stockholders In The Rights Offering

   None of our officers, directors or principal stockholders hold old notes except for Lacy Harber, who beneficially owns approximately 29.4% of our currently outstanding pre-reverse split common stock and approximately 7.1%, or $11,750,000 aggregate principal amount, of our old notes. Pursuant to the agreement with our old note holders, Mr. Harber has agreed to exchange all of his old notes in the exchange offer and consent solicitation. In addition, Mr. Harber has agreed to purchase unsold allotments in the rights offering.
Mr. Harber will beneficially own approximately 82.6% of our outstanding common stock if he purchases all of the shares available in our rights offering and elects the non-cash option in the exchange offer and consent solicitation with respect to all of his old notes and as a result converts all of his old notes into new notes, shares and warrants. Roy T. Rimmer, Jr. our chairman and Chief Executive Officer, holds a proxy to vote the shares of common stock owned by Mr. Harber and serves on our board as a representative of Mr. Harber.

   The table below sets forth the beneficial ownership of our stock by Lacy Harber and LJH Corporation as of the date of this prospectus and following the completion of this rights offering, assuming full exercise of the basic subscription privilege and the oversubscription privileges by LJH Corporation and no purchase of any shares of common stock by any other stockholders in the rights offering.

                                         Current Beneficial    Upon Completion of
                                              Ownership         Rights Offering
                                         --------------------- ------------------
                                           Shares    Percent     Shares   Percent
                                         ----------- --------- ---------- -------
Lacy Harber.............................   4,601,735    29.4%  24,805,304  82.6%

No Board Investment Recommendation To Stockholders

   Our board of directors does not make any recommendation to you about whether you should exercise any rights. In making the decision to exercise or not exercise your rights, you must consider your own best interests.

   If you choose not to exercise your subscription rights in full, your relative ownership interest will be diluted. If you exercise rights, you risk investment loss on new money invested. The trading price of our common stock may decline below the subscription price. We cannot assure you that the subscription price will remain below any trading price for our common stock or that its trading price will not decline to below the subscription price during or after the rights offering.

Description of Common Stock

   Shares of common stock purchased in this rights offering will have the identical rights, restrictions and other characteristics of all other shares of our outstanding common stock. For a complete description of our common stock, see "Description of our Common Stock."

   We intend to file an application to have the shares of common stock sold pursuant to this offering listed for trading on the New York Stock Exchange under the symbol "AVS," as our currently outstanding shares of common stock now trade. However, we are currently subject to review by the NYSE, which may result in the delisting of our common stock. Accordingly, there can be no assurance that the shares of common stock purchased pursuant to this offering will be listed on the NYSE or that, once listed, such shares will remain listed. See "Risk Factors--Risks associated with the rights offering and the warrants."

Expiration Time And Date

   The rights expire on        , 2001, at 5:00 p.m., New York City time. We
have the option of extending the expiration date for any reason, although presently we do not intend to do so. Shares not purchased by the expiration date of the rights offering will be purchased by Lacy Harber.

   In order to exercise rights in a timely manner, you must assure that Continental Stock Transfer & Trust Company actually receives, prior to expiration of the rights, the properly executed and completed subscription certificate (or form of "Notice of Guaranteed Delivery"), together with full payment for all shares you wish to purchase.

No Revocation

   You are not allowed to revoke or change your exercise of rights or request a refund of monies paid after you send in your subscription forms and payment.

Extension, Withdrawal And Amendment

   We have the option of extending the rights offering and the period for exercising your rights, although we presently do not intend to do so.

   We also reserve the right to withdraw or terminate the rights offering at any time for any reason. In the event that the rights offering is withdrawn or terminated, all funds received from such subscriptions will be returned. Interest will not be payable on any returned funds.

   We reserve the right to amend the terms of the rights offering. If we make an amendment that we consider significant, we will (1) mail notice of the amendment to all stockholders of record as of the record date, (2) extend the expiration date by at least ten days and (3) offer all subscribers no less than ten days to revoke any subscription already submitted. The extension of the expiration date will not, in and of itself, be treated as a significant amendment for these purposes.

Mailing Of Certificates To Record Holders

   We are sending a subscription certificate to each record holder along with this prospectus and related instructions to evidence the rights. In order to exercise rights, you must fill out and sign the subscription certificate and timely deliver it with full payment for the shares to be purchased. Only holders of record of common stock at the close of business on the record date may exercise rights. You are a record holder for this purpose only if your name is registered as a stockholder with our transfer agent, the Contential Stock Transfer & Trust Company, as of the record date.

   A depository bank, trust company or securities broker or dealer which is a record holder for more than one beneficial owner of shares may divide or consolidate subscription certificates to represent shares held on the record date by their beneficial owners, upon proper showing to the Contential Stock Transfer & Trust Company.

   If you own shares held in a brokerage, bank or other custodial or nominee account, you should promptly send the proper instruction form to the person holding your shares in order to exercise rights. Your broker, dealer, depository or custodian bank or other person holding your shares is the record holder of your shares and will have to act on your behalf in order for you to exercise rights. We have asked your broker, dealer or other nominee holders of our stock to contact the beneficial owners to obtain instructions concerning rights the beneficial owners are entitled to exercise.

Foreign And Unknown Addresses

   We are not mailing subscription certificates to stockholders whose addresses are outside the United States or who have an APO or FPO address. In those cases, the subscription certificates will be held by the Subscription Agent for those stockholders. To exercise their rights, these stockholders must notify Continental Stock Transfer & Trust Company prior to 11:00 a.m., New York City time, on the third business day prior to the expiration date.

Right To Block Exercise Due To Regulatory Issues

   We reserve the right to refuse the exercise of rights by any holder of rights who would, in our opinion, be required to obtain prior clearance or approval from any state, federal or foreign regulatory authorities for the exercise of rights or ownership of additional shares if, at the expiration date, this clearance or approval has not been obtained. We are not undertaking to pay any expenses incurred in seeking that clearance or approval.

   We are not offering or selling, or soliciting any purchase of, rights or underlying shares in any state or other jurisdiction in which this rights offering is not permitted. We reserve the right to delay the commencement of the rights offering in certain states or other jurisdictions if necessary to comply with local laws. However, we may elect not to offer rights to residents of any state or other jurisdiction whose law would require a change in the rights offering in order to carry out the rights offering in that state or jurisdiction.

Procedures To Exercise Rights

   Please do not send subscription certificates or related forms to us. Please send the properly completed and executed subscription certificate together with full payment to Continental Stock Transfer & Trust Company.

   You should read carefully the forms of subscription certificate and related instructions and forms which accompany this prospectus. You should call the Subscription Agent promptly with any questions you may have.

   You may exercise your rights by delivering to Subscription Agent, at the address specified in the instructions accompanying this prospectus, at or prior to the expiration date:

  . Properly completed and executed subscription certificate(s) which evidence your rights. See "Delivery of Subscription Certificate" below for instructions on where to send these.

  . Payment in full of the subscription price for each share you wish to purchase under the basic subscription privilege and the oversubscription privilege. See "Required Forms of Payment of Subscription Price" below for payment instructions.

Signature Guarantee

   If you are not a broker, bank or other eligible institution, you must obtain a signature guarantee on the subscription certificate from a broker, bank or other institution eligible to guarantee signatures in order to transfer as permitted the subscription certificate in whole or to transfer a portion of your rights.

Required Forms Of Payment Of Subscription Price

   The subscription price is $.8325 per post-reverse split share subscribed for, payable in cash. All payments must be cleared on or before the expiration date.

   If you exercise any rights, you must deliver full payment in the form of:

  . a check or bank draft drawn upon a U.S. bank, or U.S. postal money order, payable to Continental Stock Transfer & Trust Company, Subscription Agent; or

  .  by wire transfer of funds to the account maintained by the Subscription
     Agent for this rights offering at      , New York, NY, ABA No.    ,
     Acct. No.       for the benefit of Aviation Sales Company, Attention:
     Continental Stock Transfer & Trust Company,      .

   In order for you to timely exercise your rights, Continental Stock Transfer & Trust Company must actually receive the subscription price before the expiration date in the form of:

  .  a personal check, which must have timely cleared payment;

  . a certified or cashier's check or bank draft drawn upon a U.S. bank or a U.S. postal money order; or

  .  collected funds in Continental Stock Transfer & Trust Company's above.

   FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, IF YOU PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK, YOU SHOULD MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT YOUR CHECK ACTUALLY CLEARS AND THE PAYMENT IS RECEIVED BEFORE THAT TIME. We are not responsible for any delay in payment by you and suggest that you consider payment by means of certified or cashier's check, money order or wire transfer of funds.

Delivery Of Subscription Certificate

   All subscription certificates, payments of the subscription price, nominee holder certifications, notices of guaranteed delivery, and DTC participant oversubscription exercise forms, to the extent applicable to your exercise of rights, must be delivered to Subscription Agent as follows:

   Continental Stock Transfer & Trust Company
   2 Broadway
   New York, NY 10004

   Eligible institutions may also deliver documents by facsimile transaction.
Continental Stock Transfer & Trust Company's facsimile number is (  )      .
You should confirm receipt of all facsimiles by calling (  )      .

Special Procedure Under "Notice Of Guaranteed Delivery" Form

   If you wish to exercise rights but cannot ensure that Continental Stock Transfer & Trust Company will actually receive the executed subscription certificates before the expiration date, you may alternatively exercise rights by causing all of the following to occur within the time prescribed:

  . Full payment must be received by Continental Stock Transfer & Trust Company prior to the expiration date for all shares you desire to purchase pursuant to the basic subscription privilege and the oversubscription privilege.

  . A properly executed Notice of Guaranteed Delivery substantially in the form distributed by Aviation Sales with your subscription warrant must be received by Continental Stock Transfer & Trust Company at or prior to the expiration date.

  . The Notice of Guaranteed Delivery must be executed by both you and one of the following: (1) a member firm of a registered national securities exchange, (2) a member of National Association of Securities Dealers, Inc. (NASD), (3) a commercial bank or trust company having an office or correspondent in the United States, or (4) other eligible guarantor institution qualified under a guarantee program acceptable to Subscription Agent. The co-signing institution must guarantee in the Notice of Guaranteed Delivery that the subscription warrant will be delivered to [Subscription Agent] within three NYSE trading days after the date of the form. You must also provide in that form other relevant details concerning the intended exercise of rights.

  . The properly completed subscription certificate(s) with any required signature guarantee must be received by Subscription Agent within three NYSE trading days following the date of the related Notice of Guaranteed Delivery.

  . If you are a nominee holder of rights, a properly completed "Nominee Holder Certification" must also accompany the Notice of Guaranteed Delivery.

   A Notice of Guaranteed Delivery may be delivered to [Subscription Agent] in the same manner as subscription certificates at the address set forth above under "The Rights Offering--Delivery of Subscription Warrant" or may be
delivered by telegram or facsimile transmission (telecopier no. (  )      ). To
confirm facsimile deliveries, please call (  )      .

   Additional copies of the form of Notice of Guaranteed Delivery are available upon request from Continental Stock Transfer & Trust Company, whose address and telephone numbers are set forth above.

Incomplete Forms; Insufficient Payment

   If you do not indicate the number of rights being exercised, or do not forward sufficient payment for the number of rights that you indicate are being exercised, then we will accept the subscription forms and payment only for the maximum number of rights that may be exercised based on the actual payment delivered. We will make this determination as follows: (1) you will be deemed to have exercised the basic subscription privilege to the full extent of the payment received, and (2) if any funds remain, you will be deemed to have exercised the oversubscription privilege to the extent of the remaining funds. Aviation Sales will return any payment not applied to the purchase of shares under the rights offering procedures to those who made these payments as soon as practicable by mail. Interest will not be payable on amounts refunded.

Prohibition On Fractional Shares

   Each whole right entitles you to purchase one share of common stock at the subscription price per share. We will accept any inadvertent subscription indicating a purchase of fractional shares by rounding down to the nearest whole share and refunding without interest any payment received for a fractional share as soon as practicable.

Instructions To Nominee Holders

   If you are a broker, trustee or depository for securities or other nominee holder of common stock for beneficial owners of the stock, we are requesting you to contact the beneficial owners as soon as possible to obtain instructions and related certifications concerning their rights. Our request to you is further explained in the suggested form of letter of instructions from nominee holders to beneficial owners accompanying this prospectus.

   To the extent so instructed, nominee holders should complete appropriate subscription warrants on behalf of beneficial owners and, in the case of any exercise of the oversubscription privilege, the related form of "Nominee Holder Certification,' and submit them on a timely basis to Continental Stock Transfer & Trust Company with the proper payment.

Risk Of Loss On Delivery Of Subscription Certificate Forms And Payments

   Each holder of rights bears all risk of the method of delivery to Continental Stock Transfer & Trust Company of its subscription certificate and payment of the subscription price.

   If subscription certificates and payments are sent by mail, you are urged to send these by registered mail, properly insured, with return receipt requested, and to allow a sufficient number of days to ensure delivery to subscription agent and clearance of payment prior to the expiration time.

   Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

Procedures For DTC Participants

   We expect that your exercise of your basic subscription privilege (but not your oversubscription privilege) may be made through the facilities of The Depository Trust Company (commonly known as "DTC"). If your rights are exercised as part of the basic subscription privilege through DTC, we refer to them as "DTC Exercised Rights" If you hold DTC Exercised Rights, you may exercise your oversubscription privilege by properly executing and delivering to Continental Stock Transfer & Trust Company, at or prior to the time the rights expire, a DTC participant oversubscription exercise form and a nominee holder certification and making payment of the appropriate subscription price for the number of shares of common stock for which your oversubscription privilege is to be exercised. Please call Continental Stock Transfer & Trust
Company at (  )       to obtain copies of the DTC oversubscription exercise
form and the nominee holder certification.

Transferability Of Rights

   Permitted Transfers. In general, the rights are not transferable and may be exercised only by the persons to whom they are issued (each, a "holder"). Rights may, however, be transferred by the holder to the following persons (the "permitted transferees"):

  .  To the holder's immediate relatives, i.e., spouse, children and parents;

  .  To entities wholly owned or controlled by the holder;

  . If the holder is a corporation or partnership owned or controlled by one person or entity, to the person or entity that owns or controls the holder;

  . If the holder is a trust, to the settlors, grantors, trustees or beneficiaries of the trust or immediate relatives or entities wholly owned or controlled by such settlors, grantors, trustees or beneficiaries; and

  .  By operation of law in the event of death or dissolution of the holder.

   In any transfer, we will rely on your certification that the transferee is a permitted transferee. We may, at our option, request proper showing of your relationship to the transferee, and, if we are not satisfied, we have the option of not acknowledging or giving effect to the purported transfer.

   Method Of Transfer. You may transfer rights in whole by endorsing the subscription certificate for the transfer. Please follow the instructions for transfer included in the information sent to you with your subscription certificate. You may not transfer less than a whole right. If you transfer only a portion of the rights (but not fractional rights), you should deliver your properly endorsed subscription certificate to Continental Stock Transfer & Trust Company. With your subscription certificate, you should include instructions to register such portion of the rights evidenced thereby in the name of the permitted transferee (and to issue a new subscription certificate to the transferee for such transferred rights). If there is sufficient time before the expiration of the rights offering, Continental Stock Transfer & Trust Company will send you a new subscription certificate evidencing the balance of the rights issued to you but not transferred.

   You should also allow two to seven business days for your transferee to exercise the rights evidenced by the new subscription certificate. The amount of time needed by your transferee to exercise its rights depends upon the method by which the transferee delivers the subscription certificate and the method of payment made by the transferee. Neither Aviation Sales nor Continental Stock Transfer & Trust Company will be liable to the transferor or transferee of rights if the subscription certificate or other required documents are not received in time for exercise prior to the expiration date.

   You will receive a new subscription certificate upon a partial exercise only if Continental Stock Transfer & Trust Company receives your properly endorsed subscription certificates no later than 5:00 p.m., New York City time, five business days before the expiration date. Continental Stock Transfer & Trust Company will not issue a new subscription certificate if your subscription certificate is received after 5:00 p.m., New York City time, five business days before the expiration date. If your instructions and the subscription certificates are not received by Continental Stock Transfer & Trust Company by the expiration date, you will lose your power to exercise your remaining rights.

   Unless you make other arrangements with Subscription Agent, a new subscription certificate issued to you after 5:00 p.m., New York City time, five business days before the expiration date will be held for pick-up by you after such day at Subscription Agent's hand delivery address provided herein. You bear the responsibility for all newly-issued subscription certificates; if you request a reissuance of a subscription certificate, the delivery of that document will be at your risk.

How Procedural And Other Questions Are Resolved

   We are entitled to resolve all questions concerning the timeliness, validity, form and eligibility of any exercise of rights. Our determination of such questions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right because of any defect or irregularity.

   Subscription certificates will not be considered received or accepted until all irregularities have been waived or cured within such time as we determine, in our sole discretion. Neither Aviation Sales nor Continental Stock Transfer & Trust Company have any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or any other required document. They will not incur any liability for failure to give such notification.

   We reserve the right to reject any exercise of rights if the exercise does not comply with the terms of this rights offering, or is not in proper form, or if the exercise of rights would be unlawful or materially burdensome.

Issuance Of Stock Certificates

   Stock certificates for shares purchased in the rights offering will be issued as soon as practicable after the expiration date. Continental Stock Transfer & Trust Company will deliver subscription payments to us only after consummation of the rights offering and the issuance of stock certificates to those exercising rights. Unless otherwise instructed in your subscription certificate form, shares purchased by the exercise of rights will be registered in the name of the person exercising the rights.

Questions And Assistance Concerning The Rights

   You should direct any questions, requests for assistance concerning the rights or requests for additional copies of this prospectus, forms of instructions, Notice of Guaranteed Delivery or Nominee Holder certification form to:

   Continental Stock Transfer & Trust
Company
   2 Broadway
   New York, NY 10004
   Attention: Reorganization
Department
   Telephone: (212) 509-4000 (Ext 535)

                       DESCRIPTION OF OTHER INDEBTEDNESS

   We and our subsidiaries have entered into a senior credit facility with certain financial institutions. At present, the senior credit facility consists of a $57.7 million revolving loan and letter of credit facility, subject to an availability calculation based on the eligible borrowing base. The eligible borrowing base includes certain of our receivables and inventories. The letter of credit portion of the senior credit facility is subject to a $31.0 million sublimit, with the imposition of certain borrowing criteria based on the satisfaction of certain debt ratios. The interest rate on the senior credit facility is, at our option, (a) prime plus 3.0% or (b) LIBOR plus 4.5%.

   The senior credit facility contains certain financial covenants regarding our financial performance and certain other covenants, including limitations on the amount of annual capital expenditures and the incurrence of additional debt, and provides for the suspension of the senior credit facility and repayment of all debt in the event of a material adverse change in our business or a change in control. A default under the senior credit facility could potentially result in a default under other agreements to which we are a party, including our tax retention operation lease. In addition, the senior credit faculty requires mandatory repayments from the proceeds of a sale of assets or an issuance of equity or debt securities or as a result of insufficient collateral to meet the borrowing base requirements thereunder. Substantially all of our assets are pledged as collateral for amounts borrowed. The senior credit facility will terminate on July 31, 2002. We were committed to pay a $1 million financing fee on June 30, 2001, which we paid on July 2, 2001, and we paid an additional $154,000 in financing fees in August 2001. To the extent the senior credit facility remains outstanding as of certain dates, we are committed to pay incremental financing fees as follows: November 14, 2001--2% of outstanding commitment and February 14, 2002--2% of outstanding commitment. At September 6, 2001, $4.1 million was outstanding under the senior credit facility and outstanding letters of credit aggregated $29.6 million. As of September 6, 2001, $2.7 million was available for borrowing under the senior credit facility.

   The indenture which governs our old notes permits us and our subsidiaries to incur substantial additional indebtedness, including senior indebtedness. Under the indenture, we may borrow unlimited additional amounts so long as after incurring such debt we satisfy a fixed charge coverage ratio for the four most recent fiscal quarters. Additionally, the indenture allows us to borrow and have outstanding additional amounts of indebtedness (even if it does not meet the required fixed coverage ratios) up to enumerated limits. We did not meet the fixed charge coverage ratio for the one year period ended June 30, 2001. The old notes are also effectively subordinated in right of payment to all existing and future liabilities of any of our subsidiaries which do not guarantee the old notes. Assuming the consummation of the exchange offer and consent solicitation, the provision restricting our ability to incur additional indebtedness in this indenture will be removed.

   In February 2000, we executed a $15.5 million term loan with the financial institution that is the agent under our senior credit facility. The proceeds from this term loan were used to pay debt outstanding under the senior credit facility. The $15.5 million term loan, as amended, is senior secured debt, bears interest at 12% per annum, contains financial covenants that are consistent with the senior credit facility, and matures in July 2002. We repaid $3.5 million of the term loan from the proceeds of the sale of Caribe. Remaining principal payments of $500,000 per month are due beginning in January 2002 with a final principal payment of $8.5 million due in July 2002. Under the $15.5 million term loan agreement, we also granted the lender common stock purchase warrants to purchase 129,000 shares of our common stock exercisable for nominal consideration at any time until December 31, 2005. If the term loan is not repaid in full, the warrants entitle the holder to require us to repurchase the warrants or common shares issued upon prior exercise of the warrants at $8.50 per share. The lender has not required us to repurchase any warrants through September 25, 2001.

   In February 2001, we obtained a $10 million term loan from a financial institution. The term loan is senior secured debt, bears interest at LIBOR plus 2% and matures in August 2002. The proceeds of the $10 million term loan were used to pay the semi-annual interest payment on the senior subordinated notes in February 2001 of $6.7 million and for working capital purposes. In connection with the $10 million term loan, we issued warrants to purchase 250,000 shares of our common stock at an exercise price of $4.00 per share to each of four individuals, two of whom are our officers and/or directors and one of whom is one of our principal stockholders. Each of these individuals provided credit support to the financial institution which advanced the $10 million term loan proceeds. In May 2001, we obtained a short-term increase of up to $3.0 million in this term loan. We borrowed $2.0 million under the increased term loan in May 2001 and thereafter repaid the additional borrowing from the proceeds of the Caribe sale. One of our principal stockholders provided credit support for the increased amount of the term loan.

   As a result of our inability to make the August 2001 interest payment, we are in default under our senior credit facility, our senior term loans and the tax retention operating lease and the lenders under our senior credit facility, our senior term loans and the lessor under our tax retention operating lease have the right to declare due and require immediate payment of the indebtedness that ranks senior in right of payment to the old notes, which as of June 30, 2001 aggregated $82.0 million, before any payment could be made on the old notes. Our lenders under our senior credit facility, our senior term loans and the lessor under our tax retention operating lease have agreed, under certain conditions, to not declare due and to not require immediate payment of such indebtedness until December 31, 2001 (the "forbearance").

   Upon the occurrence of an event of default under the senior debt and our tax retention operating lease and without the forbearance, or upon the expiration of the forbearance, the respective lenders could elect to increase the interest rate due and declare all amounts outstanding, together with accrued interest, to be immediately due and payable. Substantially all of our assets are pledged as collateral security for the senior credit facility, our senior term loans and the tax retention operating lease. If we were unable to repay all outstanding amounts under our senior debt, and tax retention operating lease the lenders and other parties could proceed against the collateral granted to them to secure that indebtedness, and any proceeds realized upon the sale of this collateral would be used first to satisfy all amounts outstanding under our senior credit facility, our senior term loans and tax retention operating lease and thereafter, any of our other liabilities. In addition, we may be prevented from making new borrowings or drawing down further on our senior credit facility.

   The holders of more than a majority of our old notes have agreed to waive the default arising as a result of the failure to pay the note interest payment by August 15, 2001.

                        DESCRIPTION OF OUR CAPITAL STOCK

   Our authorized capital currently consists of 30,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, we had 15,015,317 shares of pre-reverse split common stock outstanding and no shares of preferred stock were outstanding.

   As part of our restructuring, our stockholders will be asked to increase our authorized shares of common stock to 500 million shares. The number of authorized preferred shares will remain at 1,000,000. Further, our stockholders will be asked to approve a ten-for-one reverse split of our outstanding common stock, reducing the common stock owned by our current holders to 1,501,532 shares.

Common Stock

   Each holder of common stock is entitled to one vote for each share held of record on all matters presented to stockholders, including the election of directors. In the event of a liquidation, dissolution or winding up of Aviation Sales, the holders of common stock are entitled to share equally and ratably in the assets of Aviation Sales, if any, remaining after paying all debts and liabilities of Aviation Sales and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive rights or cumulative voting rights and no redemption, sinking fund or conversion provisions.

   Holders of common stock are entitled to receive dividends if, as and when, declared by the board of directors out of funds legally available therefore, subject to the dividend and liquidation rights of any preferred stock that may be issued and outstanding and subject to any dividend restrictions in our credit facilities. No dividend or other distribution (including redemptions and repurchases of shares of capital stock) may be made, if after giving effect to such distribution, we would not be able to pay our debts as they become due in the usual course of business, or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of any holders of preferred stock.

Preferred Stock

   Our board of directors is authorized, without further stockholder action, to divide any or all shares of the authorized preferred stock into series and fix and determine the designations, preferences and relative rights and qualifications, limitations or restrictions thereon of any series so established, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this prospectus and consent solicitation, our board of directors has not authorized any series of preferred stock, and there are no plans, agreements or understandings for the authorization or issuance of any shares of preferred stock. The issuance of preferred stock with voting rights or conversion rights may adversely affect the voting power of common stock, including the loss of voting control to others. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Aviation Sales.

Common Stock Purchase Warrants

   Each common stock warrant will entitle the holder thereof to purchase one post-reverse split share of common stock at a price equal to $5.16 post-reverse split for a period of five years commencing on the date they are issued. The warrants are redeemable by us, at a redemption price of $0.001 per warrant, at any time upon thirty days' prior written notice to the holders thereof, if the average closing bid price of the common stock, as reported on the principal exchange on which the common stock is traded, equals or exceeds $6.71 per share for twenty consecutive trading days ending three days prior to the date of the notice of redemption. Pursuant to applicable federal and state securities laws, in the event a current prospectus is not available, the common stock purchase warrants may not be exercised by the holders thereof and we will be precluded from redeeming the common stock purchase warrants. There can be no assurances that we will not be prevented by financial or other considerations from maintaining a current prospectus. Any warrant holder who does not exercise prior to the redemption date, as set forth in our notice of redemption, will forfeit the right to purchase the common stock underlying the warrants, and after the redemption date or upon conclusion of the exercise period, any outstanding warrants will become void and be of no further force or effect, unless extended by our board of directors.

   The number of shares of common stock that may be purchased is subject to adjustment upon the occurrence of certain events including a dividend distribution to our stockholders, or a subdivision, combination or reclassification of the outstanding shares of our commons stock.

   We may at any time, and from time to time, extend the exercise period of the warrants, provided that written notice of such extension is given to the warrant holders prior to the expiration of the date then in effect. Also, we may reduce the exercise price of the warrants for limited periods or through the end of the exercise period in accordance with the terms of our warrant agreement with the warrant agent if deemed appropriate by our board of directors. Any extension of the term and/or reduction of the exercise price of the warrants may be subject to compliance with Rule 13e-4 under the Exchange Act including the filing of a Schedule TO. Notice of any extension of the exercise period and/or reduction of the exercise price will be given to the warrant holders. We do not presently contemplate any extension of the exercise period nor do we contemplate any reduction in the exercise price of the warrants. Factors which our board of directors may consider in taking such action include the current market conditions, the price of the common stock and our need for additional capital.

Presently Outstanding Options And Warrants

   As of the date of this prospectus, there were issued and outstanding (i) warrants to purchase an aggregate 129,000 pre-reverse split shares of our common stock held by the lender under our senior credit facility, (ii) warrants to purchase 1,508,334 pre-reverse split shares of our common stock, and
(iii) options to purchase 2,732,500 pre-reverse split shares of our common stock. We intend to file a registration statement to register the resale of certain shares underlying our currently outstanding options and warrants.

Provisions Of The Certificate And Bylaws

   A number of provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors (including takeovers which certain stockholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the classified board of directors and the ability of the board to issue preferred stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contests, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the common stock. The board of directors believes that these provisions are appropriate to protect the interest of us and all of our stockholders.

   Issuance of Rights. The certificate authorized the board of directors to create and issue rights (the "rights") entitling the holders thereof to purchase from us shares of capital stock or other securities. The times at which, and the terms upon which, the rights are to be issued may be determined by the board of directors and set forth in the contracts or instruments that evidence the rights. The authority of the board of directors with respect to the rights includes, but is not limited to, the determination of (1) the initial purchase price per share of the capital stock or other securities of Aviation Sales to be purchased upon exercise of the rights, (2) provisions relating to the times at which and the circumstances under which the rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of Aviation Sales, (3) antidilutive provisions which adjust the number or exercise price of the rights or amount or nature of the securities or other property receivable upon exercise of the rights, (4) provisions which deny the holder of a specified percentage of the outstanding securities of Aviation Sales the right to exercise the rights and/or cause the rights held by such holder to become void, (5) provisions which permit Aviation Sales to redeem the rights and (6) the appointment of a rights agent with respect to the Rights.

   Meetings of Stockholders. The bylaws provide that a special meeting of stockholders may be called only by the board of directors unless otherwise required by law. The bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual meeting of stockholders.

   No Stockholder Action By Written Consent. The certificate provides that any action required or permitted to be taken by our stockholders at an annual or special meeting of stockholders must be effected at a duly called meeting and may not be taken or effected by a written consent of stockholders in lieu thereof.

   Amendment of the Certificate. The certificate provides that an amendment thereof must first be approved by a majority of the board of directors and (with certain exceptions) thereafter approved by the holders of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal; provided, however, that the affirmative vote of 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, is required to amend provisions relating to the establishment of the board of directors and amendments to the certificate.

   Amendments of Bylaws. The certificate provides that the board of directors or the stockholders may amend or repeal the bylaws. Such action by the board of directors requires the affirmative vote of a majority of the directors then in office. Such action by the stockholders requires the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal at an annual meeting of stockholders or a special meeting called for such purposes, unless the board of directors recommends that the stockholders approve such amendment or repeal at such meeting, in which case such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

New York Stock Exchange

   The common stock is traded on the NYSE under the symbol "AVS."

Transfer Agent, Subscription Agent And Warrant Agent

   The transfer agent for the common stock, the subscription agent for the rights offering and the warrant agent for our common stock purchase warrants is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                              PLAN OF DISTRIBUTION

   We are offering shares of our common stock directly to you pursuant to this subscription rights offering. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription privileges in this subscription rights offering and no commissions, fees or discounts will be paid in connection with it. Certain of our officers and other employees may solicit responses from you, but such officers and other employees will not receive any commissions or compensation for such services other than their normal employment compensation.

   Aviation Sales will pay the fees and expenses of Continental Stock Transfer & Trust Company, as subscription agent, and also has agreed to indemnify the subscription agent from any liability it may incur in connection with the rights offering.

   On or about        , 2001, we will distribute the rights and copies of this
prospectus to individuals who owned shares of our common stock on the record date. If you wish to exercise your rights and subscribe for new shares of common stock, you should follow the procedures described under "The Rights Offering--Procedure to Exercise Rights." The subscription rights generally are non-transferable; there are substantial restrictions on the transfer of the rights, as described under "The Rights Offering--Restrictions on Transferability of Rights."

   We intend to file an application to have the shares of common stock sold pursuant to this offering listed for trading on the New York Stock Exchange under the symbol "AVS," as our currently outstanding shares of common stock now trade. However, we are currently subject to review by the NYSE, which may result in the delisting of our common stock. Accordingly, there can be no assurance that the shares of common stock purchased pursuant to this offering will be listed on the NYSE or that, once listed, such shares will remain listed. See "Risk Factors--Risks associated with the rights offering and warrants."

   We are offering the shares of common stock underlying the warrants upon the exercise of the warrants by the holders thereof. Warrants may be exercised by surrendering the certificate evidencing such warrant, with the form of election to purchase on the reverse side of such certificate properly completed and executed, together with payment of the exercise price and any transfer tax, to the warrant agent. If less than all of the warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of warrants. Payment of the exercise price may be made by cash, bank draft or official bank or certified check equal to the exercise price.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of material United States income tax consequences of the offering to the holders of the common stock upon the distribution of rights and warrants and to the holders of the rights and warrants upon their exercise.

   This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

   This summary is limited to those who have held the common stock, and will hold the rights and any shares acquired upon the exercise of rights as "capital assets' within the meaning of section 1221 of the Code. This summary does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to holders who are subject to special rules (such as banks and other financial institutions, broker-dealers, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations and foreign taxpayers). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder.

   HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THIS OFFERING, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

   Distribution of Rights and Warrants. Holders of our common stock will not recognize taxable income for federal income tax purposes upon distribution of the rights and warrants.

   Stockholder Basis and Holding Period of the Rights and Warrants. Except as provided in the following sentence, the basis of the rights and warrants received by a stockholder as a distribution with respect to such stockholder's common stock will be zero. If, however, either (i) the aggregate fair market value of the rights and warrants on their date of issuance is 15% or more of the fair market value (on the date of issuance) of the common stock with respect to which they are received or (ii) the stockholder properly elects, in his or her federal income tax return for the taxable year in which the rights and warrants are received, to allocate part of the basis of such common stock to the rights and warrants, then upon exercise or transfer of the rights and warrants, the stockholder's basis in such common stock will be allocated between the common stock and the rights and warrants in proportion to the fair market values of each on the date of issuance.

   The holding period of a stockholder with respect to the rights received as a distribution on such stockholder's common stock will include the stockholder's holding period for the common stock with respect to which the rights and warrants were distributed.

   In the case of a purchaser of rights or warrants, the tax basis of such rights or warrants will be equal to the purchase price paid, and the holding period for such rights or warrants will commence on the day following the date of the purchase.

   Transfer of the Rights and Warrants. A holder who sells rights or warrants generally will recognize gain, but not loss, equal to the excess of the sale proceeds over the tax basis, if any, of such rights or warrants. The holder's gain on the sale of rights or warrants will be long-term capital gain if the holding period for the rights or warrants is more than one year.

   Lapse of the Rights and Warrants. Holders who allow the rights or warrants received by them in this offering to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of the common stock, if any, they own. Purchasers of the right or warrants will recognize a loss equal to the tax basis of their rights or warrants, if such rights or warrants expire unexercised. Any loss recognized on the expiration of the rights or warrants acquired by a purchaser will be a capital loss. (See "The Rights Offering-- Transferability of Rights").

   Exercise of the Rights and Warrants; Basis and Holding Period of the Common Stock. Holders will not recognize any gain or loss upon the exercise of rights or warrants. The basis of the shares acquired through exercise of the rights will be equal to the sum of the purchase price for the rights or warrants and the holder's basis in such rights or warrants, if any. The holding period for the shares acquired through exercise of the rights or warrants will begin on the date the rights or warrants are exercised.

   Sale of Shares. The sale of shares will result in the recognition of gain or loss to the stockholder in an amount equal to the difference between the amount realized and the stockholder's basis in the shares. Gain or loss upon the sale of the shares will be long-term capital gain or loss if the holding period for the shares is more than one year.

   Distribution with Respect to Shares. When a corporation makes a distribution with respect to its capital stock, the amount of the distribution received by the stockholder will be treated as a dividend which will be taxable to the stockholder as ordinary income, to the extent it is paid from the current or accumulated earnings and profits of the corporation. The amount of a distribution made in property other than cash is the fair market value of that property at the time of the distribution. United States holders that are corporations are entitled to a dividends-received deduction subject to certain limitations. Earnings and profits for this purpose consists of an amount based on the taxable income of the corporation as adjusted by the application of detailed rules set forth in tax regulations. A distribution will be treated as a dividend even though we have an overall deficit in our earnings and profits to the extent we have positive earnings and profits in the year in which we make the distribution (i.e., current earnings, and profits). If the amount of a distribution exceeds the current and accumulated earnings and profits of the corporation, the excess will be treated first as a tax-free return of investment up to the basis of the stock, and this amount will reduce the stockholder's tax basis in the stock. If the distribution exceeds the current and accumulated earnings and profits, and the stockholder's tax basis in the stock, this excess amount will be treated as capital gain to the stockholder. If the stockholder is a U.S. corporation, the stockholder would generally be able to claim a deduction equal to a portion of the amount of the distribution treated as a dividend under the foregoing rules.

   The foregoing rules will apply to any distributions made with respect to the common stock of the company.

                                 LEGAL MATTERS

   The validity of the shares of our rights, warrants and common stock offered by this prospectus has been passed upon for us by Akerman, Senterfitt & Eidson, P.A.

                                    EXPERTS

   The consolidated financial statements of Aviation Sales Company as of December 31, 1999 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in accounting and auditing. Reference is made to said report which contains an explanatory fourth paragraph with respect to our ability to continue as a going concern.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also read and copy these reports, statements or other information at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can also be obtained by mail from the public reference room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

   Our filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information about us may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   We have filed a registration statement on Form S-1 on September , 2001 to register with the SEC the rights, warrants and the shares of our common stock to be issued upon the exercise of the rights and warrants. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

   We have not authorized anyone to give any information or make any representation about the rights offering and warrant offering that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

          CONSOLIDATED FINANCIAL STATEMENTS OF AVIATION SALES COMPANY

                    AVIATION SALES COMPANY AND SUBSIDIARIES
                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Years Ended December 31, 1998, 1999 and 2000:
Report of Independent Certified Public Accountants.......................   F-2
Consolidated Balance Sheets at December 31, 1999 and 2000................   F-3
Consolidated Statements of Operations for the three years ended December
 31, 2000................................................................   F-4
Consolidated Statements of Stockholders' Equity for the three years ended
 December 31, 2000.......................................................   F-5
Consolidated Statements of Cash Flows for the three years ended December
 31, 2000 ...............................................................   F-6
Notes to Consolidated Financial Statements...............................   F-8
Financial Statement Schedule:
Schedule II--Valuation and Qualifying Accounts for the three years ended
 December 31, 2000.......................................................  F-34

Six Months Ended June 30, 2001 and 2000 (unaudited):
Condensed Consolidated Balance Sheets at June 30, 2001 and December 31,
 2000....................................................................  F-35
Condensed Consolidated Statements of Operations for the six months ended
 June 30, 2000 and 2001..................................................  F-36
Condensed Consolidated Statements of Cash Flows for the six months ended
 June 30, 2000 and 2001 .................................................  F-37
Notes to Condensed Consolidated Financial Statements.....................  F-38

Unaudited Pro Forma Condensed Consolidated Financial Statements:
Introduction to Unaudited Pro Forma Condensed Consolidated Financial
 Statements..............................................................   P-1
Pro Forma Condensed Consolidated Statement of Operations for the year
 ended December 31, 2000.................................................   P-
Pro Forma Condensed Consolidated Statement of Operations for the six
 months ended June 30, 2001..............................................   P-
Pro Forma Condensed Consolidated Balance Sheet at June 30, 2001..........   P-
Notes to Pro Forma Condensed Consolidated Financial Statements...........   P-

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Aviation Sales Company:

   We have audited the accompanying consolidated balance sheets of Aviation Sales Company (a Delaware corporation) and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aviation Sales Company and subsidiaries as of December 31, 1999 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

   The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred net losses for the years ended December 31, 1999 and 2000 and required cash to fund its operating activities for each of the three years in the period ended December 31, 2000. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are also discussed in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Arthur Andersen LLP

Miami, Florida,
March 30, 2001, (except
for the matters
discussed in the fourth
paragraph in Note 1 and
Note 7 as to which the
date is April 17, 2001
and for the matter
discussed in Note 11,
as to which the date is
April 19, 2001).

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                December 31,
                                                             ------------------
                                                               1999     2000
                                                             -------- ---------
                                                               (In thousands,
                                                             except share data)
                          ASSETS
CURRENT ASSETS:
Cash and cash equivalents..................................  $ 21,431 $     --
Accounts receivable, net of allowances of $9,593 and $7,454
 in 1999 and 2000, respectively............................    91,926    67,558
Inventories, net of reserves of $16,348 and $8,614 in 1999
 and 2000, respectively ...................................    90,145    53,115
Deferred income taxes......................................     2,292       --
Other current assets.......................................    37,032    10,784
                                                             -------- ---------
Total current assets.......................................   242,826   131,457
                                                             -------- ---------
EQUIPMENT ON LEASE, net of accumulated amortization........    17,393     5,749
FIXED ASSETS, net..........................................    64,309    65,770
AMOUNTS DUE FROM RELATED PARTIES...........................     2,099     1,792
OTHER ASSETS:
Goodwill, net..............................................    51,241    41,390
Deferred financing costs, net..............................     7,953     5,928
Notes receivable from KAV Inventory, LLC...................       --     29,400
Net assets of discontinued operations......................   314,397     3,479
Other......................................................    10,657    15,646
                                                             -------- ---------
Total other assets.........................................   384,248    95,843
                                                             -------- ---------
Total assets...............................................  $710,875 $ 300,611
                                                             ======== =========
           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable...........................................  $ 13,948 $  30,214
Accrued expenses...........................................    27,587    27,725
Current maturities of notes payable........................     3,887        29
Current maturities of capital lease obligations............        84       178
Revolving loan.............................................   269,580    35,959
Customer deposits..........................................       586     7,559
Other......................................................       --      5,120
                                                             -------- ---------
Total current liabilities..................................   315,672   106,784
                                                             -------- ---------
LONG-TERM LIABILITIES:
Senior subordinated notes..................................   164,254   164,345
Notes payable, net of current portion......................     1,066    16,498
Capital lease obligations, net of current portion..........     4,093     3,852
Deferred income............................................     1,113        36
Other long-term liabilities................................     6,155     2,204
                                                             -------- ---------
Total long-term liabilities................................   176,681   186,935
                                                             -------- ---------
Commitments and Contingencies..............................
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 1,000,000 shares
 authorized, none outstanding, 15,000 shares designated
 Series A Junior participating.............................       --        --
Common stock, $.001 par value, 30,000,000 shares
 authorized, 15,015,317 issued and outstanding at December
 31, 1999 and 2000, respectively...........................        15        15
Additional paid-in capital.................................   150,288   150,288
Retained earnings (accumulated deficit)....................    68,219  (143,411)
                                                             -------- ---------
Total stockholders' equity.................................   218,522     6,892
                                                             -------- ---------
Total liabilities and stockholders' equity.................  $710,875 $ 300,611
                                                             ======== =========

   The accompanying notes are an integral part of these consolidated balance sheets.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            For the Years Ended December 31,
                                            ----------------------------------
                                               1998        1999        2000
                                            ----------  ----------  ----------
                                              (In thousands, except share
                                                         data)
Operating Revenues:
  Sales, net............................... $  177,279  $  359,956  $  333,289
  Other....................................      7,169      11,797       4,788
                                            ----------  ----------  ----------
    Total operating revenues...............    184,448     371,753     338,077
Cost of sales..............................    141,569     307,944     353,331
                                            ----------  ----------  ----------
  Gross profit (loss)......................     42,879      63,809     (15,254)
Operating expenses.........................     17,721      41,774      74,580
                                            ----------  ----------  ----------
  Income (loss) from operations............     25,158      22,035     (89,834)
Interest expense...........................     13,895      18,649      20,347
Other (income) expense.....................       (196)     (1,327)        925
                                            ----------  ----------  ----------
  Income (loss) before income taxes, equity
   income of affiliates and discontinued
   operations..............................     11,459       4,713    (111,106)
Income tax expense.........................      4,281       3,004       4,810
                                            ----------  ----------  ----------
  Income (loss) before equity income of
   affiliates and discontinued operations..      7,178       1,709    (115,916)
Equity income of affiliates, net of income
 tax.......................................      1,356       1,289          43
                                            ----------  ----------  ----------
  Income (loss) from continuing
   operations..............................      8,534       2,998    (115,873)
Discontinued Operations:
  Operations, net of income taxes..........     16,959     (24,721)    (23,432)
  Loss on disposal, net of income taxes....        --          --      (72,325)
                                            ----------  ----------  ----------
    Net income (loss)...................... $   25,493  $  (21,723) $ (211,630)
                                            ==========  ==========  ==========
Basic Earnings (Loss) Per Share:
  Income (loss) from continuing
   operations.............................. $     0.70  $     0.22  $    (7.72)
  Income (loss) from discontinued
   operations..............................       1.38       (1.78)      (6.37)
                                            ----------  ----------  ----------
    Net income (loss)...................... $     2.08  $    (1.56) $   (14.09)
                                            ==========  ==========  ==========
Diluted Earnings (Loss) Per Share:
  Income (loss) from continuing
   operations.............................. $     0.68  $     0.21  $    (7.72)
  Income (loss) from discontinued
   operations..............................       1.34       (1.77)      (6.37)
                                            ----------  ----------  ----------
    Net income (loss)...................... $     2.02  $    (1.56) $   (14.09)
                                            ==========  ==========  ==========
Weighted average shares outstanding:
  Basic.................................... 12,277,020  13,906,000  15,015,317
                                            ==========  ==========  ==========
  Diluted.................................. 12,626,394  14,168,442  15,015,317
                                            ==========  ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                         Retained
                           Common Stock     Additional   Earnings     Treasury Stock          Total
                         ------------------  Paid-in   (Accumulated --------------------  Stockholders'
                           Shares    Amount  Capital     Deficit)     Shares     Amount      Equity
                         ----------  ------ ---------- ------------ ----------  --------  -------------
                                              (In thousands, except share data)
Balance as of December
 31, 1997............... 13,362,568   $13    $ 72,962   $  64,449   (1,111,562) $(16,145)   $ 121,279
 Net income.............        --    --          --       25,493          --        --        25,493
 Stock issued in
  acquisition...........    182,143   --        5,720         --           --        --         5,720
 Rescinded stock
  grants................    (18,000)  --          --          --           --        --           --
 Stock options
  exercised.............    100,660   --        1,806         --           --        --         1,806
 Retirement of treasury
  stock................. (1,111,562)   (1)    (16,144)        --     1,111,562    16,145          --
                         ----------   ---    --------   ---------   ----------  --------    ---------
Balance as of December
 31, 1998............... 12,515,809    12      64,344      89,942          --        --       154,298
 Net loss...............        --    --          --      (21,723)         --        --       (21,723)
 Secondary stock
  offering..............  2,300,000     3      79,859         --           --        --        79,862
 Stock options
  exercised.............    199,508   --        6,085         --           --        --         6,085
                         ----------   ---    --------   ---------   ----------  --------    ---------
Balance as of December
 31, 1999............... 15,015,317    15     150,288      68,219          --        --       218,522
 Net loss...............        --    --          --     (211,630)         --        --      (211,630)
                         ----------   ---    --------   ---------   ----------  --------    ---------
Balance as of December
 31, 2000............... 15,015,317   $15    $150,288   $(143,411)         --   $    --     $   6,892
                         ==========   ===    ========   =========   ==========  ========    =========


  The accompanying notes are an integral part of these consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                For the Years Ended December
                                                            31,
                                                ------------------------------
                                                  1998       1999      2000
                                                ---------  --------  ---------
                                                       (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).............................  $  25,493  $(21,723) $(211,630)
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
 Loss on disposal of discontinued operations..        --        --      72,325
 Depreciation and amortization................      5,687    10,132     21,941
 Write-off of fixed assets....................        --        297        --
 Proceeds from sale of equipment on lease, net
  of gain.....................................      1,290     2,960      3,188
 Gain on sale of fixed assets.................        (72)   (1,432)       --
 Equity (income) loss of affiliate, net of
  income taxes................................     (1,356)   (1,289)       (43)
 Provision for inventory obsolescence.........        --     12,814      3,525
 Provision for doubtful accounts..............        670     4,995     20,343
 Write down of shareholder note...............        --        --         200
 Loss on sale of joint venture................        --        --         859
 Deferred income taxes........................     (1,107)    3,174      1,492
 (Increase) decrease in accounts receivable...      1,849   (46,894)     4,025
 (Increase) decrease in inventories...........    (37,304)  (37,962)    35,472
 (Increase) decrease in other current assets..        180   (29,470)    26,248
 (Increase) decrease in other non-current
  assets......................................     (2,870)      289     (4,078)
 Increase (decrease) in accounts payable......        894    (3,369)    16,266
 Increase (decrease) in accrued expenses......     (2,569)    7,289     11,696
 Increase (decrease) in deferred income.......        409      (257)    (1,077)
 Increase (decrease) in other liabilities.....        (72)    1,405     (3,457)
                                                ---------  --------  ---------
 Net cash used in continuing operating
  activities..................................     (8,878)  (99,041)    (2,705)
                                                ---------  --------  ---------
 Net cash provided by (used in) discontinued
  operations..................................    (73,312)  (15,598)    50,678
                                                ---------  --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Cash used in acquisitions, net of cash
  acquired....................................    (75,703)  (18,080)       --
 Purchases of fixed assets....................     (5,381)  (17,635)    (9,802)
 Purchases of equipment on lease..............    (23,411)   (9,087)       --
 Proceeds from sale of fixed assets...........        751       --         --
 Purchase of facility.........................        --     (3,500)       --
 Proceeds from sale of land held for
  investment..................................        --     11,556        --
 Purchase of land held for investment.........        --    (10,124)       --
 Payments from related parties................        687       105        106
 Investment in joint venture..................        --     (2,500)    (3,734)
 Proceeds from sale of joint venture..........        --        --       1,455
 Net proceeds from the sale of discontinued
  operations..................................        --        --     175,315
                                                ---------  --------  ---------
 Net cash provided by (used in) investing
  activities..................................   (103,057)  (49,265)   163,340
                                                ---------  --------  ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                                 For the Years Ended December
                                                             31,
                                                 ------------------------------
                                                   1998      1999       2000
                                                 --------  ---------  ---------
                                                        (In thousands)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings of amounts under senior debt
  facility.....................................    77,880    567,815    460,593
 Proceeds from sale of common stock............       --      79,862        --
 Proceeds from issuance of senior subordinated
  notes........................................   164,002        --         --
 Repayment of amounts under senior debt
  facility.....................................   (56,190)  (472,242)  (694,214)
 Proceeds of term loan.........................       --         --      15,500
 Proceeds from equipment loans.................    10,488        --         --
 Payments on equipment loans...................      (921)      (627)      (201)
 Payments on capital leases....................       (41)      (184)      (147)
 Stock options exercised.......................     1,806      5,220        --
 Payment of deferred financing costs...........    (7,478)    (1,573)   (10,525)
 Payments on notes payable.....................       --      (3,472)    (3,750)
                                                 --------  ---------  ---------
 Net cash provided by (used in) financing
  activities...................................   189,546    174,799   (232,744)
                                                 --------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...................................     4,299     10,895    (21,431)
                                                 --------  ---------  ---------
CASH AND CASH EQUIVALENTS, beginning of
 period........................................     6,237     10,536     21,431
                                                 --------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of period.......  $ 10,536  $  21,431  $     --
                                                 ========  =========  =========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Notes received from sale of inventory to joint
  venture......................................  $    --   $     --   $  29,401
                                                 ========  =========  =========
 Value of warrants issued in connection with
  origination of $15,500 term loan recorded as
  deferred financing costs.....................  $    --   $     --   $   1,079
                                                 ========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Interest paid.................................  $ 15,684  $  32,817  $  39,705
                                                 ========  =========  =========
 Income taxes paid.............................  $ 18,669  $  18,673  $   1,028
                                                 ========  =========  =========


  The accompanying notes are an integral part of these consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (Financial Amounts in Thousands, Except Per Share Data)

NOTE 1--GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

   Aviation Sales Company ("ASC" or the "Company") is a Delaware corporation which through its subsidiaries provides aircraft maintenance, repair and overhaul services to commercial passenger airlines, air cargo carriers, aircraft leasing companies, maintenance and repair facilities and aircraft parts redistributors throughout the world. During 2000, the Company sold substantially all of the assets of its parts redistribution operation, its new parts distribution operation and its manufacturing operations. See Note 4 for further discussion. The results of operations for these businesses are included in the accompanying consolidated statements of operations as discontinued operations.

   On July 31, 1998, ASC acquired Whitehall Corporation ("Whitehall") for consideration of 2,844 shares of ASC common stock. Under the terms of the acquisition agreement, each share of Whitehall common stock was exchanged for
 .5143 shares of ASC common stock. The acquisition of Whitehall has been accounted for under the pooling of interests method of accounting. The accompanying consolidated financial statements give retroactive effect to the acquisition of Whitehall. All share amounts have been restated to include the conversion of the Whitehall common stock to ASC common stock in the merger and a two-for-one stock split effected by Whitehall in March 1997. The operations of ASC and its other subsidiaries and Whitehall retroactively consolidated are referred to herein as the operations of the Company.

SECONDARY OFFERING

   On June 16, 1999, ASC closed a public offering of 2,000 shares of common stock and on June 24, 1999, the underwriters of the public offering exercised their option to purchase an additional 300 shares of common stock. The net proceeds of the offering, $79,862, were used to repay senior indebtedness.

LIQUIDITY

   The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Notes 7 and 11, the Company was not in compliance at December 31, 1999 and March 31, 2000 with certain of the financial covenants contained in the Company's credit agreement with its senior lenders and certain of the lease agreements to which the Company is a party. On May 31, 2000, the Company amended and restated its senior credit facility and amended certain of its lease agreements. These agreements were further amended on June 25, 2000, September 30, 2000, November 28, 2000, February 14, 2001 and April 17, 2001. As discussed in Note 4, during 2000, the Company sold substantially all of the assets of its parts redistribution operation, new parts distribution operation and manufacturing operations. The proceeds from these sales were used to repay senior indebtedness. In addition, in February 2000, the Company borrowed $15,500 under a supplemental term loan with the financial institution that is the agent for the revolving credit facility. In February 2001, the Company borrowed $10,000 under a term loan from a second financial institution. The proceeds from these loans were used to repay senior indebtedness and for working capital purposes. The revolving credit facility and the $15,500 term loan mature in July 2002 and the $10,000 term loan matures in August 2002. As a result of the above transactions, the outstanding balance on the revolving credit facility was reduced from $269,580 as of December 31, 1999 to $35,959 as of December 31, 2000.

   As of March 31, 2001, the Company has $2,200 of availability for borrowing under its revolving credit facility. The Company has also recently closed (on a temporary basis) one of its maintenance, repair and overhaul ("MR&O") facilities, consolidated the operations of one of its component overhaul businesses from two facilities to one, and reduced its headcount at certain of its other MR&O facilities in order to lower its

                    AVIATION SALES COMPANY AND SUBSIDIARIES
operating expenses. The Company is also actively considering selling one or more additional operations, or the sale of additional securities, in order to repay additional debt and to fund the working capital requirements of its operations. While the Company expects to be able to meet its working capital requirements from its available resources, there can be no assurance that the Company will have sufficient working capital to meet its obligations. The Company incurred net losses for the years ended December 31, 1999 and 2000 and required cash to fund its operating activities for the years ended December 31, 1998, 1999 and 2000. As a result of these matters the Company's auditors have issued their opinion with a going concern qualification. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Principal estimates made by the Company include the estimated losses on disposal of discontinued operations, the allowance to reduce inventory to the lower of cost or net realizable value, the estimated profit recognized as aircraft maintenance, design and construction services are performed, the allowance for doubtful accounts and notes receivable, medical benefit accruals, the estimated fair value of the facilities under operating lease discussed in
Note 11, and the allowances for litigation and environmental costs. A principal assumption made by the Company is that inventory will be utilized and realized in the normal course of business and may be held for a number of years.

PRINCIPLES OF CONSOLIDATION

   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries (collectively the "Company"). Investments in joint ventures are accounted for under the equity method of accounting. All significant intercompany transactions and balances have been eliminated.

RECLASSIFICATIONS

   Assets, liabilities, revenues and expenses of discontinued operations have been separately reclassified in the 1999 and 1998 consolidated financial statements. Certain other prior year amounts included in the accompanying consolidated financial statements have been reclassified to conform with the 2000 presentation.

CASH AND CASH EQUIVALENTS

   The Company considers all deposits with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents at December 31, 1999 include cash held by the Company in demand deposit accounts.

REVENUE RECOGNITION

   Revenues from aircraft maintenance service are generally recognized when services are performed and unbilled receivables are recorded based upon the percentage of completion method. Unbilled receivables are billed on the basis of contract terms (which are generally on completion of an aircraft) and deliveries. These service fees are recorded in revenue over the course of the contract as the services are rendered. Gain on sale of equipment on lease is included in other revenue in the accompanying consolidated statements of operations.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

The Company exchanges rotable parts in need of service or overhaul for new, overhauled or serviceable parts in its inventory for a fee. Fees on exchanges are recorded as sales at the time the unit is shipped.

   With respect to discontinued business, repairs and sales of aircraft parts are recognized as revenue when a unit is shipped and title has passed to the customer or when a repaired unit is returned to the customer. Transfers of inventory to customers which include a related acquisition of inventory from the same third party for a similar amount are not recognized as revenue at the time of transfer. Certain of the Company's discontinued operations also warehoused and sold inventories on behalf of others under consignment arrangements. Sales of aircraft parts from consignment inventories were recorded as revenue upon shipment of the unit. The Company also performs inventory repair management and warehouse management services for customers on a contractual basis.

INVENTORIES

   Inventories, which consist primarily of new, overhauled, serviceable and repairable aircraft parts, are stated at the lower of cost or market on primarily a specific identification basis. In instances where bulk purchases of inventory items are made, cost is determined based upon an allocation by management of the bulk purchase price to the individual components. Expenditures required for the recertification of parts are capitalized as inventory and are expensed as the parts associated with the recertification are sold. Cost of inventory includes raw materials, labor and overhead. The Company maintains raw materials, work in progress and finished goods inventories in support of its operations. At December 31, 1999 and 2000, inventories consisted of the following:

                                                                  1999    2000
                                                                 ------- -------
   Finished goods............................................... $35,862 $34,112
   A-300 aircraft...............................................  45,709   3,150
   Work in progress.............................................   3,848  15,415
   Raw materials................................................   4,726     438
                                                                 ------- -------
                                                                 $90,145 $53,115
                                                                 ======= =======

   The Company provides an allowance to reduce the inventory carrying value to the lower of cost or net realizable value. In determining net realizable value, the Company assumes the inventory will be utilized in the normal course of business and not on a liquidation basis. Such inventory may be held for a number of years.

EQUIPMENT ON LEASE

   The Company leases engines and spare parts inventories to customers in the airline industry on a worldwide basis through operating leases. Operating lease income is recognized on a straight-line basis over the term of the underlying leases and is included in other operating revenue in the accompanying consolidated statement of operations. The cost of equipment on lease is amortized, principally on a straight-line basis, to the estimated remaining net realizable value over the shorter of the lease term or the economic life of the equipment.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

FIXED ASSETS, NET

   Fixed assets are stated at cost, and at December 31, 1999 and 2000, consisted of the following:

                                           Depreciable
                                              Life           1999      2000
                                       ------------------- --------  --------
Land..................................                     $     71  $    114
Buildings............................. 29 years               5,553     5,709
Machinery and equipment............... 3 to 7 years          39,981    36,967
Furniture and fixtures................ 3 to 5 years           3,179    11,715
Leasehold improvements................ Shorter of lease
                                       term or useful life   35,918    40,473
                                                           --------  --------
                                                             84,702    94,978
Accumulated depreciation and
 amortization.........................                      (20,393)  (29,208)
                                                           --------  --------
                                                           $ 64,309  $ 65,770
                                                           ========  ========

   For financial reporting purposes, the Company provides for depreciation and amortization of fixed assets using the straight-line method at annual rates sufficient to amortize the cost of the assets less estimated salvage values over their estimated useful lives. Maintenance and repair expenditures are charged to expense as incurred, and expenditures for improvements and major renewals are capitalized. The carrying amounts of assets which are sold or retired and the related accumulated depreciation are removed from the accounts in the year of disposal, and any resulting gain or loss is reflected in income. Depreciation and amortization expense amounted to $2,707, $5,061 and $8,815, for the years ended December 31, 1998, 1999 and 2000, respectively.

   In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("ACSEC") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 establishes criteria for determining which costs of developing or obtaining internal-use computer software should be charged to expense and which should be capitalized. The Company adopted SOP 98-1 prospectively on January 1, 1999. The adoption of SOP 98-1 did not have a material effect on the Company's financial position or results of operations.

   Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable and the Company's estimate of undiscounted cash flows over the assets' remaining estimated useful life are less than the assets' carrying value. Measurement of the amount of impairment may be based upon appraisals, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

INVESTMENTS

   During 1994, Whitehall obtained a 40% ownership interest in a joint venture involved in the development of aircraft-related technology for an initial investment of $1. The Company accounts for its investment in the joint venture under the equity method. In 1994, Whitehall loaned $2,000 to the joint venture, which is evidenced by a promissory note which accrues interest at a maximum rate of 5% per annum. Principal and accrued interest became due on January 5, 1999. During February 2000, management elected to convert the then outstanding note and accrued interest balance into a capital contribution. During May 2000, the Company liquidated its investment in the joint venture. In connection with the disposition of the joint venture, the Company recorded a charge of $859, which is included in other (income) expense in the accompanying consolidated statement of operations.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   In August 1999, the Company obtained a 50% interest in a limited liability corporation that designs, manufactures and installs an FAA approved conversion kit that converts certain Boeing 727 aircraft from passenger configuration to cargo configuration. The initial investment was $2,500. During 2000, the Company invested an additional $3,734 in the form of cash, advances and services. The Company accounts for this investment under the equity method.

   The total carrying value of the equity investments, including Whitehall notes receivable and accrued interest, at December 31, 1999 and 2000 was $7,647 and $6,234, respectively, and is included in other assets in the accompanying consolidated balance sheets. Summarized balance sheet information for the equity investments as of December 31, 1999 and 2000 is as follows:

                                                                 1999    2000
                                                                ------- -------
   Current assets.............................................. $14,741 $   --
   Noncurrent assets...........................................   3,150  13,234
   Current liabilities.........................................   3,622   1,234
   Noncurrent liabilities......................................   2,000     --

   Summarized results of operations for the equity investments for the years ended December 31, 1998, 1999 and 2000 are as follows:

                                                             1998    1999   2000
                                                            ------- ------- ----
   Net Sales............................................... $45,483 $38,338 $725
   Gross profit............................................   7,754   7,341  --
   Net income..............................................   5,557   5,298  --

INTANGIBLE ASSETS

   The costs associated with obtaining financing are included in the accompanying consolidated balance sheets as deferred financing costs and are being amortized over the terms of the loans to which such costs relate. Amortization of deferred financing costs included in continuing operations for the years ended December 31, 1998, 1999 and 2000 was $460, $510 and $2,622,
respectively, and is included in interest expense in the accompanying consolidated statements of operations. Amortization of deferred financing costs included in discontinued operations for the years ended December 31, 1998, 1999 and 2000 was $489, $1,214 and $11,039, respectively. During 2000, the Company completed the sales of certain of its operations and assets and the liquidation of a joint venture, and used the proceeds to repay senior indebtedness outstanding under the credit facility. See Notes 4 and 7. As a result of these dispositions, the Company's commitment under its credit facility was reduced and the Company wrote off the deferred financing costs of $5,407 that related to that reduction in the quarter ended December 31, 2000, of which $1,074 is included in amortization of deferred financing costs in continuing operations and $4,333 is included in amortization of deferred financing costs in discontinued operations. See Note 7. The cost and accumulated amortization of deferred financing costs as of December 31, 1999 and 2000 is as follows:

                                                                1999     2000
                                                               -------  -------
   Original basis............................................. $10,951  $22,587
   Accumulated amortization...................................  (2,998) (16,659)
                                                               -------  -------
                                                               $ 7,953  $ 5,928
                                                               =======  =======

   The excess of the purchase price over the fair values of the net assets acquired from acquisitions of businesses has been recorded as goodwill and is being amortized on a straight-line basis over 20 years.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

Effective January 1, 1999, the Company revised the estimated fair market values allocated to goodwill and inventories relating to an acquisition accounted for under the purchase method. This revision resulted in a reduction in goodwill and increase in inventories of $1,410. Amortization expense for the years ended December 31, 1998, 1999 and 2000 was $784, $2,360 and $9,852, respectively.
Goodwill and accumulated amortization at December 31, 1999 and 2000 are as follows:

                                                                1999     2000
                                                               -------  -------
   Original basis............................................. $54,216  $46,855
   Accumulated amortization...................................  (2,975)  (5,465)
                                                               -------  -------
                                                               $51,241  $41,390
                                                               =======  =======

   The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the intangible assets in measuring whether there is an impairment. Measurement of the amount of impairment may be based upon appraisals, market values of similar assets or estimated discounted cash flow resulting from the use and ultimate disposition of the asset. In April 2000, a customer which represented a significant portion of the operations at one of the Company's heavy airframe maintenance facilities filed for protection under the U.S. bankruptcy code. As a result of this event, the Company has temporarily closed this facility and has determined that the goodwill relating to this facility and certain capitalized contract costs associated with the customer are impaired. Accordingly, during the quarter ended December 31, 2000, the Company recorded a charge of $7,808 to write off the carrying value of the goodwill and contract costs, which is included in operating expenses in the accompanying consolidated statement of operations for the year ended December 31, 2000. The Company has determined that no other impairments have occurred.

RECENTLY ISSUED ACCOUNTING STANDARDS

   Notes receivable is comprised of notes due from KAV Inventory, LLC ("KAV"), a 50% owned limited liability company which acquired all of the aircraft and engine spare parts inventory and the engine inventory of the Company's redistribution operation as discussed in Note 4. These notes bear interest at 14% and are subordinated in all respects to certain institutional financing of KAV. Management does not expect to receive any payments under the notes during 2001. Because of the contingencies discussed in Note 4, recognition of interest income under the notes will be deferred and recognized as collected following collection of all outstanding principal amounts.

DEFERRED INCOME

   Advance payments and deposits received on operating leases are initially deferred and subsequently recognized as the Company's obligations under the lease agreements are fulfilled.

ENVIRONMENTAL COSTS

   Environmental expenditures that relate to current operations are expensed as incurred. Remediation costs that relate to existing conditions caused by past operations are accrued when it is probable that these costs will be incurred and can be reasonably estimated. Environmental costs are included in operating expenses in the accompanying consolidated statements of operations.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

STOCK COMPENSATION PLANS

   The Company accounts for the fair value of its grants under its stock option plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") on January 1, 1996.

INCOME TAXES

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance would be included in the provision for deferred income taxes in the period of change.

FINANCIAL INSTRUMENTS

   The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short maturity of the instruments and the provision for what management believes to be adequate reserves for potential losses. Management believes the fair value of the revolving loan approximates the carrying amount of the revolving loan in the accompanying consolidated balance sheets because management believes the interest rate to be the fair market interest rate. The fair value of the senior subordinated notes is $66,000 based on the market value of the notes as of December 31, 2000. Management believes the fair value of notes receivable approximates the carrying amount of the notes because the interest rates on the notes represent fair market interest rates.

START UP ACTIVITIES

   In April 1998, the ACSEC issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 establishes standards for the reporting and disclosure of start-up costs, including organization costs. The Company adopted SOP 98-5 effective on January 1, 1999. The adoption of SOP 98-5 did not have a material effect on the Company's financial position or results of operations. The Company expenses start-up costs as incurred.


COMPREHENSIVE INCOME

   For all periods presented, comprehensive income is equal to historical net income or loss.

SEGMENT REPORTING

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the way that public companies report selected information about operating segments in annual and interim financial reports to shareholders. It also establishes standards for related disclosures about an enterprise's business segments, products, services, geographic areas and major customers.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

SFAS No. 131, which supersedes SFAS No. 14 "Financial Reporting for Segments of a Business Enterprise", retains the requirement to report information about major customers and requires that a public company report financial and descriptive information about its reportable operating segments. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 requires that a public company report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. The Company adopted SFAS No. 131 effective December 31, 1998. The Company operates its businesses as a single segment: airline services.

RECENTLY ISSUED ACCOUNTING STANDARDS

   In January 2000, Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 101 regarding revenue recognition was issued. SAB No. 101 clarifies issues relating to revenue recognition in financial statements including income statement presentation and disclosure. SAB No. 101 became effective in 2000 and did not have a material effect on the Company's financial position or the results of operations.

   In May 2000, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus on Issue No. 00-14, "Accounting for Certain Sales Incentives", ("EITF Issue No. 00-14") which addresses the recognition, measurement and income statement classification for sales incentives offered by vendors to customers. EITF Issue No. 00-14 became effective for the Company during the quarter ended September 30, 2000. Sales incentives within the scope of this issue include offers that can be used by a customer to receive a reduction in the price of a product or service at the point of sale. The consensus states that the cost of the sales incentive should be recognized at the latter of the date at which the related revenue is recorded or the date at which the sales incentive is offered. The consensus also states that when recognized, the reduction in or refund of the selling price should be classified as a reduction of revenue, and that if the sales incentive is a free product or service delivered at the time of sale, the cost should be classified as an expense. The adoption of EITF Issue No. 00-14 did not have a material effect on the Company's financial position or results of operations.

   In March 2000, the FASB issued FASB Interpretation ("FIN") 44, "Accounting for Certain Transactions involving Stock Compensation," which clarifies the application of APB Opinion No. 25 for certain issues. The interpretation was effective July 1, 2000, except for the provisions that relate to modifications that directly or indirectly reduce the exercise price of an award and the definition of an employee, which were effective after December 15, 1998. The adoption of FIN 44 did not have a material effect on the Company's financial position or results of operations.

   In July 2000, the Emerging Issues Task Force ("EITF") issued 00-10, "Accounting for Shipping and Handling Fees and Costs." EITF 00-10 became effective in the fourth quarter of 2000. EITF 00-10 prohibits the netting of shipping and handling costs against shipping and handling revenues. EITF 00-10 permits companies to adopt a policy of including shipping and handling costs in cost of sales or other income statement line items. The adoption of EITF 00-10 did not have a material effect on the Company's financial position or results of operations.

NOTE 2--BUSINESS COMBINATIONS

ACQUISITIONS ACCOUNTED FOR UNDER THE PURCHASE METHOD OF ACCOUNTING

   In March 1998, the Company completed the acquisition of Caribe Aviation, Inc. ("Caribe") and Caribe's wholly owned subsidiary Aircraft Interior Design, Inc. ("AIDI") for $23,300, consisting of $5,000 in cash, and

                    AVIATION SALES COMPANY AND SUBSIDIARIES

$5,000 in promissory notes payable over two years; the issuance of 182 shares of the Company's common stock; and the repayment of approximately $7,600 of indebtedness owed by Caribe and AIDI to a financial institution. See Note 8.

   In September 1998, the Company completed the acquisition of Triad International Maintenance Corporation ("TIMCO") for $63,300 in cash. Additionally, as a part of the transaction, the Company agreed to guarantee certain industrial revenue bond financing incurred in connection with the development of TIMCO's Greensboro operating facilities, in the approximate amount of $11,700 and the Company has posted an irrevocable letter of credit to secure its obligations thereunder.

   In August 1999, the Company completed the acquisition of the assets of Kitty Hawk, Inc.'s airframe and JT8D engine maintenance operations ("TIMCO Oscoda") located in Oscoda, Michigan and entered into agreements to provide heavy airframe and engine maintenance services to Kitty Hawk for a three-year period. Under the terms of the acquisition agreement, the Company paid $18,080 in cash and was to deliver $3,500 in purchase credits to Kitty Hawk during future periods. The pre-acquisition operations of Kitty Hawk, Inc.'s airframe and JT8D engine maintenance operations were not material to the operations of the Company for 1998 or 1999. During 2000, Kitty Hawk filed bankruptcy and recently the Company closed its airframe maintenance facility in Oscoda, Michigan on a temporary basis. See Note 1.

   The Company's acquisitions of Caribe, AIDI, TIMCO and TIMCO Oscoda have been accounted for under the purchase method of accounting and accordingly, the purchase price has been allocated to the assets purchased and liabilities assumed based upon the fair values at the date of acquisition, and their results of operations have been included in the accompanying consolidated financial statements from the date of acquisition.

   Unaudited pro forma consolidated results of operations assuming Caribe, AIDI and TIMCO acquisitions had occurred at the beginning of the period presented are as follows:

                                                                    December 31,
                                                                        1998
                                                                    ------------
   Revenue.........................................................   $298,532
   Income from continuing operations...............................     10,142
   Net income......................................................     27,100
   Diluted earnings per share......................................       2.13

   The unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated these businesses as of January 1, 1998.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

PURCHASE PRICE ALLOCATIONS

   The purchase price allocations for business combinations accounted for under the purchase method of accounting (including historical accounts of immaterial acquisitions accounted for under the pooling of interests method of accounting) were as follows:

                                                                 Year Ended
                                                                December 31,
                                                               ----------------
                                                                1998     1999
                                                               -------  -------
   Accounts receivable........................................ $31,874  $   --
   Inventories................................................  15,057    3,535
   Other current assets.......................................   1,127      --
   Other non-current assets...................................     483    1,000
   Fixed assets...............................................  22,245    2,322
   Goodwill...................................................  40,903   14,723
   Accounts payable...........................................  (8,842)     --
   Accrued expenses........................................... (16,424)  (3,500)
   Notes payable..............................................  (5,000)     --
   Common stock issued........................................  (5,720)     --
                                                               -------  -------
   Cash used in acquisitions, net of cash acquired............ $75,703  $18,080
                                                               =======  =======

ACQUISITIONS ACCOUNTED FOR UNDER THE POOLING OF INTERESTS METHOD OF ACCOUNTING

   Shares issued to consummate acquisitions accounted for under the pooling of interests method of accounting are reflected as outstanding for all periods presented in the accompanying consolidated financial statements. In July 1998, the Company acquired Whitehall for consideration of 2,844 shares of AVS's common stock. The acquisition was accounted for using the pooling of interests method of accounting and thus, the accompanying consolidated financial statements have been restated to give retroactive effect for the acquisition for all periods presented. Operating revenues and net income of Whitehall in 1998 for the period prior to the pooling were $86,498 and $6,115, respectively.

NOTE 3--ADJUSTMENTS TO CARRYING VALUE OF CERTAIN ASSETS AND OTHER CHARGES

   During the quarter ended December 31, 1999, the Company recorded adjustments to the carrying value of certain assets and other charges totaling approximately $60,858. These charges include a reduction in the carrying value of the Company's inventory at December 31, 1999 of $23,351 primarily relating to inventory held for sale by the Company's redistribution operations, a $9,830 write-down in the carrying value of the four A-300 aircraft owned by the Company and included in inventory, and a $7,700 write-down of previously capitalized costs expended relating to the development of a new software system which has not been implemented and will not be completed.

   Also included in these charges is a $7,747 addition to the allowance for doubtful accounts receivable, $4,800 of accrued expenses relating to the runoff of one of the Company's health insurance plans, $2,000 of Year 2000 remediation costs, accrued severance and increased professional fees of $1,163, and the write-off of financing fees relating to a new credit facility which did not close and miscellaneous deposits and other assets which have been determined not to be collectible of $4,267. These charges are substantially non-cash items.

   Of the total 1999 charges and adjustments, approximately $16,545 relate to the Company's continuing operations and $44,313 relate to discontinued operations. In regard to the charges incurred in relation to

                    AVIATION SALES COMPANY AND SUBSIDIARIES
continuing operations, $12,673 and $5,304, respectively, are included in cost of sales and operating expenses, in the accompanying consolidated statement of operations for the year ended December 31, 1999. In addition, other expense (income) included a gain on sale of land of $1,432 for the year ended December 31, 1999.

   During the year ended December 31, 2000, the Company recorded charges totaling $6,638 relating to the disposal of three A-300 aircraft that it owned and an adjustment of $4,871 to the carrying value of leased assets. These charges are included in cost of sales in the accompanying consolidated statement of operations for the year ended December 31, 2000. In addition, during 2000, the Company recorded charges totaling $30,016 relating to the temporary closure of one of its heavy airframe maintenance facilities and bad debt allowances relating primarily to a customer who filed for bankruptcy in 2000 and a customer who recently ceased operations. These charges are included in operating expenses in the accompanying consolidated statement of operations for the year ended December 31, 2000.

NOTE 4--DISCONTINUED OPERATIONS

   In September 2000, the Company completed the sale of substantially all of the assets of its manufacturing operations for $41,000, excluding transaction expenses and possible post-closing adjustments. The cash proceeds of the sale were used to repay senior indebtedness.

   In December 2000, the Company completed the sale to another redistributor Kellstrom Industries, Inc. (the "Purchaser") of substantially all of the assets and business of its redistribution operation in a series of transactions intended to constitute a single transaction (the "Transaction"). The aggregate purchase price received in the Transaction was $156,400, approximately $127,000 of which was paid in cash ($122,000 after payment of transaction expenses). The net proceeds of the Transaction were used to repay senior indebtedness. As part of the Transaction, the Company acquired a 50% interest in a limited liability company, KAV Inventory, LLC ("KAV") organized by the Purchaser and the Company. Substantially all of the aircraft and engine spare parts inventory and the engine inventory of the Company's redistribution operation, as well as certain rotable parts inventories from two of the Company's MR&O operations, were sold to KAV for 89% of the closing date book value of such inventory ($148,600, subject to post-closing adjustments). Compensation for the sale of inventory was comprised of cash of approximately $105,000 and two subordinated notes, each in the principal amount of $13,700, and one subordinated note in the principal amount of $15,701. The notes bear interest at 14% per annum and are subordinated in all respects to the KAV institutional financing. In addition, the Company posted an $8,500 letter of credit to secure, in part, KAV's institutional financing. Further, the Company and the Purchaser each advanced $2,300 to KAV to allow it to pay fees and costs relating to its institutional financing. The Company and the Purchaser will receive reimbursement of these advances after payment of the institutional financing and prior to repayment of the senior subordinated notes.

   KAV's sole business is the liquidation of the inventory it acquired from the Company. KAV entered into an agreement to consign all of its inventories to the Purchaser. The Transaction agreement specifies that all of the proceeds from sales of the inventory, less a consignment commission to the Purchaser of 20%, will be used to pay interest and principal on KAV's institutional debt. After the institutional debt is paid in full, proceeds from the sale of inventory will be used to reimburse the Company and the Purchaser for advances made to KAV to allow it to pay fees and costs relating to its institutional financing and thereafter to pay interest and principal on the two $13,700 notes. Interest and principal on the $15,701 note will be paid from the remaining proceeds from the sale of inventory, less a 35% consignment commission to the Purchaser. Under the Transaction agreement, the Company has approval rights relating to the sale price of certain inventory. After considering a third-party appraisal of the inventory and projections of cash distributions in accordance with the Transaction agreement, management believes the total amount of the notes of $29,401 will be fully realized. Interest income on the notes will be deferred and recognized as collected following collection of all outstanding principal amounts. The projections of cash distributions to the Company are highly dependent upon the timing of the sales and the sale prices obtained by the Purchaser for KAV's inventory.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   The second component of the Transaction consisted of a sale of certain non-inventory assets of the redistribution operation, including one of the $13,700 subordinated notes described above, net of certain payables assumed by the Purchaser, for approximately $21,500, all of which was paid in cash. Under the terms of the Transaction, the Purchaser has the right after one year from the date of the Transaction to require the Company to repurchase receivables sold in accordance with the Transaction to the extent they remain uncollected. As of March 31, 2001, $8,515 of receivables sold pursuant to the Transaction had not been collected by the Purchaser. In addition, the purchase price for the sale of inventory and non-inventory assets is subject to post-closing adjustments as set forth in the agreements. The Purchaser has indicated that post-closing adjustments would result in a reduction in the aggregate consideration received pursuant to the Transaction of approximately $4,500. The Company has notified the Purchaser of its intention to dispute their calculation of post-closing adjustments and the proposed reduction in consideration. While there can be no assurance, the Company does not believe that the resolution of this dispute or the amount of receivables which the Company may ultimately be obligated to repurchase will have a material impact on the Company's financial position or results of operations. During the year ended December 31, 2000, the Company recorded a charge of $56,700, including $20,400 in the quarter ended December 31, 2000, to reduce the carrying value of its investment in the redistribution operation to its estimated net realizable value.

   In addition, as part of the sale of the redistribution operations described above, the Purchaser leased a facility and certain furniture, fixtures and equipment used in the redistribution operations for a one-year period. The Purchaser has an option to acquire these assets during the term of the lease and after one year the Company has an option to require the Purchaser to acquire the assets, which can be extended by the Purchaser for six months under certain circumstances. The Company also entered into a sublease agreement relating to the redistribution operation's warehouse and corporate headquarters facility for a five-year period with the right to renew for five consecutive five-year periods at a market rental rate. The Company also entered into a non-competition agreement whereby the Company is restricted from engaging in the redistribution business for a period of up to five years. In addition, the Company entered into a cooperation agreement under which it agreed to provide repair services for the KAV parts inventory and the Purchaser's parts inventory and the Purchaser agreed to supply parts to the Company's MR&O operations.

   In December 2000, the Company completed the sale of the stock of its subsidiary, Aviation Sales Bearings Company, which operates the Company's Dixie Aerospace Bearings new parts distribution operation. In the transaction, the Company received net aggregate consideration of $17,700 inclusive of debt assumed by the purchaser. The net cash proceeds from the sale, which approximated $13,500, were used to reduce outstanding senior indebtedness. Also, as part of the transaction, the Company retained certain accounts receivable and inventories. Such retained assets are being sold and collected pursuant to consignment and collection agreements executed with the purchaser. The Company anticipates that the liquidation of these assets will provide additional consideration as these receivables are collected and inventory is sold.

   The net income (loss) of these operations prior to their respective disposal dates net of income taxes, is included in the accompanying consolidated statements of operations under "discontinued operations". Previously issued financial statements have been changed to reflect those operations as discontinued operations. Revenues from such operations through the disposal dates were $316,367, $317,326 and $222,299 for the years ended December 31, 1998, 1999 and 2000, respectively. The aggregate results of operations of the discontinued operations through the disposal dates, net of income tax provision (benefit) of $11,865, ($16,758) and $624, were $16,959, ($24,721) and ($23,432)
for the years ended December 31, 1998, 1999 and 2000, respectively.

   The provision for loss on disposal of discontinued operations reflected in the accompanying consolidated statement of operations for 2000 of $73,325 includes the write-down of the assets of the operations to estimated net realizable values, subject to post-closing adjustments. No expected tax benefit has been recorded relating to

                    AVIATION SALES COMPANY AND SUBSIDIARIES
the provision for loss on disposition as all loss carrybacks relating to the discontinued operations have been utilized and the Company has provided a full valuation allowance on its deferred tax assets (see Note 13).

   A summary of the net assets of the discontinued operations as of December 31, 1999 and 2000 is as follows:

                                                               1999      2000
                                                             --------  --------
   Accounts receivable, net................................. $ 71,392  $  8,492
   Inventories..............................................  260,464     6,565
   Other current assets.....................................    3,829       137
   Fixed assets, net........................................   26,771     9,356
   Other assets.............................................   19,858     2,081
   Accounts payable and accrued expenses....................  (67,917)  (19,077)
   Notes payable............................................      --     (4,075)
                                                             --------  --------
   Net assets of discontinued operations.................... $314,397  $  3,479
                                                             ========  ========

   The above amounts are net of reserves of $28,185 and $28,048 as of December 31, 1999 and 2000, respectively.

NOTE 5--ACCOUNTS RECEIVABLE

   The Company distributes products and services to commercial airlines, air cargo carriers, distributors, maintenance facilities, corporate aircraft operators and other companies. The Company performs periodic credit evaluations of its customers' financial conditions and provides allowances for doubtful accounts as required. Accrued sales not billed for aircraft maintenance services are billed on the basis of contract terms (which are generally on completion of an aircraft) and deliveries. Accrued sales not billed amounted to $45,074 and $28,733 at December 31, 1999 and 2000, respectively, and are included in accounts receivable in the accompanying consolidated balance sheets.

   The Company's top ten customers combined accounted for approximately 49.6% and 56.2% of operating revenues, for the years ended December 31, 1999 and 2000, respectively. One customer accounted for 22.6% and 14.0% of operating revenues for the years ended December 31, 1999 and 2000, respectively. No other customer accounted for more than 10% of operating revenues in 1999 and 2000. No customer accounted for more than 10% of accounts receivable as of December 31, 1999 and 2000. There was no concentration of credit risk associated with any specific customer in 1998.

NOTE 6--EQUIPMENT ON LEASE

   In the normal course of business, the Company leases engines and spare parts to third parties pursuant to noncancelable operating leases ranging from one to ten years. The cost and accumulated amortization of equipment on lease are as follows:

                                                                 December 31,
                                                                ---------------
                                                                 1999     2000
                                                                -------  ------
   Equipment on lease, at cost................................. $19,755  $7,156
   Accumulated amortization....................................  (2,362) (1,407)
                                                                -------  ------
                                                                $17,393  $5,749
                                                                =======  ======

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   Deposits of $1,113 and $36 as of December 31, 1999 and 2000, respectively, received on outstanding leases are recorded as deferred income in the accompanying consolidated balance sheets and will be applied in connection with the final settlement of these leases. Amortization expense on equipment on lease amounted to $2,018, $2,151 and $1,035 for the years ended December 31, 1998, 1999 and 2000, respectively. Future minimum lease payments receivable under outstanding leases are as follows:

      Year Ending December 31,
      ------------------------
      2001............................................................. $1,162
      2002.............................................................    753
      2003.............................................................    226
      2004.............................................................    104
                                                                        ------
                                                                        $2,245
                                                                        ======

NOTE 7--NOTES PAYABLE AND REVOLVING LOAN

   Prior to May 31, 2000, the Company had a revolving loan and letter of credit facility (the "Credit Facility") of $300,000 with a group of financial institutions. Effective May 31, 2000, the Credit Facility was amended and the commitment was reduced to $285,000. Following the liquidation of the AvAero joint venture, and the sales of the A-300 aircraft, manufacturing operations and redistribution operations described above, the commitment was reduced to $88,000. As of April 17, 2001, the commitment is effectively $75,000. The Credit Facility expires in July 2002. The Credit Facility was further amended on June 25, 2000, September 30, 2000, November 28, 2000, February 14, 2001 and April 17, 2001. Interest under the Credit Facility is, at the option of the Company, (a) prime plus 3.0%, or (b) LIBOR plus 4.5%. During the year ended December 31, 1999 and 2000, the weighted average interest rate on the Credit Facility was 7.21% and 10.94%, respectively. As of December 31, 1999 and December 31, 2000, the outstanding balance on the Credit Facility was $269,580 and $35,959, respectively. Borrowings under the Credit Facility are secured by a lien on substantially all of the Company's assets and the borrowing base consists primarily of certain of the Company's receivables and inventory.

   The Credit Facility contains certain financial covenants regarding the Company's financial performance and certain other covenants, including limitations on the amount of annual capital expenditures and the incurrence of additional debt, and provides for the suspension of borrowing and repayment of all debt in the event of a material adverse change in the business of the Company or a change in control as defined. A default under the Credit Facility could potentially result in a default under other agreements to which the Company is a party, including its lease agreements. In addition, the Credit Facility requires mandatory repayments and a reduction in the total commitment under the Credit Facility from the proceeds of a sale of assets or an issuance of equity or debt securities or as a result of insufficient collateral to meet the borrowing base requirements thereunder. At December 31, 1999 and March 31, 2000, the Company was not in compliance with certain of the financial covenants contained in the Credit Facility. The financial institutions which are party to the Credit Facility agreed to forbear in regards to these covenant violations and other matters until May 31, 2000 at which point in time the Credit Facility was amended. The Credit Agreement was further modified effective June 25, 2000, September 30, 2000, November 28, 2000, February 14, 2001 and April 17, 2001. The Company was required to pay fees of $3,000 in relation to the standstill agreement associated with the early 2000 forbearance, which were amortized over the period from February 1, 2000 through May 31, 2000. In connection with the June 25, 2000 amendment, the Company paid fees of $2,154, which are being amortized between July 1, 2000 and June 30, 2002. To the extent the Credit Facility remains outstanding as of certain dates, the Company is committed to pay incremental financing fees as follows: June 30, 2001--$1,000, August 14, 2001--2% of outstanding commitment less $1,000, November 14, 2001--2% of outstanding commitment and February 14,

                    AVIATION SALES COMPANY AND SUBSIDIARIES

2002--2% of outstanding commitment. At December 31, 2000, $2,441 was available for borrowing under the Credit Facility and outstanding letters of credit aggregated $30,233.

   In February 2000, the Company executed a $15,500 term loan with the financial institution that is the agent under the Credit Facility. The term loan is senior secured debt, bears interest at 12% per annum, contains financial covenants which are consistent with the Credit Facility and matures in July 2002. Principal payments of $500 per month are due beginning in January 2002 with a final principal payment of $12,000 due in July 2002. Under the term loan agreement, the Company also granted the lender common stock purchase warrants to purchase 129 shares of the Company's common stock exercisable for nominal consideration at any time until December 31, 2005. If the term loan is not repaid in full, the warrants entitle the holder to require the Company, subsequent to July 31, 2000 and subject to a vesting schedule, to repurchase the warrants or common shares issued upon prior exercise of the warrants at $8.50 per share. The lender has not required the Company to repurchase any warrants through December 31, 2000. The Company has recorded the value of these warrants ($1,079) as additional deferred financing costs and is amortizing this amount to interest expense over the term of the loan.

   In February 2001, the Company obtained a $10,000 term loan from a financial institution. The term loan is senior secured debt, bears interest at LIBOR plus 2% and matures in August 2002. The proceeds of the term loan were used to pay the semi-annual interest payment on the senior subordinated notes in February 2001 of $6,704 and for working capital purposes. In connection with the term loan, the Company issued warrants to purchase 250 shares of its unissued common stock at an exercise price of $4.00 per share to each of four individuals, two of whom are officers and/or directors of the Company and one of whom is a principal stockholder of the Company. Each of these individuals provided credit support to the financial institution which advanced the loan proceeds.

SENIOR SUBORDINATED NOTES

   In February 1998, the Company sold $165,000 of senior subordinated notes with a coupon rate of 8.125% at a price of 99.395%. The proceeds of the sale were used to repay all amounts then outstanding under the Credit Facility and to fund the cash requirements related to certain acquisitions. The senior subordinated notes mature on February 15, 2008. Interest is payable on February 15 and August 15 of each year. The senior subordinated notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior debt, including indebtedness outstanding under the Credit Facility and under facilities which may replace the Credit Facility in the future. In addition, the senior subordinated notes are effectively subordinated to all secured obligations to the extent of the assets securing such obligations, including the Credit Facility.

   The indenture pursuant to which the senior subordinated notes have been issued permits the Company and its subsidiaries to incur additional indebtedness, including additional senior debt. Under the indenture, the Company may borrow unlimited additional amounts so long as after incurring such debt it meets a fixed charge coverage ratio for the most recent four fiscal quarters. Additionally, the indenture allows the Company to borrow and have outstanding additional amounts of indebtedness (even if it does not meet the required fixed charge coverage ratios), up to enumerated limits. The Company did not meet the fixed charge coverage ratio for the one-year period ended December 31, 2000. Accordingly, its ability to incur additional debt is currently limited under its indenture. The senior subordinated notes are also effectively subordinated in right of payment to all existing and future liabilities of any of its subsidiaries which do not guarantee the senior subordinated notes.

   The senior subordinated notes are fully and unconditionally guaranteed, on a senior subordinated basis, by substantially all of the Company's existing subsidiaries and each subsidiary that will be organized in the future

                    AVIATION SALES COMPANY AND SUBSIDIARIES
by the Company unless such subsidiary is designated as an unrestricted subsidiary. Subsidiary guarantees are joint and several, full and unconditional, general unsecured obligations of the subsidiary guarantors. Subsidiary guarantees are subordinated in right of payment to all existing and future senior debt of subsidiary guarantors, including the Credit Facility, and are also effectively subordinated to all secured obligations of subsidiary guarantors to the extent of the assets securing their obligations, including the Credit Facility. Furthermore, the indenture permits subsidiary guarantors to incur additional indebtedness, including senior debt, subject to certain limitations. The Company has not presented separate financial statements and other disclosures concerning each of the subsidiary guarantors because management has determined that such information is not material to investors.

   The senior subordinated notes are redeemable, at the Company's option, in whole or in part, at any time after February 15, 2003, at the following redemption prices, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date: (i) 2003--104.063%; (ii) 2004--102.708%; (iii)
2005--101.354%; and (iv) 2006 and thereafter--100%. Upon the occurrence of a change in control, the Company will be required to make an offer to repurchase all or any part of each holder's senior subordinated notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the repurchase date. There can be no assurance that the Company will have the financial resources necessary to purchase the senior subordinated notes upon a change in control or that such repurchase will then be permitted under the Credit Facility.

   Under the indenture, if the Company sells assets (other than inventory in the ordinary course of business or leases or assets subject to leases in the ordinary course of business) with a fair market value in excess of $2,000 or for net proceeds in excess of $2,000, the Company must comply with certain requirements. Additionally, the Company must use the proceeds from such asset sales, within 270 days after completion of the sales, to either permanently repay senior debt or to acquire other businesses or assets (or, if such proceeds are not used for these purposes, then such proceeds must be used to repurchase senior subordinated notes). Further, if the value of the assets sold exceeds $15,000, the Board of Directors must determine that the Company is receiving fair market value for the assets sold.

   The indenture contains certain other covenants that, among other things, limit the Company's ability and that of its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make investments, issue capital stock of subsidiaries, create certain liens securing indebtedness, enter into certain transactions with affiliates, sell assets or enter into certain mergers and consolidations or sell all or substantially all of the Company's assets.

OTHER LOANS

   In connection with the Company's acquisition of Kratz-Wilde Machine Company in October 1997, a subsidiary of the Company delivered a non-interest-bearing promissory note (guaranteed by the Company) to the sellers in the original principal amount of $2,500 (discounted to $2,200). A payment of $1,250 was made during January 1999 and the final payment of $1,250 was made during January 2000. Interest on this note was imputed at 8%.

   In connection with the acquisition of Caribe and AIDI, a subsidiary of the Company delivered to the sellers a promissory note in the original principal amount of $5,000, which was guaranteed by the Company. The note was payable over a two year period with an interest rate of 8% per annum. The first payment of $2,500 was made during March 1999 and the second payment of $2,500 was made during March 2000. See Note 8.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 8--RELATED PARTY TRANSACTIONS

   The Company leased its former corporate headquarters and warehouse in Miami, Florida (the "Miami Property") from an entity controlled by certain stockholders of the Company. The lease on the Miami Property called for annual payments in the amount of $893 expiring on December 2, 2014. In connection with the purchase of the Miami Property by the related party, the Company made an unsecured $2,466 loan to the related party, which bears interest at 8% per annum. The loan was being repaid in monthly installments with any remaining outstanding principal and interest due on December 2, 2004. In January 2001, the loan was sold to a principal shareholder of the Company for 90% of the then outstanding principal balance of $2,006. In March 2001, the Miami Property was sold and the Company was relieved of its remaining obligations under the lease agreement.

   The Company also leases two facilities and periodically utilizes aircraft owned by an officer/director of the Company. Total expense incurred in relation to these items was $1,370 and $2,707 in 1999 and 2000, respectively. This same officer/director sold Caribe and AIDI to the Company in 1998. See Note 2.

   Certain shareholders of the Company provided letters of credit in the aggregate amount of $8.0 million for the benefit of Bank of America, as agent under the Kellstrom Industries, Inc. senior credit facility, in connection with the Transaction.

   See Note 7 for a description of debt guarantees by certain officers, directors and principal stockholders in connection with a term loan to the Company. See Note 11 for a description of credit support provided by certain stockholders in connection with an amendment to an operating lease of the Company.

   The Company believes that the terms of its agreements with related parties are no less favorable than could have been obtained from unaffiliated third parties.

   At December 31, 1997, as payment of bonuses, six officers of the Company were each granted 3 shares of the Company's common stock. On June 18, 1998, the Compensation Committee of the Company's Board of Directors rescinded this share grant. No consideration was provided or will be provided in the future in connection with the rescission.

NOTE 9--PREFERRED SHARE PURCHASE RIGHTS

   On November 2, 1999, the Company declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of its common stock. Each Right will entitle shareholders to buy one one-thousandth of a share of newly created Series A Junior Participating Preferred Stock of the Company at an initial exercise price of $90.00. In general, the Rights become exercisable if a person or group hereafter acquires 15% or more of the outstanding common stock of the Company or announces a tender offer for 15% or more of the common stock. The Board of Directors will in general be entitled to redeem the Rights at one percent per Right at any time before any such person hereafter acquires 15% or more of the outstanding common stock.

   In March 2000, the Company amended the rights agreement to allow one of its stockholders to acquire beneficial ownership of up to 25% of the outstanding shares of the Company. Simultaneously, the stockholder agreed not to engage in certain activities without the prior approval of a majority of the Company's disinterested board members. In December 2000, the rights agreement was further amended to allow the same stockholder to increase its beneficial ownership to up to 30% of the outstanding shares of the Company.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 10--COMMITMENTS AND CONTINGENCIES

LITIGATION AND CLAIMS

   Several lawsuits have been filed against the Company and certain of its officers and directors, and its auditors, in the United States District Court for the Southern District of Florida, which have now been consolidated into a single lawsuit. The consolidated complaint, as amended in March 2000 and in September 2000, alleges violations of Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of, and Rule 10b-5 under, the Securities Exchange Act of 1934. Among other matters, the amended consolidated complaint alleges that the Company's reported financial results were materially misleading and violated generally accepted accounting principles. The amended consolidated complaint seeks damages and certification of two classes, one consisting of purchasers of the Company's common stock in the June 1999 public offering and one consisting of purchasers of the Company's common stock during the period between April 30, 1997 and April 14, 2000. The Company has filed a motion to dismiss the claims in the amended consolidated complaint. The Company believes that the allegations contained in the amended consolidated complaint are without merit and intends to vigorously defend these and any related actions. Nevertheless, unfavorable resolution of these lawsuits could have a material adverse effect on the Company in one or more future periods.

   The U.S. Securities and Exchange Commission is conducting an inquiry into the Company's accounting for certain transactions. The Company is cooperating with the SEC in its inquiry.

   On January 8, 1999, Paine Webber Incorporated filed in the Supreme Court of the State of New York a complaint against the Company and its subsidiary, Whitehall, alleging breach of contract claims and related claims against the Company and Whitehall and a tortious interference with a contract claim against the Company. This suit was settled in November 2000 for a non material amount.

   On June 24, 1998, Zantop International Airlines, Inc. filed an action against Aero Corp.-Macon, Inc., one of the Company's subsidiaries (which is now part of TIMCO), in the Superior Court of Bibb County, Georgia. The suit was for an unspecified amount of damages and certain equitable relief arising out of the July 1997 sale to Aero Corp.-Macon, Inc. (then a subsidiary of Whitehall) of certain assets used in connection with the operation of Aero Corp.-Macon, Inc. The nature of the action involved a contractual dispute relative to certain purchase price adjustments and inventory purchases. The Company settled the suit for a non material amount during July 2000.

   The Company is also involved in various lawsuits and other contingencies arising out of its operations in the normal course of business. In the opinion of management, the ultimate resolution of these claims and lawsuits will not have a material adverse effect upon the financial position or results of operations of the Company.

ENVIRONMENTAL MATTERS

   The Company is taking remedial action pursuant to Environmental Protection Agency and Florida Department of Environmental Protection ("FDEP") regulations at TIMCO-Lake City. Ongoing testing is being performed and new information is being gathered to continually assess the impact and magnitude of the required remediation efforts on the Company. Based upon the most recent cost estimates provided by environmental consultants, the Company believes that the total testing, remediation and compliance costs for this facility will be approximately $1,400. Testing and evaluation for all known sites on TIMCO-Lake City's property is substantially complete and the Company has commenced a remediation program. The Company is currently monitoring the remediation, which will extend into the future. Subsequently, the Company's accruals were increased because of this monitoring, which indicated a need for new equipment and additional

                    AVIATION SALES COMPANY AND SUBSIDIARIES
monitoring. Based on current testing, technology, environmental law and clean-up experience to date, the Company believes that it has established an accrual for a reasonable estimate of the costs associated with its current remediation strategies. To comply with the financial assurances required by the FDEP, the Company has issued a $1,400 standby letter of credit in favor of the FDEP.

   Additionally, there are other areas adjacent to TIMCO-Lake City's facility that could also require remediation. The Company does not believe that it is responsible for these areas; however, it may be asserted that Whitehall and other parties are jointly and severally liable and are responsible for the remediation of those properties. No estimate of any such costs to the Company is available at this time.

   The Company owns a parcel of real estate on which Whitehall previously operated an electronics business. The Company is currently assessing environmental issues with respect to this property. When the Company acquired Whitehall, its environmental consultants estimated that remediation costs relating to this property could be up to $1,000.

   Accrued expenses in the accompanying December 31, 1999 and 2000 consolidated balance sheets includes $3,148 and $1,702, respectively, related to obligations to remediate the environmental matters described above. Future information and developments will require the Company to continually reassess the expected impact of the environmental matters discussed above. Actual costs to be incurred in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. These uncertainties include the extent of required remediation based on testing and evaluation not yet completed and the varying costs and effectiveness of remediation methods.

OTHER MATTERS

   The Company has employment agreements with certain of its officers and key employees which extend from two to four years. The employment agreements provide that such officers and key employees may earn bonuses, based upon a sliding percentage scale of their base salaries, provided the Company achieves certain financial operating results, as defined. Further, certain of these employment agreements provide for certain severance benefits in the event of a change of control.

   The Company has a commitment with a vendor to convert one Airbus aircraft from passenger configuration to cargo configuration. The terms of the agreement specify that the Company has the right to terminate the agreement; however, the Company could be subject to a termination fee. The termination fee would be calculated as the unused costs incurred by the vendor plus a fee equal to 10% of such unused costs.

NOTE 11--LEASES

   On December 17, 1998, the Company entered into an operating lease for its build-to-suit corporate headquarters and warehouse facility with First Security Bank, National Association, as trustee of a newly created trust, as lessor. The lease has an initial term of five years and is a triple net lease with annual rent as provided in the lease. The lease contains financial covenants regarding the Company's financial performance and certain other affirmative and negative covenants which it will be obligated to comply with during the term of the lease.

   Substantially all of the Company's subsidiaries have guaranteed the Company's obligations under the lease. Additionally, the Company has an option to acquire the new facility at the end of the lease for an option price as determined in the lease. Alternatively, if the Company does not purchase the new facility at the end of the lease, it will be obligated to pay certain amounts as provided in the lease. Management estimates that the current fair value of the facilities exceeds the Company's purchase option. Accordingly, no accrual for the obligation has been recorded by the Company.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   Lease payments are currently at a rate of LIBOR plus 4.50% and the Company is responsible for all property taxes, insurance and maintenance of the property. The Company has subleased a portion of the facility to the purchaser of the Company's redistribution business (see Note 4). The sublease is for an initial term of five years with an additional option to renew for five consecutive five-year terms at market rates. Payments during the initial term are the lesser of $384 per month or the actual amount paid by the Company relating to the premises subleased. See Note 4.

   The development of the new facility was financed by the trust through a $43,000 loan facility provided by a financial institution. Pursuant to the agreements entered into in connection with this financing, the Company was obligated to develop the new facility on behalf of the trust and was responsible for the timely completion thereof within an established construction budget. The Company and substantially all of its subsidiaries have guaranteed the repayment of $37,840 of the trust's obligations under the agreements. The trust's obligations under these agreements are secured by a lien on the real property and improvements comprising the facilities and on the fixtures therein. Further, the Company has posted an irrevocable letter of credit in favor of the trust in the amount of $9,000 to secure both its obligations under the lease and the trust's obligations under these agreements.

   The Company was not in compliance at December 31, 1999 and March 31, 2000 with certain of the financial covenants contained in the lease agreement. The lessor agreed to forbear in regards to these covenant violations and other matters until May 31, 2000 at which point in time the lease agreement was amended. The lease agreement was further modified effective June 25, 2000, September 30, 2000, November 28, 2000, December 31, 2000, February 14, 2001 and April 19, 2001. Under the terms of the April 19, 2001 amendment, two shareholders of the Company provided a guarantee in relation to the proceeds to be received from the sale of one of the leased buildings in an amount up to $1.0 million. Such guarantee expires January 2, 2002. As part of the amendment, the lessor has agreed to waive non-compliance with financial covenants, if any, through the period ended December 31, 2001. The Company will assess the accounting impact, if any, including the classification of the lease, as a result of this amendment during 2001.

   The Company leases certain buildings and office equipment under operating lease agreements. Two of the buildings are leased from related parties of the Company (see Note 8). For the years ended December 31, 1998, 1999 and 2000, rent expense under all leases amounted to $2,423, $8,112 and $8,090, respectively. Minimum rental commitments under all leases are as follows:

                                        Operating Leases           Capital Leases
                               ----------------------------------- --------------
   Years Ending December 31,   To related parties To third parties
   -------------------------   ------------------ ----------------
             2001                     $181            $ 10,808         $  432
             2002                      --               10,644            432
             2003                      --               10,571            432
             2004                      --               10,126            432
             2005                      --                9,864            432
          Thereafter                   --               78,293          5,649
          To Interest                  --                  --          (3,779)
                                      ----            --------         ------
                                      $181            $130,306         $4,030
                                      ====            ========         ======

                    AVIATION SALES COMPANY AND SUBSIDIARIES

NOTE 12--EARNINGS PER SHARE

   The Company adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share" during 1997. SFAS 128 establishes standards for computing and presenting basic and diluted earnings per share. Basic earnings per share is computed by dividing net income by the weighted average common shares outstanding during the year. Diluted earnings per share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise of options and warrants. In computing diluted earnings per share, the Company has utilized the treasury stock method. The computation of weighted average common and common equivalent shares used in the calculation of basic and diluted earnings per share is as follows:

                                                            Year Ended December
                                                                    31,
                                                            --------------------
                                                             1998   1999   2000
                                                            ------ ------ ------
   Weighted average shares outstanding used in calculating
    basic earnings per share..............................  12,277 13,906 15,015
   Effect of dilutive options and warrants................     419    262    --
                                                            ------ ------ ------
   Weighted average common and common equivalent shares...  12,696 14,168 15,015
                                                            ====== ====== ======
   Options and warrants outstanding which are not included
    in the calculation of diluted earnings per share
    because their impact is antidilutive..................      55  1,680  2,247
                                                            ====== ====== ======

   For business combinations accounted for as pooling of interests, earnings per share computations are based on the aggregate of the weighted-average outstanding shares of the constituent businesses, adjusted to equivalent shares of the surviving business for all periods presented.

NOTE 13--INCOME TAXES

   Income tax expense (benefit) relating to continuing operations for the years ended December 31, 1998, 1999 and 2000 consists of the following:

                                                      Year Ended December
                                                              31,
                                                     ------------------------
                                                      1998     1999     2000
                                                     ------  --------  ------
   Current..........................................
     Federal........................................ $2,483  $(13,430) $2,328
     State..........................................  1,174    (2,182)  1,020
                                                     ------  --------  ------
                                                      3,657   (15,612)  3,348
                                                     ------  --------  ------
   Deferred.........................................
     Federal........................................    703    14,395   1,515
     State..........................................    (79)    4,221     (53)
                                                     ------  --------  ------
                                                        624    18,616   1,462
                                                     ------  --------  ------
   Income tax expense related to continuing
    operations...................................... $4,281  $  3,004  $4,810
                                                     ======  ========  ======

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                                                     Year Ended December 31,
                                                     -------------------------
                                                      1998      1999     2000
                                                     -------  --------  ------
   Current..........................................
     Federal........................................ $13,751  $(15,285) $2,370
     State..........................................   2,899    (1,643)  1,260
                                                     -------  --------  ------
                                                      16,650   (16,928)  3,630
                                                     -------  --------  ------
   Deferred.........................................
     Federal........................................    (447)    3,964   1,804
     State..........................................     (57)     (790)    --
                                                     -------  --------  ------
                                                        (504)    3,174   1,804
                                                     -------  --------  ------
   Income tax expense (benefit) related to
    continuing and discontinued operations.......... $16,146  $(13,754) $5,434
                                                     =======  ========  ======

   The tax effects of temporary differences that give rise to significant portions of net deferred tax assets as of December 31, 1999 and 2000 are as follows:

                                                                December 31,
                                                              -----------------
                                                               1999      2000
                                                              -------  --------
   Deferred tax assets, net:
     Allowance for doubtful accounts......................... $ 1,570  $ 12,523
     Accruals................................................   1,310     8,951
     Writedown of investment.................................   1,800     1,800
     Inventories.............................................  12,808     2,354
     Property and equipment..................................  (4,804)      552
     Spare parts on lease....................................  (1,161)     (211)
     NOL/Credit carryforwards................................   1,642    62,070
     Other...................................................  (9,298)   (3,925)
                                                              -------  --------
                                                                3,867    84,114
   Less valuation allowance..................................  (2,405)  (84,114)
                                                              -------  --------
   Net deferred tax assets................................... $ 1,462  $    --
                                                              =======  ========

   As of December 31, 2000, the Company has net operating loss carry forwards of approximately $156,000 which begin to expire in 2020. The Company has established a valuation allowance to offset the net deferred tax assets that have resulted from items that will only be deductible when such items are actually incurred. The valuation allowance will be maintained until it is more likely than not that these net deferred tax assets will be realized.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   The reconciliation of the federal statutory rate and the Company's effective tax rate is as follows for the years ended December 31, 1998, 1999 and 2000:

                                                             1998  1999  2000
                                                             ----  ----  -----
Federal income tax (benefit) at the statutory rate.......... 35.0% 35.0% (35.0%)
Increase (reductions) in tax rate resulting from:
  Losses not currently utilized.............................              33.5
  Change in net deferred tax asset.......................... (5.4)  --     1.3
  State income taxes, net of federal tax benefit............  6.3  28.1    0.6
  Other.....................................................  1.5    .7    3.9
                                                             ----  ----  -----
Effective income tax (benefit) rate......................... 37.4% 63.8%   4.3%
                                                             ====  ====  =====

NOTE 14--STOCK OPTION PLANS

   The Company has two stock option plans (the "Plans"), (i) the 1996 Director Stock Option Plan (the "Director Plan"), under which options to acquire a maximum of the greater of 150 shares or 2% of the number of shares of Common Stock then outstanding may be granted to directors of the Company, and (ii) the 1996 Stock Option Plan, as amended (the "1996 Plan"), under which options to acquire a maximum of the greater of 2,250 shares of Common Stock or 15% of the number of shares of Common Stock then outstanding may be granted to executive officers, employees (including employees who are directors), independent contractors and consultants of the Company. The price at which the Company's common stock may be purchased upon the exercise of options granted under the Plans will be required to be at least equal to the per share fair market value of the Common Stock on the date the particular options are granted. Options granted under the Plans may have maximum terms of not more than ten years. Generally, options granted under the Plans may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by the Company or serving on the Company's Board of Directors.

   Pursuant to the Plans, unless otherwise determined by the Compensation Committee of the Company's Board of Directors, one-third of the options granted under the Plans are exercisable upon grant, one-third are exercisable on the first anniversary of such grant and the final one-third are exercisable on the second anniversary of such grant. However, options granted under the Plans shall become immediately exercisable if the holder of such options is terminated by the Company or is no longer a director of the Company, as the case may be, subsequent to certain events which are deemed to be a "change in control" of the Company.

   In connection with the merger with Whitehall, outstanding stock options to purchase shares of Whitehall common stock under the Whitehall stock option plans were converted into the right to receive that number of shares of the Company's common stock as the holders would have been entitled to receive had they exercised their options immediately prior to the merger and participated in the merger.

   On January 1, 1999, the Company entered into employment agreements with certain executive officers. The employment agreements provided for option grants to purchase 700 shares of common stock (granted outside of any plan) at $40.625 per share, with one-third of the options granted vesting on January 1, 2000, one-third of the options granted vesting on January 1, 2001, and one-third of the options granted vesting on January 1, 2002.

   On November 11, 2000, the Company granted certain executive officers the option to purchase 375 shares of common stock (granted outside of any plan) at $3.3125 per share, with one third of the options vesting upon grant, one third of the options granted vesting on November 11, 2001 and one third of the options granted vesting on November 11, 2002.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   The following summarizes outstanding stock options:

                                                                    Weighted
                                                                    Average
                                                          Total  Exercise Price
                                                          -----  --------------
Outstanding at December 31, 1997.........................   746      $23.10
  Granted................................................   446       27.93
  Cancelled..............................................    (6)      22.85
  Exercised..............................................  (101)      17.98
                                                          -----      ------
Outstanding at December 31, 1998......................... 1,085       24.15
  Granted................................................ 1,127       35.70
  Cancelled..............................................   (70)      24.95
  Exercised..............................................  (200)      25.87
                                                          -----      ------
Outstanding at December 31, 1999......................... 1,942       30.65
  Granted................................................   611        4.20
  Cancelled..............................................  (435)      32.58
                                                          -----      ------
Outstanding at December 31, 2000......................... 2,118      $22.63
                                                          =====      ======
Options exercisable:
At December 31, 2000..................................... 1,222      $24.11
Available to grant under Plans at December 31, 2000...... 1,335

   The following table summarizes information about outstanding and exercisable stock options at December 31, 2000:

                            Outstanding Weighted                    Exercisable
                                  average                        Weighted average
                         ----------------------------------     ---------------------------
                                           Remaining
      Range of                            contractual                          Exercise
   exercise prices       Shares         life (in years)         Shares          price
   ---------------       ------         ---------------         ------         --------
   $ 3.00 - $13.00         718                9.4                 331           $ 6.73
    13.01 -  23.00         265                6.1                 109            17.92
    23.01 -  33.00         386                7.3                 384            26.10
    33.01 -  42.00         749                8.5                 398            38.37
                         -----                ---               -----           ------
   $ 3.00 - $42.00       2,118                8.3               1,222           $24.11
                         =====                ===               =====           ======

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   The Company accounts for the fair value of its option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" whereby no compensation cost related to stock options is deducted in determining net income (loss). Had compensation cost for the Company's stock option plans been determined pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company's net income and earnings (loss) per share would have decreased (increased) accordingly. Using the Black-Scholes option pricing model, the Company's pro forma net income (loss), pro forma earnings (loss) per share and pro forma weighted average fair value of options granted, with related assumptions, are as follows:

                                            Year Ended December 31,
                                   -------------------------------------------
                                       1998           1999           2000
                                   -------------  -------------  -------------
Pro forma net income (loss)......        $19,887       $(26,934)     $(212,685)
Pro forma basic earnings (loss)
 per share.......................           1.62          (1.94)        (14.16)
Pro forma diluted earnings (loss)
 per share.......................           1.57          (1.94)        (14.16)
Risk free interest rates.........              5%             6%             6%
Expected lives...................   7 - 10 years   7 - 10 years   7 - 10 years
Expected volatility..............             40%            62%           117%
Weighted average grant date fair
 value...........................        $ 16.43       $  26.80      $    4.00
Expected dividend yield..........              0%             0%             0%

NOTE 15--SAVINGS PLAN

   Effective January 1, 1995, the Company established a qualified defined contribution plan (the "Plan") for eligible employees. The Plan provides that employees may contribute up to the maximum percent of pretax earnings as allowed by the U.S. tax code and the Company may elect, at its discretion, to make contributions to the Plan in any year. The Company contributed approximately $810, $3,629 and $3,662 to the Plan in 1998, 1999, and 2000,
respectively. The Company does not provide retired employees with health or life insurance benefits.

NOTE 16--QUARTERLY FINANCIAL DATA (UNAUDITED)

   In connection with the preparation of its consolidated financial statements for the year ended December 31, 1999, the Company identified several transactions which, after review, should not have been recorded as revenues in its books and records. Based upon these findings, in early February 2000, the Company's Board of Directors organized a special committee to review certain matters relating to the Company's accounting and sales practices. The committee retained outside professionals to conduct an in-depth review and investigation of these matters, which was concluded in April 2000.

   The Company concluded that seven 1999 transactions arising in its redistribution operation should have been accounted for as exchange transactions rather than as sales. The Company has also concluded that seven additional 1999 transactions arising in its redistribution operation should not have been recorded as sales due to certain contingencies associated with the transactions that had not been resolved at the date of the sales. In the aggregate, these 1999 transactions represented $32,719 of revenues of discontinued operations and $7,269 of gross margin of discontinued operations, representing approximately 4.8% and 6.5% of the revenues and gross margin for the 1999 fiscal year, respectively (including that of discontinued operations).

   During 2000, the Company recognized revenue related to the design and construction of specialized parts when services were performed. Effective December 31, 2000, such revenues are recognized when the manufactured units are delivered. Including the effects of this change, revenues of $22,000 previously

                    AVIATION SALES COMPANY AND SUBSIDIARIES
recognized in the first three quarters of 2000 were reversed in the fourth quarter of 2000. Income (loss) from operations for each of the quarterly periods in the year ended December 31, 2000 was not affected by this change as no gross margin had been recognized in relation to these revenues.

   Results for the quarterly periods in the years ended December 31, 1999 (as reported and as reported, with adjustments) and 2000 are as follows:

                                        First     Second    Third     Fourth
                                       Quarter   Quarter   Quarter   Quarter
                                       --------  --------  --------  --------
                                       (In thousands, except earnings per
                                                     share)
1999, as reported:
Operating revenues.................... $ 85,388  $ 92,493  $ 79,980  $113,892
Income (loss) from operations.........    5,077     7,294     4,759   (14,132)
Income (loss) from discontinued
 operations...........................    2,840     2,209     2,586   (32,356)
Net Income (loss).....................    7,917     9,503     7,345   (46,488)
Diluted income (loss) per share from
 continuing operations................     0.39      0.55      0.31     (1.04)
Diluted income (loss) per share from
 discontinued operations..............     0.22      0.16      0.17     (2.32)
Diluted net income (loss) per share...     0.61      0.71      0.48     (3.36)

                                        First     Second    Third     Fourth
                                       Quarter   Quarter   Quarter   Quarter
                                       --------  --------  --------  --------
                                       (In thousands, except earnings per
                                                     share)
1999, as reported with adjustments:
Operating revenues.................... $ 85,388  $ 92,493  $ 79,980  $113,892
Income (loss) from operations.........    5,077     7,294     4,759   (14,132)
Income (loss) from discontinued
 operations...........................    1,820       886     1,940   (29,367)
Net Income (loss).....................    6,897     8,180     6,699   (43,499)
Diluted income (loss) per share from
 continuing operations................     0.39      0.55      0.31     (1.04)
Diluted income (loss) per share from
 discontinued operations..............     0.14      0.06      0.13     (2.10)
Diluted net income (loss) per share...     0.53      0.61      0.44     (3.14)

                                        First     Second    Third     Fourth
                                       Quarter   Quarter   Quarter   Quarter
                                       --------  --------  --------  --------
                                       (In thousands, except earnings per
                                                     share)
2000:
Operating revenues.................... $101,876  $ 95,159  $ 81,252  $ 59,790
Income (loss) from operations.........    1,141   (17,883)  (27,720)  (71,411)
Income (loss) from discontinued
 operations...........................   (2,847)  (13,392)  (54,548)  (24,970)
Net Income (loss).....................   (1,606)  (31,275)  (82,268)  (96,481)
Diluted income (loss) per share from
 continuing operations................     0.08     (1.19)    (1.85)    (4.76)
Diluted income (loss) per share from
 discontinued operations..............    (0.18)    (0.89)    (3.63)    (1.67)
Diluted net income (loss) per share...    (0.10)    (2.08)    (5.48)    (6.43)

   See Note 3 for a discussion of the charges recorded in the fourth quarter of 1999 and 2000.

                                                                     SCHEDULE II

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                      Three Years Ended December 31, 2000
                                 (In thousands)

                                    Additions
                         Balance at charged to                        Balance at
                         Beginning   cost and                           end of
      Description         of Year    expenses  Other     Deductions      year
      -----------        ---------- ---------- ------    ----------   ----------
Allowances for doubtful
 accounts receivable:
Year ended December 31,
  1998..................  $ 3,847    $   670   $5,304(A)  $ 2,011(B)   $ 7,810
  1999..................    7,810      4,995      --        3,212(B)     9,593
  2000..................    9,593     20,343      --       22,482(B)     7,454
Reserve relating to
 discontinued
 operations:
  1998..................  $ 4,742    $ 2,283   $  --      $   --       $ 7,025
  1999..................    7,025     24,833      --        3,673       28,185
  2000..................   28,185     18,868      --       19,005(C)    28,048

--------
  (A) Represents allowance for doubtful accounts acquired in purchase accounting.
  (B) Represents accounts receivable written-off.
  (C) Utilization of reserve upon disposition of business.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)

                                                        December 31,  June 30,
                                                            2000        2001
                                                        ------------ -----------
                                                                     (Unaudited)
ASSETS
Current Assets:
 Cash and cash equivalents............................   $     --     $     --
 Accounts receivable, net.............................      67,558       38,942
 Inventories..........................................      53,115       46,904
 Other current assets.................................      10,784        6,044
                                                         ---------    ---------
 Total current assets.................................     131,457       91,890
                                                         ---------    ---------
Equipment on lease, net...............................       5,749          407
Fixed assets, net.....................................      65,770       56,973
Amounts due from related parties......................       1,792          --
Other Assets:
 Goodwill, net........................................      41,390       26,904
 Deferred financing costs, net........................       5,928        8,516
 Notes receivable from KAV Inventory, LLC.............      29,400          --
 Net assets of discontinued operations................       3,479          --
 Other................................................      15,646       14,957
                                                         ---------    ---------
 Total other assets...................................      95,843       50,377
                                                         ---------    ---------
 Total assets.........................................   $ 300,611    $ 199,647
                                                         =========    =========
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
 Accounts payable.....................................   $  30,214    $  21,377
 Accrued expenses.....................................      27,725       24,006
 Current maturities of notes payable..................          29       12,029
 Current maturities of capital lease obligations......         178          178
 Senior subordinated notes (see Note 7)...............         --       164,391
 Revolving loan.......................................      35,959        4,911
 Customer deposits....................................       7,559       14,948
 Other................................................       5,120        2,782
                                                         ---------    ---------
 Total current liabilities............................     106,784      244,622
                                                         ---------    ---------
 Senior subordinated notes (see Note 7)...............     164,345          --
 Notes payable, net of current portion................      16,498       10,000
 Capital lease obligations, net of current portion....       3,852        3,786
 Deferred income......................................          36           36
 Net liabilities of discontinued operations...........         --           658
 Other long-term liabilities..........................       2,204          --
                                                         ---------    ---------
 Total long-term liabilities..........................     186,935       14,480
                                                         ---------    ---------
Commitments and Contingencies (See Notes)
 Stockholders' Equity (Deficit):
 Preferred stock, $.01 par value, 1,000,000 shares
  authorized, none outstanding, 15,000 shares
  designated Series A Junior Participating............         --           --
 Common stock, $.001 par value, 30,000,000 shares
  authorized, 15,015,317 shares issued and outstanding
  at December 31, 2000 and June 30, 2001,
  respectively........................................          15           15
 Additional paid-in capital...........................     150,288      153,226
 Accumulated deficit..................................    (143,411)    (212,696)
                                                         ---------    ---------
 Total stockholders' equity (deficit).................       6,892      (59,455)
                                                         ---------    ---------
 Total liabilities and stockholders' equity
  (deficit)...........................................   $ 300,611    $ 199,647
                                                         =========    =========

  The accompanying notes are an integral part of these condensed consolidated balance sheets.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                  (Unaudited)

                                                               For the Six
                                                            Months Ended June
                                                                   30,
                                                            ------------------
                                                              2000      2001
                                                            --------  --------
Operating revenues:
  Sales.................................................... $206,232  $146,847
  Other....................................................    3,109     5,615
                                                            --------  --------
                                                             209,341   152,462
Cost of sales..............................................  188,972   152,542
                                                            --------  --------
Gross profit (loss)........................................   20,369       (80)
Operating expenses.........................................   22,777    29,217
                                                            --------  --------
  Loss from operations.....................................   (2,408)  (29,297)
Interest expense...........................................   10,765    13,116
Charge to reserve notes receivable from KAV Inventory,
 LLC.......................................................      --     29,400
Other expense (income).....................................    1,036    (6,918)
                                                            --------  --------
  Loss before income taxes, equity income of affiliate and
   discontinued operations.................................  (14,209)  (64,895)
Income tax expense.........................................    2,627        48
                                                            --------  --------
  Loss before equity income of affiliate and discontinued
   operations..............................................  (16,836)  (64,943)
Equity income of affiliate.................................       93       --
                                                            --------  --------
  Loss from continuing operations..........................  (16,743)  (64,943)
Discontinued operations:
  Operations, net of income taxes..........................   (6,920)      --
  Loss on disposal, net of income taxes....................   (9,218)   (4,342)
                                                            --------  --------
Net loss................................................... ($32,881) ($69,285)
                                                            ========  ========
Basic loss per share:
  Loss from continuing operations..........................   ($1.12)   ($4.33)
  Loss from discontinued operations........................    (1.07)    (0.28)
                                                            --------  --------
Net loss...................................................   ($2.19)   ($4.61)
                                                            ========  ========
Diluted loss per share:
  Loss from continuing operations..........................   ($1.12)   ($4.33)
  Loss from discontinued operations........................    (1.07)    (0.28)
                                                            --------  --------
Net loss...................................................   ($2.19)   ($4.61)
                                                            ========  ========
Weighted average shares of common stock and common stock
 equivalents used to calculate earnings per share, basic
 and diluted...............................................   15,015    15,015
                                                            ========  ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                     For the Six Months Ended
                                                             June 30,
                                                     --------------------------
                                                         2000          2001
                                                     ------------  ------------
CASH FLOW FROM OPERATING ACTIVITIES:
 Net loss..........................................  $    (32,881) $    (69,285)
 Adjustments to reconcile net loss to cash provided
  by operating activities:
 Depreciation and amortization.....................         5,787         8,341
 Loss from discontinued operations.................        16,138         4,342
 Charge to reserve notes receivable from KAV
  Inventory, LLC...................................           --         29,400
 Write down of long lived assets...................           --          9,886
 Proceeds from sale of equipment on lease, net of
  gain.............................................         1,704         3,282
 Provision for doubtful accounts...................         1,011         3,684
 Loss on sale of affiliate.........................           859           --
 Equity in earnings of affiliate, net of taxes.....           (43)          --
 Gain on sale of subsidiary........................           --         (5,664)
 Income on non-refundable lease deposit............           --         (2,204)
 Expense from warrants issued to third parties.....           --            402
 Deferred income taxes.............................         2,292           --
 (Increase) decrease in accounts receivable........       (21,786)       22,492
 Decrease in inventories...........................         3,274         1,042
 Decrease in other current assets..................        12,504         5,472
 Decrease (increase) in other assets...............        24,706          (928)
 Increase (decrease) in accounts payable...........         2,792        (6,639)
 (Decrease) increase in accrued expenses...........        (3,423)        1,423
 Decrease in deferred income.......................          (175)          --
 Decrease in other liabilities.....................        (3,659)          --
                                                     ------------  ------------
 Net cash provided by operating activities.........         9,100         5,046
                                                     ------------  ------------
CASH FLOW FROM INVESTING ACTIVITIES:
 Purchases of fixed assets.........................        (5,547)       (1,350)
 Payments from related parties.....................            47         1,792
 Investment in limited liability company...........        (2,000)          --
 Proceeds from sale of affiliate...................         1,455           --
 Proceeds from sale of subsidiary..................           --         21,290
                                                     ------------  ------------
 Net cash (used in) provided by investing
  activities.......................................        (6,045)       21,732
                                                     ------------  ------------
CASH FLOW FROM FINANCING ACTIVITIES:
 Borrowing under senior debt facilities............       183,156       184,383
 Payments under senior debt facilities.............      (212,425)     (215,430)
 Proceeds of term loans............................        15,500        12,000
 Payments on equipment loans.......................           (95)         (998)
 Payments on notes payable.........................        (3,578)       (5,500)
 Payments on capital leases........................          (255)          (66)
 Payments of deferred financing costs..............        (5,303)       (1,540)
                                                     ------------  ------------
 Net cash used in financing activities.............       (23,000)      (27,151)
                                                     ------------  ------------
 Net cash (used in) provided by discontinued
  operations.......................................          (183)          373
                                                     ------------  ------------
 Net decrease in cash and cash equivalents.........       (20,128)          --
Cash and cash equivalents, beginning of period.....        21,431           --
                                                     ------------  ------------
Cash and cash equivalents, end of period...........  $      1,303  $        --
                                                     ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Interest paid.....................................  $     20,505  $     10,181
                                                     ============  ============
 Income taxes paid.................................  $        954  $        --
                                                     ============  ============

                    AVIATION SALES COMPANY AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 June 30, 2001
                       (In thousands, except share data)
                                  (Unaudited)

1. BASIS OF PRESENTATION

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   Aviation Sales Company ("ASC" or the "Company") is a Delaware corporation, which through its subsidiaries provides aircraft maintenance, repair and overhaul services to commercial passenger airlines, air cargo carriers, aircraft leasing companies, maintenance and repair facilities and aircraft parts redistributors throughout the world. During 2000, the Company sold substantially all of the assets of its parts redistribution operation, its new parts distribution operation and its manufacturing operations. The results of operations for these businesses are included in the accompanying condensed consolidated statements of operations as discontinued operations. See Note 2 for further discussion.

   The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on Form 10-Q. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company's December 31, 2000 consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the 2000 fiscal year (File No. 001-11775).

   In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements of the Company contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 2001 and the results of its operations for the six month periods ended June 30, 2000 and 2001 and cash flows for the six month periods ended June 30, 2000 and 2001. The results of operations and cash flows for the six month period ended June 30, 2001 are not necessarily indicative of the results of operations or cash flows which may be reported for the year ending December 31, 2001.

ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Principal estimates made by the Company include the estimated losses on disposal of discontinued operations, the allowance to reduce inventory to the lower of cost or net realizable value, the estimated profit recognized as aircraft maintenance, design and construction services are performed, the allowance for doubtful accounts and notes receivable, the realizability of its investment in affiliates, future cash flows in support of its long lived assets, medical benefit accruals, the estimated fair value of the facilities under operating lease, and the allowances for litigation and environmental costs. A principal assumption made by the Company is that inventory will be utilized and realized in the normal course of business and may be held for a number of years.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

RECENTLY ISSUED ACCOUNTING STANDARDS

   In July 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS No. 141 eliminates the pooling-of-interests method of accounting for business combinations and modifies the application of the purchase accounting method. The elimination of the pooling-of-interest method is effective for transactions initiated after June 30, 2001. The remaining provision of SFAS No. 141 will be effective for transactions accounted for using the purchase method that are completed after June 30, 2001. The Company does not believe that the adoption of SFAS No. 141 will have a significant impact on its financial statements.

   In July 2001, the FASB also issued SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 142 eliminates the current requirement to amortize goodwill and indefinite-lived intangible assets, addresses the amortization of intangible assets with defined lives and addresses the impairment testing and recognition for goodwill and intangible assets. SFAS No. 142 will apply to goodwill and intangible assets arising from transactions completed before and after the Statement's effective date of January 1, 2002. At June 30, 2001, the Company has net goodwill of $26,904 and a 50% interest in a limited liability corporation that has a net intangible asset of $13,234 (See Note 3). These assets will be subject to the new impairment tests prescribed under the statement. These new requirements will impact future period net income equal to the amount of discontinued goodwill amortization offset by goodwill impairment charges, if any, and adjusted for any differences between the old and new rules for defining goodwill and intangible assets on future business combinations. An initial impairment test must be performed in 2002 as of January 1, 2002. Any resulting impairment charge from this initial test will be reported as a change in accounting principle, net of tax. The Company is currently reviewing the provisions of these Standards to determine any impact that might result from adoption, and has not yet made a determination of the impact that adoption of SFAS No. 142 will have on the consolidated financial statements.

COMPREHENSIVE INCOME

   For all periods presented comprehensive loss is equal to net loss.

REVENUE RECOGNITION

   During the three months ended June 30, 2001, the Company changed its method of accounting for revenue recognition at its engine overhaul facility. Revenues related to engine overhaul services are recognized upon shipment of the overhauled engine. Prior to this change, revenue was recognized as services were performed. The change in the method of accounting for revenue recognition at the Company's engine overhaul facility did not have a material impact on the Company's financial position or current or prior periods consolidated results of operations.

LIQUIDITY

   The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company was not in compliance at March 31, 2000 with certain of the financial covenants contained in the Company's credit agreement with its senior lenders and

                    AVIATION SALES COMPANY AND SUBSIDIARIES
certain of the lease agreements to which the Company is a party. On May 31, 2000, the Company amended and restated its senior credit facility and amended certain of its lease agreements. These agreements were further amended on June 25, 2000, September 30, 2000, November 28, 2000, February 14, 2001, April 17,
2001 and May 21, 2001. The Company was not in compliance at June 30, 2001 with certain covenants contained in the credit agreement and the Company's senior lenders have waived the covenant violations.

   As discussed in Note 2, during 2000 and 2001 the Company sold substantially all of the assets of its parts redistribution operation, new parts distribution operation, manufacturing operations and one of its component overhaul operations. The proceeds from these sales were used to repay senior indebtedness and, with respect to the sale of the component overhaul operations, to repay senior indebtedness and for working capital. In addition:
(i) in February 2000 the Company borrowed $15,500 under a supplemental term loan with the financial institution that is the agent for the revolving credit facility, and (ii) in February 2001, the Company borrowed $10,000 under a term loan from a second financial institution. The proceeds from these loans were used to repay senior indebtedness and for working capital. The revolving credit facility and the remaining balance on the $15,500 term loan mature in July 2002 and the $10,000 term loan matures in August 2002. As a result of the above transactions, the outstanding balance on the revolving credit facility was reduced from $268,013 as of March 31, 2000 to $4,911 as of June 30, 2001.

   As of September 6, 2001 the Company has $2,698 of availability for borrowing under its revolving credit facility. The Company has also recently closed (on a temporary basis) two of its maintenance, repair and overhaul ("MR&O") facilities, consolidated the operations of one of its component overhaul businesses from two facilities to one, reduced its headcount at certain of its other MR&O facilities and implemented salary and benefit reductions that affected virtually all employees in order to lower its operating expenses. The Company is also seeking to obtain additional working capital to allow it to bring its trade accounts payable back into a more normalized status. Further, the Company was obligated to make $6,704 in interest payments on its 8 1/8% senior subordinated notes on August 15, 2001, however, the Company did not make the payments due to the agreement which it has reached with the holders of 73.02% of its outstanding senior notes. See Note 7. Although the Company expects to be able to meet its working capital requirements from its available resources and from other sources, including sales of assets and further equity and/or debt infusions, there can be no assurance that the Company will have sufficient working capital to meet its obligations. The Company incurred net losses for the years ended December 31, 1999 and 2000 and for the six months ended June 30, 2001 and required cash to fund its operating activities for the years ended December 31, 1998, 1999 and 2000. As a result of these matters, the Company's auditors have issued their opinion on the December 31, 2000 consolidated financial statements with a going concern modification. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RECLASSIFICATIONS

   Certain prior year account balances within the statement of cash flows have been reclassified as a result of discontinued operations to conform with current year presentation.

2. DISCONTINUED OPERATIONS

   In September 2000, the Company completed the sale of substantially all of the assets of its manufacturing operations for $40,299, after post-closing adjustments and excluding transaction expenses. The cash proceeds of the sale were used to repay senior indebtedness.

   In December 2000, the Company completed the sale to Kellstrom Industries, Inc. (the "Purchaser") of substantially all of the assets and business of its redistribution operation in a series of transactions intended to

                    AVIATION SALES COMPANY AND SUBSIDIARIES
constitute a single transaction (the "Transaction"). The aggregate purchase price received in the Transaction was $156,400, approximately $127,000 of which was paid in cash ($122,000 after payment of transaction expenses). The net proceeds of the Transaction were used to repay senior indebtedness. As part of the Transaction, the Company acquired a 50% interest in a limited liability company, KAV Inventory, LLC ("KAV") organized by the Purchaser and the Company. Substantially all of the aircraft and engine spare parts inventory and the engine inventory of the Company's redistribution operation, as well as certain rotable parts inventories from two of the Company's MR&O operations, were sold to KAV for 89% of the closing date book value of such inventory ($148,600, subject to post-closing adjustments). Consideration for the sale of inventory was comprised of cash of approximately $105,500, two senior subordinated notes, each in the principal amount of $13,700 (one of which was sold to Kellstrom in the second component of the transaction for $13,700 in cash), and one junior subordinated note in the principal amount of $15,700.

   The notes bear interest at 14% per annum and are subordinated in all respects to KAV's institutional financing. In addition, the Company issued an $8,500 letter of credit to secure, in part, KAV's institutional financing. Further, the Company and the Purchaser each advanced $2,300 to KAV to allow it to pay fees and costs relating to its institutional financing. The Company and the Purchaser are entitled to receive reimbursement of these advances after payment of the institutional financing and prior to repayment of the senior subordinated notes.

   KAV's sole business is the liquidation of the inventory it acquired from the Company. KAV entered into an agreement to consign all of its inventories to the Purchaser. The Transaction agreement specifies that all of the proceeds from sales of the inventory, less a consignment commission to the Purchaser of 20%, will be used to pay interest and principal on KAV's institutional debt. After the institutional debt is paid in full, proceeds from the sale of inventory would be used to reimburse the Company and the Purchaser for advances made to KAV to allow it to pay fees and costs relating to its institutional financing, to pay adjustment notes, if any, resulting from post closing adjustments to the closing date book value of the inventory and thereafter to pay interest and principal on the two $13,700 senior notes. Interest and principal on the $15,700 junior note would be paid from the remaining proceeds from the sale of inventory, less a 35% consignment commission to the Purchaser. Under the Transaction agreement, the Company has approval rights relating to the sale price of certain inventory. Because of the uncertainty regarding the collection of the notes, interest income on the notes is not being recognized. The projections of cash distributions to the Company are highly dependent upon the timing of the sales and the sale prices obtained by the Purchaser for KAV's inventory.

   The second component of the Transaction consisted of a sale of certain non-inventory assets of the redistribution operation, including one of the $13,700 senior subordinated notes described above, net of certain payables assumed by the Purchaser, for approximately $21,500, all of which was paid in cash. Under the terms of the Transaction, the Purchaser has the right after one year from the date of the Transaction to require the Company to repurchase receivables sold in accordance with the Transaction to the extent they remain uncollected. As of July 31, 2001, $6,621 of receivables sold pursuant to the Transaction had not been collected by the Purchaser. In addition, the purchase price for the sale of inventory and non-inventory assets is subject to post-closing adjustments as set forth in the agreements. The Purchaser has indicated that post-closing adjustments would result in a reduction in the aggregate consideration received pursuant to the Transaction of approximately $4,500. The Company has disputed the Purchaser's calculation of post-closing adjustments and the proposed reduction in consideration. There can be no assurance as to the outcome of these matters.

   In addition, as part of the sale of the redistribution operation as described above, the Purchaser leased from the Company a facility and certain furniture, fixtures and equipment used in the redistribution operations for a one-year period. The Purchaser has an option to acquire these assets during the term of the lease and after one year the Company has an option to require the Purchaser to acquire the assets, which can be extended by the

                    AVIATION SALES COMPANY AND SUBSIDIARIES

Purchaser for six months under certain circumstances. The Company has also entered into a sublease agreement relating to the redistribution operation's warehouse and corporate headquarters facility for a five-year period, with the right to renew for five consecutive five-year periods at a market rental rate. The Company also entered into a non-competition agreement whereby the Company is restricted from engaging in the redistribution business for a period of up to five years. In addition, the Company entered into a cooperation agreement under which it agreed to provide repair services for the KAV parts inventory and the Purchaser's parts inventory and the Purchaser agreed to supply parts to the Company's MR&O operations.

   In July 2001, KAV's institutional lender advised KAV that it is in default under its loan agreement and that the lender therefore reserves all of its rights and remedies under the loan agreement including among other remedies the right to draw among other things on the Company's $8,500 letter of credit, call the outstanding institutional financing and to increase the interest rate on the loan. No action has been taken by the lender to date. Further, during the last few months, the Purchaser has reported in its filings with the SEC that it is having financial difficulties. As a result of these matters, and due to current economic conditions in the redistribution industry and the aviation industry as a whole and lower than projected sales levels by KAV, during the quarter ended June 30, 2001 the Company recorded a full reserve against both the $13,700 senior note and the $15,700 junior note due from KAV which it holds. For the same reasons, during the 2001 second quarter the Company recorded reserves totaling $5,081 relating to net assets of discontinued operations whose realizability is impacted by the operations of the Purchaser and KAV. In total, aggregate charges relating to these matters were $34,481 for the three and six months ended June 30, 2001. Further, in the event that the Purchaser's financial difficulties as discussed above adversely impact its ability to make payments under its lease obligations to the Company and/or its obligations to purchase certain property and equipment, additional write-downs and accruals may be necessary. Finally, the Purchaser's financial condition may adversely impact its ability to satisfy its obligations under the above-described ancillary agreements.

   In December 2000, the Company completed the sale of the stock of its subsidiary, Aviation Sales Bearings Company, which operates the Company's Dixie Aerospace Bearings new parts distribution operation. In the transaction, the Company received net aggregate consideration of $17,700 inclusive of debt assumed by the purchaser. The net cash proceeds from the sale, which approximated $13,500, were used to reduce outstanding senior indebtedness. Also, as part of the transaction, the Company retained certain accounts receivable and inventories. Such retained assets are being sold and collected pursuant to consignment and collection agreements executed with the purchaser. The Company anticipates that the liquidation of these assets will provide additional consideration as these receivables are collected and inventory is sold.

   The net income (loss) of these operations prior to their respective disposal dates net of income taxes is included in the accompanying condensed consolidated statements of operations under "discontinued operations". Previously issued financial statements have been changed to reflect those operations as discontinued operations. Revenues from such operations were $165,084 for the six months ended June 30, 2000.

3. INVESTMENTS IN AFFILIATES

   During 1994, Whitehall obtained a 40% ownership in a joint venture involved in the development of aircraft-related technology for an initial investment of $1. The Company accounts for its investment in the joint venture under the equity method. In 1994, Whitehall loaned $2,000 to the joint venture, which was evidenced by a promissory note, which accrued interest at a maximum rate of 5% per annum. Principal and accrued interest became due on January 5, 1999. During February 2000, management elected to convert the then outstanding note and accrued interest payable balance into a capital contribution. During May 2000, the Company liquidated its investment in the joint venture and recorded a charge of $859 to other expense.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   In August 1999, the Company obtained a 50% interest in a limited liability corporation that designs, manufactures and installs an FAA approved conversion kit that converts certain Boeing 727 aircraft from passenger configuration to cargo configuration. The initial investment was $2,500. During 2000 and through June 30, 2001, the Company invested an additional $3,734 and $339, respectively, in the form of cash advances and services. The Company accounts for this investment under the equity method. The limited liability corporation is in the early development of the conversion kit and sales to date have been minimal, and the Company has incurred losses to date in fulfilling these sales. Realizability of this investment will be dependent on the ability of the limited liability corporation to attract new business during future periods at rates sufficient to cover its costs.

4. NOTES PAYABLE AND REVOLVING LOAN

   Prior to May 31, 2000, the Company had a revolving loan and letter of credit facility of $300,000 with a group of financial institutions. Effective May 31, 2000, the Credit Facility was amended and restated and the commitment was reduced to $285,000. Following the sales of businesses described in Note 2, the commitment was reduced to $57,737. The credit facility has been amended on several occasions since May 31, 2000. The Credit Facility as amended to date (the "Credit Facility") expires in July 2002. Interest under the Credit Facility is, at the option of the Company, (a) prime plus 3.0%, or (b) LIBOR plus 4.5%. Borrowings under the Credit Facility are secured by a lien on substantially all of the Company's assets and the borrowing base consists primarily of certain of the Company's receivables and inventory.

   The Credit Facility contains certain financial covenants regarding the Company's financial performance and certain other covenants, including limitations on the amount of annual capital expenditures and the incurrence of additional debt, and provides for the suspension of borrowing and repayment of all debt in the event of a material adverse change in the business of the Company or a change in control as defined. A default under the Credit Facility could potentially result in a default under other agreements to which the Company is a party, including its lease agreements. In addition, the Credit Facility requires mandatory repayments and a reduction in the total commitment under the Credit Facility from the proceeds of a sale of assets or an issuance of equity or debt securities or as a result of insufficient collateral to meet the borrowing base requirements thereunder. The Company was committed to pay a $1,000 financing fee on June 30, 2001 which was accrued as of that date and subsequently paid on July 2, 2001 and paid additional financing fees of $154 in August, 2001. To the extent the Credit Facility remains outstanding as of certain dates, the Company is committed to pay incremental financing fees as follows: November 14, 2001--2% of outstanding commitment and February 14, 2002--2% of outstanding commitment. As of September 6, 2001, $2,698 was available for borrowing under the Credit Facility and outstanding letters of credit aggregated $29,612.

   In February 2000, the Company executed a $15,500 term loan with the financial institution that is the agent under the Credit Facility. The term loan is senior secured debt; bears interest at 12% per annum, contains financial covenants that are consistent with the Credit Facility, and matures in July 2002. As discussed in Note 8, the Company repaid $3,500 of the term loan from the proceeds of the sale of Caribe. Remaining principal payments of $500 per month are due beginning in January 2002 with a final principal payment of $8,500 due in July 2002. Under the term loan agreement, the Company also granted the lender common stock purchase warrants to purchase 129,000 shares of the Company's common stock exercisable for nominal consideration at any time until December 31, 2005. If the term loan is not repaid in full, the warrants entitle the holder to require the Company to repurchase the warrants or common shares issued upon prior exercise of the warrants at $8.50 per share. The lender has not required the Company to repurchase any warrants through August 29, 2001. The Company has recorded the value of these warrants ($1,079) as additional deferred financing costs and accrued expenses and is amortizing this amount to interest expense over the term of the loan.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   As discussed in Note 7, the Company's senior lenders have agreed to forbear until December 31, 2001 in regard to the default which existed in the senior credit facilities resulting from the failure to make the August 15, 2001 subordinated note interest payment. This forbearance effectively cures the cross-default under the term loan through the end of the forbearance period. Subsequent to the end of the forbearance period (if the restructuring is not completed by that date or if the forbearance period is not otherwise extended), the holder of the term loan will have the ability to accelerate payment of the outstanding term loan balance. As a result, the entire $12,000 balance of the term loan as of June 30, 2001 has been classified as a current liability in the accompanying condensed consolidated balance sheet.

   In February 2001, the Company obtained a $10,000 term loan from a financial institution. The term loan is senior secured debt, bears interest at LIBOR plus 2% and matures in August 2002. The proceeds of the term loan were used to pay the semi-annual interest payment on the senior subordinated notes in February 2001 of $6,704 and for working capital purposes. In connection with the term loan, the Company issued warrants to purchase 250,000 shares of its unissued common stock at an exercise price of $4.00 per share to each of four individuals, one of whom is an officer and director of the Company and one of whom is a principal stockholder of the Company. Each of these individuals provided credit support to the financial institution which advanced the loan proceeds. The Company has recorded the value of these warrants ($2,536) as additional deferred financing costs and is amortizing this amount to expense over the term of the loan. In May 2001, the Company obtained a short-term increase of up to $3,000 in the term loan. The Company borrowed $2,000 under the increased term loan in May 2001, and thereafter repaid the additional borrowing from the proceeds of the Caribe sale. One of the Company's principal stockholders provided credit support for the increased amount of the term loan. In return for providing credit support, the stockholder received a cash fee of $67 and warrants to purchase 333,334 shares of the Company's common stock at an exercise price of $1.40 per share. The value of these warrants ($356) and the cash fee of $67 were charged to results of operations during the quarter ended June 30, 2001.

SENIOR SUBORDINATED NOTES

   In February 1998, the Company sold $165,000 of senior subordinated notes with a coupon rate of 8.125% at a price of 99.395%. The senior subordinated notes mature on February 15, 2008. Interest is payable on February 15 and August 15 of each year. The senior subordinated notes are general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior debt, including indebtedness outstanding under the Credit Facility and under facilities, which may replace the Credit Facility in the future. In addition, the senior subordinated notes are effectively subordinated to all secured obligations to the extent of the assets securing such obligations, including the Credit Facility.

   The indenture pursuant to which the senior subordinated notes have been issued permits the Company and its subsidiaries to incur additional indebtedness, including additional senior debt. Under the indenture, the Company may borrow unlimited additional amounts so long as after incurring such debt it meets a fixed charge coverage ratio for the most recent four fiscal quarters. Additionally, the indenture allows the Company to borrow and have outstanding additional amounts of indebtedness (even if it does not meet the required fixed charge coverage ratios), up to enumerated limits. The Company did not meet the fixed charge coverage ratio for the one-year period ended June 30, 2001. Accordingly, its ability to incur additional debt is currently limited under its indenture. The senior subordinated notes are also effectively subordinated in right of payment to all existing and future liabilities of any of its subsidiaries that do not guarantee the senior subordinated notes.

   The senior subordinated notes are fully and unconditionally guaranteed, on a senior subordinated basis, by substantially all of the Company's existing subsidiaries and each subsidiary that will be organized in the future by the Company unless such subsidiary is designated as an unrestricted subsidiary. Subsidiary guarantees are

                    AVIATION SALES COMPANY AND SUBSIDIARIES
joint and several, full and unconditional, general unsecured obligations of the subsidiary guarantors. Subsidiary guarantees are subordinated in right of payment to all existing and future senior debt of subsidiary guarantors, including the Credit Facility, and are also effectively subordinated to all secured obligations of subsidiary guarantors to the extent of the assets securing their obligations, including the Credit Facility. Furthermore, the indenture permits subsidiary guarantors to incur additional indebtedness, including senior debt, subject to certain limitations. The Company has not presented separate financial statements and other disclosures concerning each of the subsidiary guarantors because management has determined that such information is not material to investors.

   The senior subordinated notes are redeemable, at the Company's option, in whole or in part, at any time after February 15, 2003, at the following redemption prices, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date: (i) 2003--104.063%; (ii) 2004--102.708%; (iii)
2005--101.354%; and (iv) 2006 and thereafter--100%. Upon the occurrence of a change in control, the Company will be required to make an offer to repurchase all or any part of each holder's senior subordinated notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the repurchase date. There can be no assurance that the Company will have the financial resources necessary to purchase the senior subordinated notes upon a change in control or that such repurchase will then be permitted under the Credit Facility.

   Under the indenture, if the Company sells assets (other than inventory in the ordinary course of business or leases or assets subject to leases in the ordinary course of business) with a fair market value in excess of $2,000 or for net proceeds in excess of $2,000, the Company must comply with certain requirements. Additionally, the Company must use the proceeds from such asset sales, within 270 days after completion of the sales, to either permanently repay senior debt or to acquire other businesses or assets (or, if such proceeds are not used for these purposes, then such proceeds must be used to repurchase senior subordinated notes). Further, if the value of the assets sold exceeds $15,000, the Board of Directors must determine that the Company is receiving fair market value for the assets sold.

   The indenture contains certain other covenants that, among other things, limit the Company's ability and that of its subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, make investments, issue capital stock of subsidiaries, create certain liens securing indebtedness, enter into certain transactions with affiliates, sell assets or enter into certain mergers and consolidations or sell all or substantially all of the Company's assets.

   On August 14, 2001, the Company entered into an agreement with the holders of 73.02% of its outstanding 8 1/8% senior subordinated notes to restructure those notes. See Note 7.

OTHER LOANS

   In connection with the Company's acquisition of Kratz-Wilde Machine Company in October 1997, a subsidiary of the Company delivered a non-interest-bearing promissory note (guaranteed by the Company) to the sellers in the original principal amount of $2,500 (discounted to $2,200). A payment of $1,250 was made during January 1999 and the final payment of $1,250 was made during January 2000. Interest on this note was imputed at 8%.

   In connection with the acquisition of Caribe and AIDI, a subsidiary of the Company delivered to the sellers a promissory note in the original principal amount of $5,000, which was guaranteed by the Company. The note was payable over a two year period with an interest rate of 8% per annum. The first payment of $2,500 was made during March 1999 and the second payment of $2,500 was made during March 2000.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

5. COMMITMENTS AND CONTINGENCIES

LITIGATION AND CLAIMS

   Several lawsuits have been filed against the Company and certain of its officers and directors, and its auditors, in the United States District Court for the Southern District of Florida, which have now been consolidated into a single lawsuit. The consolidated complaint, as amended in March 2000 and in September 2000, alleges violations of Sections 11 and 15 of the Securities Act of 1933 ("Securities Act") and Sections 10(b) and 20(a) of, and Rule 10b-5 under, the Securities Exchange Act of 1934 ("Exchange Act"). Among other matters, the amended consolidated complaint alleges that the Company's reported financial results were materially misleading and violated generally accepted accounting principles. The amended consolidated complaint seeks damages and certification of two classes, one consisting of purchasers of the Company's common stock in the June 1999 public offering and one consisting of purchasers of the Company's common stock during the period between April 30, 1997 and April 14, 2000. On August 22, 2001, the District Court granted the Company's motion to dismiss the pending claims under the Exchange Act, with leave to amend, but denied the Company's motion to dismiss the pending claims under the Securities Act. The Company believes that the allegations contained in the amended consolidated complaint are without merit and intends to vigorously defend these and any related actions. Nevertheless, unfavorable resolution of these lawsuits could have a material adverse effect on the Company's financial position and results of operations.

   The U.S. Securities and Exchange Commission is conducting an inquiry into the Company's accounting for certain prior year transactions. The Company is cooperating with the SEC in its inquiry.

   The Company is also involved in various lawsuits and other contingencies arising out of its operations in the normal course of business. In the opinion of management, the ultimate resolution of these claims and lawsuits will not have a material adverse effect upon the financial position or results of operations of the Company.

ENVIRONMENTAL MATTERS

   The Company is taking remedial action pursuant to Environmental Protection Agency and Florida Department of Environmental Protection ("FDEP") regulations at TIMCO-Lake City. Ongoing testing is being performed and new information is being gathered to continually assess the impact and magnitude of the required remediation efforts on the Company. Based upon the most recent cost estimates provided by environmental consultants, the Company believes that the total testing, remediation and compliance costs for this facility will be approximately $1,400. Testing and evaluation for all known sites on TIMCO-Lake City's property is substantially complete and the Company has commenced a remediation program. The Company is currently monitoring the remediation, which will extend into the future. Subsequently, the Company's accruals were increased because of this monitoring, which indicated a need for new equipment and additional monitoring. Based on current testing, technology, environmental law and clean-up experience to date, the Company believes that it has established an accrual for a reasonable estimate of the costs associated with its current remediation strategies. To comply with the financial assurances required by the FDEP, the Company has issued a $1,400 standby letter of credit in favor of the FDEP.

   Additionally, there are other areas adjacent to TIMCO-Lake City's facility that could also require remediation. The Company does not believe that it is responsible for these areas; however, it may be asserted that the Company and other parties are jointly and severally liable and are responsible for the remediation of those properties. No estimate of any such costs to the Company is available at this time.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   The Company owns a parcel of real estate on which the Company previously operated an electronics business. The Company is currently assessing environmental issues with respect to this property. When the Company acquired Whitehall, its environmental consultants estimated that remediation costs relating to this property could be up to $1,000.

   Accrued expenses in the accompanying December 31, 2000 and June 30, 2001 condensed consolidated balance sheets includes $1,702 and $1,386, respectively, related to obligations to remediate the environmental matters described above. Future information and developments will require the Company to continually reassess the expected impact of the environmental matters discussed above. Actual costs to be incurred in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. These uncertainties include the extent of required remediation based on testing and evaluation not yet completed and the varying costs and effectiveness of remediation methods.

OTHER MATTERS

   The Company has employment agreements with certain of its officers and key employees. The employment agreements provide that such officers and key employees may earn bonuses, based upon a sliding percentage scale of their base salaries, provided the Company achieves certain financial operating results, as defined. Further, certain of these employment agreements provide for certain severance benefits in the event of a change of control.

   In January 2001, the Company sold a loan related to its former corporate headquarters to a principal stockholder of the Company for 90% of the then outstanding principal balance of $2,006. In conjunction with the transaction, the Company granted to the stockholder warrants to purchase 25,000 shares of common stock at an exercise price of $3.63 per share. The value of the warrants of $46 was charged to operating results and credited to additional paid-in capital.

   The Company has a commitment with a vendor to convert one Airbus aircraft from passenger configuration to cargo configuration. The terms of the agreement specify that the Company has the right to terminate the agreement; however, the Company could be subject to a termination fee. The termination fee would be calculated as the unused costs incurred by the vendor plus a fee equal to 10% of such unused costs.

   On December 17, 1998, the Company entered into an operating lease for its build-to-suit corporate headquarters and warehouse facility with Wells Fargo, as successor to First Security Bank, National Association, as trustee of a newly created trust, as lessor. The lease has an initial term of five years and is a triple net lease with annual rent as provided in the lease. The lease contains financial covenants regarding the Company's financial performance and certain other affirmative and negative covenants, which it will be obligated to comply with during the term of the lease.

   Substantially all of the Company's subsidiaries have guaranteed the Company's obligations under the lease. Additionally, the Company has an option to acquire the new facility at the end of the lease for an option price as determined in the lease. Alternatively, if the Company does not purchase the new facility at the end of the lease, it will be obligated to pay certain amounts as provided in the lease. Management estimates that the current fair value of the facility exceeds the Company's purchase option. Accordingly, no accrual for the obligation has been recorded by the Company.

   Lease payments are currently at a rate of LIBOR plus 4.50% and the Company is responsible for all property taxes, insurance and maintenance of the property. The Company has subleased a portion of the facility to the purchaser of the Company's redistribution operation (see Note 2). The sublease is for an initial term of five years with an additional option to renew for five consecutive five-year terms at market rates. Payments

                    AVIATION SALES COMPANY AND SUBSIDIARIES
during the initial term are the lesser of $384 per month or the actual amount paid by the Company relating to the premises subleased, less $26 per month relating to certain space which the Company occupies in the building.

   The development of the new facility was financed by the trust through a $43,000 loan facility provided by a financial institution. Pursuant to the agreements entered into in connection with this financing, the Company was obligated to develop the new facility on behalf of the trust and was responsible for the timely completion thereof within an established construction budget. As discussed in Note 8, in conjunction with the sale of Caribe, the purchaser of this business also acquired the real estate and facility used by the Caribe business for $8,500. These proceeds were used to repay a portion of the financing utilized to develop this facility. The Company and substantially all of its subsidiaries have guaranteed the repayment of $29,340 of the trust's obligations under these agreements. The trust's obligations under these agreements are secured by a lien on the real property and improvements comprising the facilities and on the fixtures therein. Further, the Company has issued an irrevocable letter of credit in the amount of $9,000 to secure both its obligations under the lease and certain of the trust's obligations under the loan agreement.

   The lease agreement has been amended on several occasions. Under the terms of the April 19, 2001 amendment, two shareholders of the Company provided a guarantee in an amount up to $1.0 million. In exchange for providing their guarantee, the shareholders each received warrants to purchase 50,000 shares of the Company's common stock at an exercise price of $1.75 per share the value of which was charged to results of operations during the period. Such guarantee has been released in conjunction with the sale of Caribe and repayment of proceeds relating to the sale of the real estate and facility as discussed above. As part of the April 19, 2001 amendment, the lessor has also agreed to waive non-compliance with financial covenants, if any, through the period ended December 31, 2001.

   Further, under a September 10, 2001 agreement with the lender, the Company has agreed that the lender may draw down in full, at any time, the $9,000 letter of credit which the Company has posted as security for this loan and to apply the proceeds from such letter of credit draw against balances outstanding under this loan agreement.

6. EARNINGS PER SHARE

   The computation of weighted average common and common equivalent shares used in the calculation of basic and diluted earnings per share is as follows:

                                                   For the Three  For the Six
                                                   Months Ended  Months Ended
                                                     June 30,      June 30,
                                                   ------------- -------------
                                                    2000   2001   2000   2001
                                                   ------ ------ ------ ------
   Weighted average common and common equivalent
    shares outstanding used in calculating basic
    and diluted earnings per share...............  15,015 15,015 15,015 15,015
                                                   ====== ====== ====== ======
   Options and warrants outstanding which are not
    included in the calculation of diluted
    earnings per share because their impact is
    antidilutive.................................   1,773  4,285  1,773  4,285
                                                   ====== ====== ====== ======

7. CONTEMPLATED SENIOR SUBORDINATED NOTE RESTRUCTURING AND RIGHTS OFFERING

   In August 2001, the Company entered into an agreement with the holders of 73.02% of its outstanding senior subordinated notes to restructure those notes. Under the agreement, the note holders will exchange their

                    AVIATION SALES COMPANY AND SUBSIDIARIES
existing notes for up to $10,000 in cash, $100,000 of new five-year notes with "paid-in-kind" interest of 8% per annum and 15% of the equity of the reorganized company. The new notes will be redeemable at the Company's option at the following percentages of par plus accrued interest through the date of redemption: 2002--70.0%, 2003--72.5%, 2004--73.0%, 2005--75.625% and 2006--
77.5%. If the new notes are not redeemed prior to their maturity, they will convert into common stock representing 90% ownership of the reorganized company. The new notes will also provide that the holders will receive additional shares of common stock representing 15% of the reorganized company if the notes are redeemed in 2002 or 2003 and 10% of the reorganized company if the notes are redeemed in 2004, 2005 or 2006. As a result of the contemplated note restructuring and agreement entered into with holders of the existing notes, the Company has classified the existing senior subordinated notes as a current liability in the accompanying condensed consolidated balance sheet as of June 30, 2001.

   In connection with the restructuring, the Company intends to conduct a rights offering of shares of its common stock to all existing stockholders to raise $20,000. A principal stockholder of the Company has agreed to provide the Company with a standby commitment to purchase any unsold allotments. Investors who purchase the $20,000 of shares in the restructured company will receive 80% of the outstanding common stock of the reorganized company. Under the terms of the agreement, the Company's existing stockholders will own 5% of the reorganized company. Additionally, the Company's new note holders and existing stockholders will each as a group be granted warrants at a fixed price to purchase an additional 10% of the reorganized company.

   Approval of the note restructuring and the sale of common stock in the rights offering will require approval of a majority of the Company's stockholders. Completion of the note restructuring will also be subject to the requirement that 80% of the holders of the Company's existing notes tender their notes in the exchange and consent to the removal of all covenants contained in the indenture relating to the existing notes (other than the obligation to pay principal and interest), approval by the Company's senior lenders and other customary conditions. Although there can be no assurances, the restructuring is expected to be completed by the end of 2001.

   Under the agreement, the holders of more than a majority of the Company's outstanding notes have agreed to waive the default arising as a result of the failure to pay the interest payment on its notes due on due August 15, 2001. Also, the Company's senior lenders have agreed to forbear on the default in the senior loan agreements resulting from the failure to make the August 15, 2001 note interest payment until December 31, 2001. The Company intends to file registration statements relating to the note exchange offer and rights offering in the near future.

   In the event that the note exchange offer and rights offering fails to close, such failure is likely to have a material adverse effect on the Company. If the Company is unable to close the note exchange offer and rights offering, it will seek alternative financing to meet its working capital obligations. However, there can be no assurance such funding will be available.

8. OTHER EVENTS

   Due to the current economic environment and the depressed status of the aviation industry including market for overhaul services relating to JT8D engines and the results of operations relating to the Company's engine overhaul operation, during the quarter ended June 30, 2001 the Company recognized non-cash charges totaling $10,886 relating to an impairment of goodwill, leasehold improvements and fixed assets and inventory reserves relating to this operation. Of this amount, $9,886 and $1,000 are recorded in operating expenses and cost of sales, respectively, in the accompanying condensed consolidated statements of income.

                    AVIATION SALES COMPANY AND SUBSIDIARIES

   In May 2001, the Company completed the sale of the assets of its Caribe Aviation component repair operation. The purchase price was $22,500, of which $21,750 was received in cash at the closing and the balance will be received within one year, subject to post closing adjustments. The Company used $10,000 of the proceeds from the sale to repay its revolving credit facility and $5,500 to repay borrowings under its term loans (see Note 4). The balance, net of expenses, was used for working capital. In addition, the purchaser acquired the real estate and facility on which the Caribe operation was located for an aggregate purchase price of $8,500. The proceeds from the sale of the real estate and facility were used to reduce the Company's outstanding tax retention operating lease financing (see Note 5).

   During the quarter ended June 30, 2001, the Company recognized a gain on the sale of Caribe Aviation and income on a non-refundable lease deposit that had previously been recorded as a long-term liability totaling $7,868. In the aggregate, these amounts are recorded in other (income) expense in the accompanying condensed consolidated statements of income. In addition, during the quarter ended June 30, 2001 the Company received settlements on accounts receivable of the former redistribution operation that had been previously fully reserved. These collections, totaling $2,645, are recorded as part of loss from discontinued operations in the accompanying condensed consolidated statements of income.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company adjusted to give effect to the proposed restructuring of the old notes. The restructuring includes:

  . The offering of rights to purchase 24,024,507 post-reverse split shares of our common stock to our existing shareholders for proceeds of $20 million.

  .  The exchange offer of a combination of:

     . up to $10 million in cash in exchange for $33 million of principal of old notes, and

     . up to $100 million of principal amounts of new notes, up to 4,504,595 post-reverse split shares of our common stock and up to 3,003,063 warrants to purchase post-reverse split shares of our common stock in exchange for $132 million in principal amount of our old notes.

  . Reverse-split of our issued and outstanding common stock on a ten share for one share basis.

   The following unaudited pro forma condensed combined financial statements present: (i) the pro forma financial position of the Company at June 30, 2001 as if the proposed restructuring had been consummated on that date, and (ii) the pro forma results of operations of the Company for the six months ended June 30, 2001 and the year ended December 31, 2000 as if the restructuring had been consummated as of the beginning of the periods. The information presented is derived from, should be read in conjunction with, and is qualified in its entirety by reference to, the separate historical financial statements and the notes thereto appearing elsewhere in this Prospectus or incorporated elsewhere in this Prospectus by reference. The unaudited pro forma condensed combined financial data have been included for comparative purposes only and do not purport to be indicative of the results of operations or financial position which actually would have been obtained if the restructuring had been effected at the beginning of the periods or as of the date indicated or of the financial position or results of operations which may be obtained in the future.

                             AVIATION SALES COMPANY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                     (in thousands, except per share data)

                                                            Pro forma  Pro forma
                                               Historical  Adjustments   2000
                                               ----------  ----------- ---------
Operating revenues:
  Sales....................................... $ 333,289
  Other.......................................     4,788
                                               ---------
    Total operative revenues..................   338,077
Cost of sales.................................   353,331
                                               ---------
Gross profit (loss)...........................   (15,254)
Operating expenses............................    74,580
                                               ---------
Loss from operations..........................   (89,834)
Interest expense..............................    20,347
Other expense.................................       925
                                               ---------
Income (loss) before income taxes, equity
 income of affiliates, discounted operations
 and extraordinary item.......................  (111,106)
Income tax expense............................     4,810
                                               ---------
Loss before equity income of affiliates,
 discontinued operations and extraordinary
 item.........................................  (115,916)
Equity income of affiliates, net of income
 tax..........................................        43
                                               ---------
Loss from continuing operations............... $(115,873)
                                               =========
Basic Loss Per Share from continuing
 operations................................... $   (7.72)
                                               =========
Diluted Loss Per Share from continuing
 operations................................... $   (7.72)
                                               =========
Weighted average shares outstanding:
  Basic.......................................    15,015
                                               =========
  Diluted.....................................    15,015
                                               =========

                             AVIATION SALES COMPANY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                     (in thousands, except per share data)

                                                          Pro Forma  Pro Forma
                                              Historical Adjustments   2001
                                              ---------- ----------- ---------
Operating revenues:
  Sales......................................  $146,847
  Other......................................     5,615
                                               --------      ---        ---
                                                152,462
  Cost of sales..............................   152,542
                                               --------      ---        ---
Gross profit (loss)..........................       (80)
Operating expenses...........................    29,217
                                               --------      ---        ---
Loss from operations.........................   (29,297)
Interest expense.............................    13,116
Charge to reserve notes receivable from KAV
 Inventory, LLC..............................    29,400
Other expense (income).......................    (6,918)
                                               --------      ---        ---
Loss before income taxes, equity income of
 affiliate, discontinued operations and
 extraordinary item..........................  $(64,895)
Income tax expense...........................        48
                                               --------      ---        ---
Loss before equity income of affiliate,
 discontinued operations and extraordinary
 item........................................   (64,943)
Equity income of affiliate...................       --
                                               --------      ---        ---
Loss from continuing operations..............  $(64,943)
                                               ========      ===        ===
Basic loss per share from continuing
 operations..................................  $  (4.33)
                                               ========
Diluted loss per share from continuing
 operations..................................  $  (4.33)
                                               ========
Weighted average shares of common stock and
 common stock equivalents used to calculate
 earnings per share, basic and diluted.......    15,015
                                               ========      ===        ===

                             AVIATION SALES COMPANY

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                AT JUNE 30, 2001

                                                                      Pro Forma
                                               June 30,   .Pro Forma  June 30,
                                                 2001     Adjustments   2001
                                               ---------  ----------- ---------
                                                        in thousands
ASSETS
Current Assets:
  Cash and cash equivalents................... $     --
  Accounts receivable, net....................    38,942
  Inventories.................................    46,904
  Other current assets........................     6,044
                                               ---------
    Total current assets......................    91,890
                                               ---------
Equipment on lease, net.......................       407
Fixed assets, net.............................    56,973
Amounts due from related parties..............       --
Other Assets:
  Goodwill, net...............................    26,904
  Deferred financing costs, net...............     8,516
  Notes receivable from KAV Inventory, LLC....       --
  Net assets of discontinued operations.......       --
  Other.......................................    14,957
                                               ---------
    Total other assets........................    50,377
                                               ---------
    Total assets.............................. $ 199,647
                                               =========
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable............................ $  21,377
  Accrued expenses............................    24,006
  Current maturities of notes payable.........    12,029
  Current maturities of capital lease
   obligations................................       178
  Senior subordinated notes (see Note 7)......   164,391
  Revolving loan..............................     4,911
  Customer deposits...........................    14,948
  Other.......................................     2,782
                                               ---------
    Total current liabilities.................   244,622
                                               ---------
Senior subordinated notes (see Note 7)........       --
Notes payable, net of current portion.........    10,000
Capital lease obligations, net of current
 portion......................................     3,786
Deferred income...............................        36
Net liabilities of discontinued operations....       658
Other long-term liabilities...................       --
                                               ---------
    Total long-term liabilities...............    14,480
                                               ---------
Commitments and Contingencies (See Notes)
Stockholders' Equity (Deficit):
  Preferred stock, $.01 par value, 1,000,000
   shares authorized, none outstanding, 15,000
   shares designated Series A Junior
   Participating..............................       --
  Common stock, $.001 par value, 30,000,000
   shares authorized, 15,015,317 shares issued
   and outstanding at December 31, 2000 and
   June 30, 2001, respectively................        15
  Additional paid-in capital..................   153,226
  Accumulated deficit.........................  (212,696)
                                               ---------
    Total stockholders' equity (deficit)......   (59,455)
                                               ---------
    Total liabilities and stockholders' equity
     (deficit)................................ $ 199,647
                                               =========

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                           [TO BE FILED BY AMENDMENT]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             AVIATION SALES COMPANY

    Rights Offering of 24,024,567 Post-Reverse Split Shares of Common Stock

                        Common Stock at $.8325 per Share

                               ----------------

                             Preliminary Prospectus

                               ----------------

                                      , 2001

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT PAGE OF THIS PROSPECTUS. ALSO, YOU SHOULD NOT ASSUME THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AVIATION SALES COMPANY SINCE THE DATE OF THIS PROSPECTUS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses Of Issuance And Distribution

   The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.

   SEC Registration Fee................................................. $8,875
   Subscription Agent Fee...............................................      *
   Printing and Engraving Costs.........................................      *
   Legal Fees and Expenses..............................................      *
   Accounting Fees and Expenses.........................................      *
   Miscellaneous........................................................      *
                                                                         ------
     Total.............................................................. $    *
                                                                         ======

--------
* To be filed by amendment

ITEM 14. Indemnification of Directors and Officers

   Subsection (a) of section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

   Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   Article VII of Aviation Sales Company's Second Amended and Restated Certificate of Incorporation states that:

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the DGCL), or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Second Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as Director at the time of such repeal or modification.

   In addition, Article V of Aviation Sales Company's bylaws further provides that Aviation Sales Company shall indemnify present and former officers, directors and employees to the fullest extent permitted by law.

   Aviation Sales Company has entered into indemnification agreements with certain executive officers and directors.

   These limitations on liability would apply to violations of the federal securities laws. However, Aviation Sales Company been advised that in the opinion of the SEC, indemnification for liabilities under the Securities Act of 1933 is against public policy and therefore unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

   We have granted options to purchase our common stock to certain of our executive officers outside of our stock option plan. Options to purchase 375,000 pre-reverse split shares at an exercise price of $3.31 were granted outside of our stock option plans in November 2000 and options to purchase 700,000 pre-reverse split shares at an exercise price of $40.63 were granted outside the stock option plans in January 1999. We made these grants to compensate the executive officers for services provided us.

   We have granted options to purchase our common stock to four of our directors outside of our stock option plans. Options to purchase an aggregate of 300,000 pre-reverse split shares were granted outside of the stock option plans in February 2001 at an exercise price of $4.53. We made these grants to compensate these directors for services provided us.

   In February 2000, we granted the financial institution that made a $15.5 million term loan to us to purchase 129,000 pre-reverse split shares of our common stock at an exercise price of $0.01 per share at any time until December 31, 2005. These warrants require us to repurchase the warrants or shares of common stock issued upon prior exercise of the warrants at $8.50 per share. We granted these warrants as part of the consideration to the lender for providing us a $15.5 million term loan.

   In January 2001, we granted Lacy Harber, one of our principal stockholders, warrants to purchase 25,000 pre-reverse split shares of our common stock at an exercise price of $3.63 per share. We granted these warrants as part of the consideration provided to Mr. Harber to purchase from us the loan for our former Miami headquarters.

   In February 2001, we granted to each of, Ben Quevedo, our executive officer and director, Robert Alpert, our former director and one of our principal stockholders, Lacy Harber, one of our principal stockholders and Don Sanders, a stockholder of our Company, warrants to purchase 250,000 shares of our pre-reverse split stock at an exercise price of $4.00 per share. These warrants were granted in consideration for these individuals providing credit support to a financial institution that advanced us a $10.0 million term loan.

   In April 2001, we granted each of Messrs. Harber and Alpert warrants to purchase 50,000 shares of our pre-reverse split common stock at an exercise price of $1.75 per share and in May 2001 we granted Ms. Harber warrants to purchase 333,334 shares at an exercise price of $1.40 per share. These warrants were given in consideration for these individuals providing credit support to us relating to our tax retention operating lease facility and a short term increase in one of our term loans.

   In July 2001, we granted Tambone Aero Corporation warrants to purchase 50,000 pre-reverse split shares of our common stock at an exercise price of $2.00 per share in connection with a settlement of certain litigation between us and Tambone Aero.

   The foregoing securities issuances were made pursuant to the exemption from registration under to Section 4(2) of the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
 Number  Description
 ------- -----------
 3.1     Certificate of Incorporation of Aviation Sales and amendment thereto
         (3)

 3.2     Second Amendment to Certificate of Incorporation (5)

 3.3     Bylaws of Aviation Sales (3)

 4.1     Form of Subscription Certificate For Rights Offering (1)

 4.2     Form of Warrant to be issued to existing stockholders (2)

 4.3     Form of Warrant Agreement (2)

 4.4     Indenture, dated as of February 17, 1998, among Aviation Sales, the
         Subsidiary Guarantors named therein and SunTrust Bank, Central
         Florida, National Association, Trustee (2)

 4.5     Form of Supplemental Indenture among Aviation Sales, the Subsidiary
         Guarantors named therein and SunTrust Bank, Central Florida, National
         Association (2)

 4.6     Common Stock Purchase Warrant Certificate issued on February 18, 2000 to Citicorp USA, Inc. (11)

 4.7 Form of Common Stock Purchase Warrants issued in February, 2001 to four individuals (17)

 4.8     Form of Indenture among Aviation Sales Company, the Subsidiary
         Guarantors named therein and [Trustee] with respect to the  % Senior
         Subordinated Convertible Notes due 2006 (2)

 5.1     Opinion of Akerman, Senterfitt & Eidson, P.A. (2)


 Exhibit
 Number  Description
 ------- -----------
 10.1    Fourth Amended and Restated Credit Agreement dated May 31, 2000 by and among Aviation Sales, certain of our Subsidiaries and Citicorp USA,
         Inc., as Agent (12)

 10.2    Reserved

 10.3    Lease dated July 22, 1998 by and between Ben Quevedo, Ltd. and Caribe
         (8)

 10.4    Reserved

 10.5 Amended Employment Agreement, effective as of December 2, 1994, by and between Harold Woody and Aviation Sales (5)

 10.6    Form of Employment Agreement, dated January 1, 1999, by and between
         Benito Quevedo and Aviation Sales (8)

 10.7    1996 Director Stock Option Plan (5)

 10.8    1996 Stock Option Plan (5)

 10.9    1997 EBITDA Incentive Compensation Plan (6)

 10.10   Form of Aviation Sales Company 1999 EBITDA Plan (8)

 10.11   Form of Stock Option Agreement (Non-Plan) by and between Aviation
         Sales and each of Dale S. Baker and Benito Quevedo (8)

 10.12   Special Incentive Compensation Plan (9)

 10.13   Credit Agreement dated as of December 17, 1998 among First Security
         Bank, National Association, as Owner Trustee for the Aviation Sales
         Trust 1998-1, as Lessor, NationsBank, National Association, as
         Administrative Agent, and the several Lenders thereto (7)

 10.14   Lease Agreement dated as of December 17, 1998 between First Security
         Bank, National Association, as Owner Trustee under Aviation Sales
         Trust 1998-1, as Lessor, and Aviation Sales, as Lessee (7)

 10.15 Guaranty Agreement (Series A Obligations) between Aviation Sales, substantially all of our subsidiaries and NationsBank, National
         Association, as Agent for the Series A Lenders, dated as of December
         17, 1998 (7)

 10.16 Guaranty Agreement (Lease Obligations) between substantially all of the subsidiaries of Aviation Sales and First Security Bank, National
         Association, as Owner Trustee for the Aviation Sales Trust 1998-1, dated as of December 17, 1998 (7)

 10.17 Participation Agreement between Aviation Sales as Construction Agent and Leases, First Security Bank, National Association, as Owner
         Trustee, the Various Banks and other lending institutions as the Holders and Lenders, and NationsBank, National Association, as
         Administrative Agent, dated as of December 17, 1998 (7)

 10.18   Stockholders' Rights Plan (10)

 10.19   Term Loan Note, dated February 18, 2000 (11)

 10.20   Amendment No. 1 to Participation Agreement between Aviation Sales as
         Construction Agent and Leases, First Security Bank, National
         Association, as Owner Trustee, the Various Banks and other lending institutions as the Holders and Lenders, and NationsBank, National
         Association, as Administrative Agent, dated as of February 18, 2000
         (11)

 10.21   Standstill Agreement between Aviation Sales, LJH Corporation and Lacy
         J. Harber (11)

 10.22   Amendment No. 1 to Stockholders' Rights Plan (11)


 Exhibit
 Number  Description
 ------- -----------
 10.23   Amended and Restated Term Loan Note, dated May 31, 2000 (12)

 10.24   Amendment Agreement No. 2 for Lease Agreement and Certain Other
         Operative Agreements, dated May 31, 2000 (12)

 10.25 Amendment No. 1, dated as of August 14, 2000, to the Fourth Amended and Restated Credit Agreement (13)

 10.26   Amendment Agreement No. 3 for Lease Agreement and Certain Other
         Operative Agreements (13)

 10.27   Asset Purchase Agreement by and among Barnes Group Inc., Aviation
         Sales, Aviation Sales
         Manufacturing Company, AVS/Kratz-Wilde Machine Company and Apex
         Manufacturing, Inc. dated as of August 3, 2000 (14)

 10.28   Amendment No. 1 dated September 7, 2000 to the Asset Purchase
         Agreement by and among Barnes Group Inc., Aviation Sales, Aviation
         Sales Manufacturing Company, AVS/Kratz-Wilde Machine Company and Apex
         Manufacturing, Inc. dated as of August 3, 2000 (14)

 10.29   Amendment No. 2 dated as of November 14, 2000 to Fourth Amended and
         Restated Credit Agreement (15)

 10.30   Amendment Agreement No. 4 for Lease Agreement and Certain Other
         Operative Agreements (15)

 10.31   Asset Purchase Agreement among Aviation Sales, Aviation Sales
         Distribution Services Company ("ASDC") and Kellstrom, dated September
         20, 2000 (16)

 10.32   Letter Agreement to Asset Purchase Agreement, dated November 28, 2000
         (16)

 10.33   Inventory Purchase Agreement among KAV, Aviation Sales and ASDC, dated
         September 30, 2000 (16)

 10.34   Letter Amendment to Inventory Purchase Agreement, dated November 28,
         2000 (16)

 10.35   Form of KAV Senior Subordinated Note (16)

 10.36   Form of KAV Junior Subordinated Note (16)

 10.37   Operating Agreement of KAV, dated September 20, 2000, between Aviation
         Sales and Kellstrom (16)

 10.38   Letter Agreement between Kellstrom, KAV and Aviation Sales, dated
         December 1, 2000, with respect to the payment of KAV Operating
         Expenses (16)

 10.39   Consignment Agreement between KAV and Kellstrom, dated December 1,
         2000 (16)

 10.40   Equipment Lease Agreement, dated December 1, 2000, among Aviation
         Sales, ASDC and Kellstrom (16)

 10.41   Lease Agreement, dated December 1, 2000, among ASDC and Kellstrom
         (Pearland) (16)

 10.42   Lease Agreement, dated December 1, 2000, between Kellstrom and
         Aviation Sales (Miramar) (16)

 10.43   Non-Competition Agreement, dated December 1, 2000, among ASDC,
         Aviation Sales and Kellstrom (16)

 10.44 License Agreement, dated December 1, 2000, among Aviation Sales, ASDC and Kellstrom (16)

 10.45   Cooperation Agreement, dated December 1, 2000, between Kellstrom and
         Aviation Sales (16)

 10.46   Letter Agreement, dated December 1, 2000, between Kellstrom and
         Aviation Sales (Equipment) (16)

 10.47   Letter Agreement, dated December 1, 2000, between Kellstrom and
         Aviation Sales (Pearland) (16)

 10.48   Consent and Amendment No. 3, dated November 28, 2000, to the Fourth
         Amended and Restated Credit Agreement dated as of May 31, 2000, as amended (16)


 Exhibit
 Number  Description
 ------- -----------
 10.49   Amendment and Consent Agreement No. 5 for Participation Agreement and
         Certain Other Operative Agreements, dated as of December 1, 2000 (16)

 10.50   Amendment No. 1 to Agreement, dated December 4, 2000 (16)

 10.51   Amendment No. 2 to Rights Agreement, dated December 4, 2000 (16)

 10.52 Agreement, dated February 14, 2001, between various subsidiaries of Aviation Sales and Bank of America, N.A. (17)

 10.53   $10.0 million Term Loan Note, dated February 14, 2001 (17)

 10.54   Form of Limited Guaranty in favor of Bank of America, N.A. (17)

 10.55   Amendment No. 4, Consent and Waiver, dated February 14, 2001, to the
         Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, as amended (17)

 10.56   Amendment and Consent Agreement No. 7 for Lease Agreement and Certain
         Other Operative Agreements, dated as of February 14, 2001 (17)

 10.57   Note Modification Agreement, dated as of February 14, 2001 (17)

 10.58   Stock Purchase Agreement, dated December 15, 2000, among Wencor West,
         Inc. Aviation Sales and ASDC (16)

 10.59   Amendment No. 5 and Waiver, dated as of April 17, 2001 to Fourth
         Amended and Restated Credit Agreement dated as of May 31, 2000, amended (18)

 10.60   Letter Agreement dated April 17, 2001, regarding $15.5 million Term
         Loan (18)

 10.61   Amendment and Consent Agreement No. 8 for Lease Agreement and Certain
         Other Operative Agreements (18)

 10.62   Asset Purchase Agreement dated May 25, 2001 among Aviation Sales,
         Caribe Aviation, Inc. and Hamilton Sundstrand Service Corporation (19)

 10.63   $13 million Replacement Term Loan Note, dated May 24, 2001 (19)

 10.64 Amendment No. 6 and Consent, dated May 21, 2001, to the Fourth Amended and Restated Credit Agreement dated as of May 31, 2000, as amended (19)

 10.65   Amendment No. 7, Consent and Waiver, dated May 23, 2001, to the Fourth
         Amended and Restated Credit Agreement dated as of May 31, 2000, as amended (19)

 10.66   Amendment and Consent Agreement No. 9 for Lease Agreement and Certain
         Other Operative Agreements, dated as of May 21, 2001 (19)

 10.67   Amendment and Consent Agreement No. 10 for Lease Agreement and Certain
         Other Operative Agreements, dated as of May 24, 2001 (19)

 10.68 Amendment No. 2 to Agreement between Aviation Sales, LJH Corporation and Lacy J. Harber (19)

 10.69   Amendment No. 3 to Stockholders' Rights Plan (19)

 10.70   Lockup Agreement dated as of August 14, 2001 by and among Aviation
         Sales, Consenting Stockholders and Consenting Noteholders (20)

 10.71   Forbearance Letter dated August 16, 2001 of lenders under Credit
         Agreement (20)

 10.72   Forbearance Letter dated August 16, 2001 of parties to the Tax
         Retention Operating Lease (20)

 10.73   Consent Letter dated August 13, 2001 regarding the Fourth Amended and
         Restated Credit Agreement dated as of May 31, as amended (20)


 Exhibit
 Number  Description
 ------- -----------
 10.74   Amendment No. 8, Consent and Waiver, dated August 30, 2001 to Fourth
         Amended and Restated Credit Agreement (20)

 10.75 Consent, Waiver and Forbearance Agreement No. 11 for Lease Agreement and Certain Operative Documents dated as of September 11, 2001 (20)

 21.1    Subsidiaries of Aviation Sales (18)

 23.1    Consent of Arthur Andersen LLP (1)

 23.2    Consent of Akerman, Senterfitt & Eidson, P.A. (Included in Exhibit 5.1)

 99.1    Form of Subscription Agent Agreement between Aviation Sales Company
         and        (2)

 99.2    Form of Information Agent Agreement between Aviation Sales Company and
                (2)

 99.3    Form of Instructions as to Use of Aviation Sales Company Subscription
         Certificates (1)

 99.4    Form of Notice of Guaranteed Delivery (1)

 99.5    Form of Letter to Stockholders of Record (1)

 99.6    Form of Letter from Brokers or Other Nominees to Beneficial Owners of
         Shares of Common Stock Offered pursuant to Subscription Rights
         Distributed to Stockholders of Aviation Sales Company (1)

 99.7    Form of Instructions by Beneficial Owners to Brokers or Other Nominees
         (1)

 99.8    Substitute Form W-9 for use with Rights Offering (1)

 99.9    Form of Letter to Dealers and Other Nominees (1)

Notes to Exhibits

 (1)  Filed herewith

 (2)  To be filed by amendment

 (3) Incorporated by reference to Aviation Sales' Registration Statement on Form S-1 dated April 15, 1996 (File No. 333-3650)

 (4) Incorporated by referenced to Aviation Sales' Registration Statement on Form S-4 dated March 26, 1998 (File No. 333-48669)

 (5) Incorporated by reference to Amendment No. 1 to Aviation Sales' Registration Statement on Form S-1 dated June 6, 1996 (File No. 333-3650)

 (6) Incorporated by reference to Aviation Sales' Annual Report on Form 10-K for the year ended December 31, 1996

 (7) Incorporated by reference to Aviation Sales' Current Report on Form 8-K dated December 17, 1998

 (8) Incorporated by reference to Aviation Sales' Annual Report on Form 10-K for the year ended December 31, 1998

 (9) Incorporated by reference to Aviation Sales' Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 1999

(10) Incorporated by reference to Aviation Sales' Current Report on Form 8-A filed November 15, 1999

(11) Incorporated by reference to Aviation Sales' Current Report on Form 8-K filed on March 27, 2000

(12) Incorporated by reference to Aviation Sales' Current Report on Form 8-K filed on June 13, 2000

(13) Incorporated by reference to Aviation Sales' Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2000

(14) Incorporated by reference to Aviation Sales' Current Report on Form 8-K filed on September 22, 2000

(15) Incorporated by reference to Aviation Sales' Quarterly Report on Form 10-Q for the quarter and nine months dated September 30, 2000

(16) Incorporated by reference to Aviation Sales' Current Report on Form 8-K filed on December 18, 2000

(17) Incorporated by reference to Aviation Sales' Current Report on Form 8-K filed on March 1, 2001

(18) Incorporated by reference to Aviation Sales' Annual Report on Form 10-K for the year ended December 31, 2000

(19) Incorporated by reference to Aviation Sales' Current Report on Form 8-K filed May 25, 2001

(20) Incorporated by reference to Aviation Sales' Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2001.

ITEM 17. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Aviation Sales Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Aviation Sales Company of expenses incurred or paid by a director, officer or controlling person of Aviation Sales Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Aviation Sales Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   Aviation Sales Company hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To supplement this prospectus and, after the expiration of the subscription period, to set forth the results of the subscription offer.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on September 28, 2001.

                                          Aviation Sales Company

                                                 /s/ Roy T. Rimmer, Jr.
                                          By: _________________________________
                                                     Roy T. Rimmer, Jr.
                                                Chairman and Chief Executive
                                                          Officer
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of the Registrant hereby constitutes and appoints Roy T. Rimmer, Jr. and Philip B. Schwartz (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 28, 2001.

              Signature                                   Title
              ---------                                   -----

      /s/ Roy T. Rimmer, Jr.           Chairman and Chief Executive Officer
______________________________________  (Principal Executive Officer)
          Roy T. Rimmer, Jr.

       /s/ Michael C. Brant            Vice President and Chief Financial Officer
______________________________________  (Principal Financial and Accounting
           Michael C. Brant             Officer)

         /s/ Ben Quevedo               President
______________________________________
             Ben Quevedo

        /s/ Sam Humphreys              Director
______________________________________
            Sam Humphreys

      /s/ Philip B. Schwartz           Director and Corporate Secretary
______________________________________
          Philip B. Schwartz

       /s/ Steven L. Gerard            Director
______________________________________
           Steven L. Gerard

                                 EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------
 4.1     Form of Subscription Certificate for Rights Offering

23.1     Consent of Arthur Andersen, LLP

99.3     Form of Instructions as to Use of Aviation Sales Company Subscription Certificates

99.4     Form of Notice of Guaranteed Delivery

99.5     Form of Letter to Stockholders of Record

99.6     Form of Letter from Brokers or Other Nominees to Beneficial Owners of Shares of Common Stock
         Offered Pursuant to Subscription Rights Distributed to Stockholders of Aviation Sales Company

99.7     Form of Instructions by Beneficial Owners to Brokers or Other Nominees

99.8     Substitute Form W-9 for Use with Rights Offering

99.9     Form of Letter to Dealers and Other Nominees